                                                                     Exhibit 4.1

                                              Citicorp Mortgage Securities, Inc.
                                                           packager and servicer

                                                                           [...]
                                                                         trustee

                                                                           [...]

                                             Paying Agent, Certificate Registrar
                                                        and Authenticating Agent

--------------------------------------------------------------------------------
                                                 Pooling and Servicing Agreement
                                                 REMIC Pass-Through Certificates
                                                           Series 200[...]-[...]
--------------------------------------------------------------------------------

                                                               [...] 1, 200[...]

CONTENTS

PARTIES 9

BACKGROUND 9

AGREEMENT 9

SERIES TERMS 9

12    THE SERIES 9

      12.1  Establishment 9

      12.2  General terms for classes 10

      12.3  Target rate 10

      12.4  Ratio-stripped IO and PO classes 10

      12.5  Loss limits 10

      12.6  Denominations 11

      12.7  The mortgage loans 11

      12.8  Right to repurchase 11

      12.9  Book-entry and definitive certificates 11

      12.10 Voting interests 11

      12.11 Cash deposit 11

13    PRINCIPAL BALANCES 11

      13.1  Class balances 11

      13.2  Certificate balances 12

14    ALLOCATIONS 12

      14.1  Interest allocations 12

      14.2  Principal allocations 12

      14.3  Unscheduled principal 13

      14.4  Maintenance of subordination 14

15    ALLOCATIONS AMONG THE SENIOR CLASSES 14

      15.1  Order of allocation among senior target-rate classes 14

      15.2  NAS classes 14

      15.3  PAC and TAC classes 15

16    DISTRIBUTIONS 15

      16.1  Types of distributions 15

      16.2  Accrual and accrual directed classes 15

      16.3  Distribution priorities 15

      16.4  Distributions to certificate holders 17

      16.5  Final distribution on the residual certificates 17

      16.6  Wire transfer eligibility 17

17    ADJUSTMENTS TO CLASS BALANCES 17

18    ADDITIONAL STRUCTURING FEATURES 18

19    LIBOR CLASSES 18

20    COMPOSITE AND COMPONENT CLASSES 18

21    MULTIPLE-POOL SERIES 19

22    SUPER SENIOR CLASSES 20

23    RETAIL CLASSES 24

24    INSURED CLASSES 24

25    ADVANCE ACCOUNT 30

      25.1  Defined terms 34

      25.2  Advance Account, Paying Agent failure advances 35

26    THIRD PARTY MORTGAGE LOANS 36

      26.1  Defined terms 36

      26.2 Third Party Mortgage Loans; Custodial Accounts for P&I and Certificate account deposits 38

      26.3  CMSI to act as Master Servicer of Third Party Mortgage Loans 40

      26.4 Servicing agreements between Master Servicer and Third Party Servicers; enforcement of Third Party Servicers 41

      26.5  Liability of the Master Servicer 42

27    REMIC PROVISIONS 43

      27.1  Constituent REMICs 43

      27.2  The class P and class L regular interests 43

      27.3  Distributions to class P and class L regular interests 43

      27.4  REMIC accounts and distributions 43

      27.5  Tax matters person 45

28    EXPENSES AND LIABILITIES OF THE TRUST FUND 45

29    SPECIAL PROVISIONS REGARDING ADVANCES 45

      29.1  Soldiers' and Sailors' Act 45

      29.2  Proposed moratorium legislation 45

30    NOTICES 46

31    INITIAL DEPOSITORIES 46

STANDARD TERMS 47

1     DEFINITIONS AND USAGES 47

      1.1   Defined terms 47

      1.2   Usages 66

      1.3   Calculations respecting mortgage loans 67

2     CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES 67

      2.1   Conveyance of Trust Fund 67

      2.2   Acceptance by Trustee 70

      2.3   Representations and warranties of CMSI 72

      2.4 Substitution of Eligible Substitute Mortgage Loans for nonconforming mortgage loans 74

      2.5   Authentication of certificates 75

3 CERTIFICATE ACCOUNT; PAYMENTS AND STATEMENTS TO CERTIFICATE HOLDERS; ADMINISTRATION AND SERVICING OF MORTGAGE LOANS 76

      3.1   Collection of moneys 76

      3.2   Certificate account 76

      3.3   Distributions 78

      3.4   Paying Agent advances 81

      3.5   Reports to certificate holders 82

      3.6   Application of Buydown Funds 83

      3.7   Tax returns and reports to certificate holders 84

      3.8   Intentionally omitted 85

      3.9   Reports by Independent accountants 85

      3.10  CMSI to act as Servicer of affiliated mortgage loans 85

      3.11  Paying Agent and Certificate Registrar 86

      3.12 Collection of certain mortgage loan payments with respect to an affiliated mortgage loan; certificate account 86

      3.13  Collection of taxes, assessments and other items; Servicing Accounts
            87

      3.14  Permitted withdrawals from the accounts 88

      3.15  Maintenance of Primary Mortgage Insurance Certificates 89

      3.16  Maintenance of hazard insurance; Property Protection Expenses 90

      3.17  Assumption and modification agreements relating to mortgage loans 91

      3.18  Intentionally omitted 91

      3.19  Realization on defaulted mortgage loans 91

      3.20  Trustee to cooperate; release of Mortgage Files 94

      3.21  Servicing Fee, payment of certain expenses by CMSI 95

      3.22  Reports 95

      3.23  Payments by CMSI 96

      3.24  Refinancings of mortgage loans 96

4     RESERVE FUND 97

5     THE CERTIFICATES 97

      5.1   The certificates 97

      5.2   Registration of transfer and exchange of certificates 98

      5.3   Mutilated, destroyed, lost or stolen certificates 102

      5.4   Persons deemed owners 102

      5.5   Access to list of certificate holders' names and addresses 102

      5.6   Definitive certificates 103

      5.7   Notices to Clearing Agency 103

6     CMSI 103

      6.1   Liability of CMSI 103

      6.2 Merger or consolidation of, or assumption of the obligations of, CMSI 103

      6.3   Limitation on liability of CMSI and others 104

      6.4   CMSI not to resign 104

      6.5   Maintenance of office or agency 105

      6.6   Delegation of duties 105

      6.7   Insurance 105

7     DEFAULT 105

      7.1   Events of Default 105

      7.2   Trustee to act; appointment of successor 107

      7.3   Notification to certificate holders 107

8     THE TRUSTEE 107

      8.1   Duties of the Trustee 107

      8.2   Certain matters affecting the Trustee 108

      8.3   Trustee not liable for certificates or mortgage loans 110

      8.4   Trustee may own certificates 110

      8.5   Trustee's fees and expenses 110

      8.6   Eligibility requirements for Trustee 111

      8.7   Resignation or removal of Trustee 111

      8.8   Successor trustee 112

      8.9   Merger or consolidation of Trustee 113

      8.10  Appointment of co-trustee or separate trustee 113

      8.11  Tax returns 114

      8.12  Appointment of authenticating agent 114

9     TERMINATION 115

      9.1 Termination upon repurchase by CMSI or liquidation of all mortgage loans 115

10    GENERAL PROVISIONS 117

      10.1  Amendment 117

      10.2  Recordation of Agreement 119

      10.3  Limitation on rights of certificate holders 119

      10.4  Governing law 120

      10.5  Intention of parties 120

      10.6  Notices 120

      10.7  Severability of provisions 120

      10.8  Assignment 120

      10.9  Certificates nonassessable and fully paid 121

      10.10 Counterparts 121

11    ANNUAL STATEMENT AS TO COMPLIANCE; DEPOSITORIES 121

      11.1  Annual statement as to compliance 121

      11.2  Depositories 121

SIGNATURES AND ACKNOWLEDGMENTS 1

APPENDIX 1: TRANSFEREE'S AFFIDAVIT

EXHIBIT A: FORMS OF CERTIFICATES A-1

EXHIBIT B: MORTGAGE LOAN SCHEDULES B-1

EXHIBIT C: FORM OF MORTGAGE DOCUMENT CUSTODIAL AGREEMENT C-1

EXHIBIT D: FORM OF SUBSERVICING AGREEMENT D-1

EXHIBIT E: FORM OF PURCHASER LETTER E-1

EXHIBIT F: FORM OF ERISA LETTER F-1

DEFINED TERMS

accrual class, 16
accrual directed class, 16
accrual termination day, 32
Additional Collateral, 32
Advance Account, 19, 20
Advance Account Advances, 20
Advance Account Available Advance Amount, 20
Advance Account Depository, 20
Advance Account Depository Agreement, 20
Advance Account Funding Date, 20
Advance Account Trigger Date, 20
affiliate, 32
Affiliated Certificate Account Advance, 32
affiliated mortgage loans, 32
affiliated Paying Agent advances, 66
Affiliated Uncommitted Cash, 32
Agent, 84
Aggregate Outstanding Advances, 32
allocated loss, 19
applicable constituent REMIC, 28
appraisal, 32
Authenticating Agent, 9, 32
Authorized Officer, 32
Bankruptcy Code, 32
bankruptcy coverage termination date, 32
bankruptcy loss, 32
bankruptcy loss limit, 33
beneficial owner, 33
book-entry certificates, 11
business day, 33
Buydown Account, 33
Buydown Funds, 33
Buydown Mortgage Loan, 33
Buydown Subsidy Agreement, 33
certificate account, 61
Certificate Account Deposit Date, 21
certificate holder, 34
certificate insurance policy, 19
certificate rate, 10
Certificate Register, 83
Certificate Registrar, 9
certificates, 9
Citibank banking affiliate, 34
class, 34
class A-IO, 9
class A-IO certificates, 9
class A-PO, 9
class A-PO certificates, 9
class A-x, 9
class A-x certificates, 9
class B-x, 9
class B-x certificates, 9
class L regular interests, 28
class LR certificates, 9
class P regular interests, 28
class percentage, 34
classes A-x through A-y, 34
classes B-x through B-y, 34
Clearing Agency, 34
Clearing Agency Participant, 34
closing date, 9
CMSI, 9
CMSI Order, 34
Compensating Cap, 34
composite class, 19
constituent REMIC, 28
corporate trust office, 9
cumulative loss test, 14
current interest allocation, 12
Custodial Account for P&I, 21
Custodial Investment Account, 25
cut-off date, 9
debt service reduction, 34
deficient valuation, 35
definitive certificates, 11
delinquency test, 14
denominations, 11
Deposit Date, 35
Depository, 35
Determination Date, 35
discount loan, 35
disqualified organization, 84
distribution account, 64
distribution day, 9
Distribution Day Statement, 63
Due Period, 35
Eligible Account, 35
Eligible Investments, 36
Eligible Substitute Mortgage Loan, 37
ERISA, 38
ERISA Prohibited holder, 84

ERISA Restricted Certificates, 38
Escrow Account, 21, 22
Events of Default, 90
Exchange Act, 38
Expense Rate, 21, 22
Expenses, 21, 22
extraordinary event, 38
FDIC, 38
FHLMC, 38
Fitch, 38
Foreclosure Profits, 38
fraud loss, 39
fraud loss limit, 39
GIC, 39
GNMA, 39
group, 39
group target-rate class percentage, 39
Guide, 39
holder, 39
hypothetical mortgage loan, 39
impaired subordination level, 14
Independent, 39
Indirect Participant, 39
initial, 39
initial bankruptcy loss limit, 11
initial fraud loss amount, 11
initial special hazard loss limit, 11
initial special hazard percentage, 11
insurance premium, 19
Insurance Proceeds, 40
insured class, 19
Insurer, 19
interest allocation, 12
interest allocation carryforward, 13
interest distribution, 16
Internal Revenue Code, 40
Investment Account, 40
Investment Income, 40
IO class, 40
IO loan, 40
IO strip, 40
Issuer, 40
last scheduled distribution day, 9
latest possible maturity date, 10
LIBOR class, 19
Liquidated Loan, 40
Liquidated Loan Loss, 40
Liquidating Loan, 40
Liquidation Expenses, 41
Liquidation Proceeds, 41
lower-tier REMIC, 28
lower-tier REMIC account, 28
Master Servicer, 21, 22
Master Servicer Fee Rate, 22
Master Servicing Fee, 21, 22
month, 41
Moody's, 41
Mortgage, 41
Mortgage Document Custodial Agreement, 41
Mortgage Document Custodian, 41
Mortgage Documents, 41
Mortgage File, 41
mortgage loan, 41
Mortgage Loan Schedule, 41
Mortgage Note, 41
Mortgage Note Custodian, 41
Mortgage Note Rate, 42
Mortgaged Property, 42
Mortgagor, 42
multiple-pool series, 42
NAS class, 15
net liquidation proceeds, 42
Net Paying Agent advances, 42
Net REO Proceeds, 42
Net Voluntary Advances, 42
Nonrecoverable Advance, 42
non-subordinated losses, 42
non-supported prepayment interest shortfall, 42
notional balance, 12
Officer's Certificate, 43
opinion of counsel, 43
order of seniority, 43
order of subordination, 43
Original Value, 43
Originator, 43
outstanding, 43
PAC class, 16
Participant, 44
pass-through rate, 44
Paying Agent, 9
Paying Agent advances, 44
Paying Agent Failure, 20
Paying Agent failure advance, 20
percentage interest, 44
Person, 45
planned amortization class, 16
PO class, 45
PO loan, 45
PO strip, 45
pool, 45
pool distribution amount, 45
pooling REMIC account, 28
Predecessor Certificates, 45
premium loan, 45
Prepaid Installment, 45
prepayment interest shortfall, 45
Primary Mortgage Insurance Certificate, 45
principal allocation, 13
principal balance, 12
principal distribution, 16
principal prepayment, 45
private certificates, 45
Proceeding, 45
Property Protection Expenses, 46
Purchaser, 9
Qualified GIC, 46
Qualified Nominee, 46
rating agency, 10
ratio-stripped IO class, 47
ratio-stripped IO loan, 47
ratio-stripped PO class, 47
ratio-stripped PO loan, 47
realized losses, 47
record date, 47
regular interests, 28
reimbursement, 16
REMIC, 47
REMIC Provisions, 47
Remittance Delinquencies, 47
Remittances, 48
REO Loan, 48
REO Proceeds, 48
REO Property, 48
Required Amount of Certificates, 48
reserve fund, 19
residual certificates, 9
residual distribution, 16
residual interest, 28
Responsible Officer, 48
retail class, 19
retail reserve fund, 19
S&P, 48
scheduled monthly loan payment, 48
scheduled principal balance, 48
scheduled principal payments, 49
Securities Act, 49
senior classes, 9
senior to, 49
Series Terms, 9
Servicer, 49
Servicing Accounts, 72
Servicing Fee, 49
Servicing Officer, 49
Similar Law, 86
single certificate, 49
single-pool series, 49
special hazard loss, 49
special hazard loss limit, 49
special hazard percentage, 50
Standard Terms, 9
startup day, 9
subordinate to, 50
subordinated classes, 9
subordinated losses, 50
subordination depletion date, 50
subordination level, 14
Subservicer, 50
Subservicing Agreement, 50
Substitution Adjustment Amount, 50
Substitution Day, 59
super senior class, 19
super senior support class, 19
Supplemental Mortgage Loan Schedule, 60
TAC class, 16
target rate, 11
targeted amortization class, 16
target-rate class, 11
target-rate class percentage, 50
target-rate loan, 50
target-rate strip, 50
tax matters person, 30
Third Party Certificate Account Advance, 21, 22
Third Party Master Servicer, 21, 22
Third Party Master Servicing Fee Rate, 21, 22
Third Party Mortgage Loans, 21, 22
Third Party Paying Agent Advance, 21, 22
Third Party Paying Agent advances, 21, 22
Third Party Servicer, 21, 22
Third Party Servicing Agreement, 21, 22
Third Party Servicing Fee, 22
Third Party Servicing Fee Rate, 21, 22
Third Party Uncommitted Cash, 21, 23
Transfer Instrument, 50
Trust Fund, 50
Trustee, 9
U.S. Person, 51
Uncommitted Cash, 50
Uncovered Remittance Delinquency, 50
Underwriter, 9
unscheduled principal payments, 51
upper-tier REMIC account, 28
voluntary advance, 51
voting interest, 11

POOLING AND SERVICING AGREEMENT
[...] 1, 200[...]


PARTIES

-    CITICORP MORTGAGE SECURITIES, INC., a Delaware corporation (CMSI)

- [...], a [...] banking association, in its individual capacity and as trustee

- [...], a [...] banking association, in its individual capacity and as Paying Agent, Certificate Registrar, and Authenticating Agent

BACKGROUND

In the regular course of their business, affiliates of CMSI originate and acquire mortgage loans. CMSI and the Trustee wish to set forth the terms and conditions under which the Trust Fund will acquire the mortgage loans listed in exhibit B, certificates will be issued to holders evidencing ownership interests in the Trust Fund, and CMSI will manage and service the mortgage loans.

AGREEMENT

This Pooling and Servicing Agreement (this agreement) consists of sections 1 through 11 (the Standard Terms) and sections 12 and following (the Series Terms). The Standard Terms follow the Series Terms. If there is a conflict or inconsistency between the Standard Terms and the Series Terms, the Series Terms will prevail.

SERIES TERMS

12    THE SERIES

12.1  ESTABLISHMENT

A series of certificates designated as "Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[...]-[...]" is established as of [...] 1, 200[...] (the cut-off date). The certificates will consist of and be further designated as

   (i) [...] senior classes of certificates individually designated as

- for each integer x, from 1 through 16, inclusive, "Senior Class A-x Certificates" (the class A-x certificates or class A-x);

-     "Senior Class A-IO Certificates" (the class A-IO certificates or class
      A-IO);

-     "Senior Class A-PO Certificates" (the class A-PO certificates or class
      A-PO);

   (ii) six subordinated classes of certificates designated, for each integer x, from 1 through 6, inclusive, as "Subordinated Class B-x Certificates" (the class B-x certificates or class B-x) (together with the senior classes of certificates, the certificates); and

   (iii) a residual interest designated as "Class LR Certificates" (the class LR certificates). The class LR certificates constitute the residual certificates.

   The Trustee is [...], with its corporate trust office at [...]. The Trustee may change its corporate trust office by written notice to CMSI, any Insurer, and all certificate holders.

   The Trustee hereby appoints [...] as Authenticating Agent.

   CMSI, with the approval of the Trustee, hereby appoints the institutional trust department of [...] as Paying Agent and Certificate Registrar.

   The Underwriter and the Purchaser for the series is [...].

   The certificates will be first executed, authenticated and delivered on [...], 200[...] (the closing date). The startup day will be [...], 200[...].

   The 25th day of each month (or if the 25th is not a business day, the next succeeding business day), beginning in [...] 200[...], will be a distribution day. The last scheduled distribution day for each class is specified in the following table. The latest possible maturity date of each class for purposes of section 860G(a)(1) of the Internal Revenue Code and Treasury Regulations section 1.860G-1(a)(4)(iii) will be [...] 25, 20[...].

   The nationally recognized statistical rating agencies for the senior classes are [S&P] [Moody's] and [Fitch], and the rating agency for classes B-1 through B-5 is [...].

12.2     GENERAL TERMS FOR CLASSES

The classes will have the following initial principal balances, certificate rates, and for the subordinated classes, initial target-rate class percentages and initial subordination levels:

                                  certificate
          initial principal (or    rate (per    initial target-rate    initial subordination   last scheduled distri-
class       notional) balance        annum)     class percentage (1)        level (2)               bution day
-----     ---------------------   -----------   --------------------   ---------------------   ----------------------
A-1                $[...]            [...]%             N/A                  N/A                  [...]25, 20[...]
A-2                $[...]            [...]%             N/A                  N/A                  [...]25, 20[...]
A-[...]            $[...]            [...]%             N/A                  N/A                  [...]25, 20[...]
A-PO               $[...]            0%(3)              N/A                  N/A                  [...]25, 20[...]
A-IO               $[...]                               N/A                  N/A                  [...]25, 20[...]
            (notional)(4)              (5)
B-1                $[...]            [...]%               [...]%                 [...]%           [...]25, 20[...]
B-2                $[...]            [...]%               [...]%                 [...]%           [...]25, 20[...]
B-3                $[...]            [...]%               [...]%                 [...]%           [...]25, 20[...]
B-4                $[...]            [...]%               [...]%                 [...]%           [...]25, 20[...]
B-5                $[...]            [...]%               [...]%                 [...]%           [...]25, 20[...]
B-6                $[...]            [...]%               [...]%             N/A                  [...]25, 20[...]

------------
(1)   The initial target-rate class percentages are:

             senior target-rate classes:                [...]%

                   subordinated classes:                [...]%

(2)   The initial subordination level for the senior classes is [...]%.

(3)   Class A-PO is a ratio-stripped PO class and does not bear interest.

(4) Class A-IO is a ratio-stripped IO class and has no principal balance. After the first distribution day, the notional balance of class A-IO on any distribution day will equal the aggregate scheduled principal balance of the premium loans on the last day of the preceding month.

(5) The certificate rate for class IA-IO for each month will equal the weighted average pass-through rate of the premium loans on the last day of that month, minus the target rate. The initial certificate rate for class A-IO is expected to be 0.[...]% per annum.

12.3     TARGET RATE

The per annum target rate is [...]%.

   Each class other than any ratio-stripped IO or ratio-stripped PO class is a target-rate class.

12.4     RATIO-STRIPPED IO AND PO CLASSES

Class A-IO is a ratio-stripped IO class, but the class A-IO certificates are not private certificates. Class A-PO is a ratio-stripped PO class.

12.5     LOSS LIMITS

The initial special hazard loss limit is $[...], and the initial special hazard percentage is [...]%.

   The initial bankruptcy loss limit is $[...].

   The initial fraud loss amount is $[...].

12.6     DENOMINATIONS

The denominations of

- the senior class certificates and the class B-1 through B-3 certificates are initial principal (or, for any IO classes, notional) balances of $1,000 and any larger whole dollar amount,

- the class B-4, B-5 and B-6 certificates are $100,000 initial principal balance and any larger integral multiple of $1,000, and

-     the residual certificates are percentage interests summing to 100%.

   If the initial principal or notional balance of a class is not a permitted denomination for a certificate of that class, one certificate of the class may be issued in a different denomination.

12.7 THE MORTGAGE LOANS

- The mortgage loans in the Trust Fund are identified on the Mortgage Loan Schedule. The mortgage loans will consist primarily of [...]- to [...]-year fixed-rate conventional one- to four-family mortgage loans.

12.8 RIGHT TO REPURCHASE

CMSI can not exercise its right to  repurchase  the mortgage  loans  pursuant to section 9.1(a) of the Standard Terms unless

- the aggregate scheduled principal balance of the mortgage loans is $[...] or less at the time of repurchase, and

- if there is an insured class outstanding and the exercise of such repurchase right would result in a draw under any certificate insurance policy, the Insurer has previously consented.

12.9 BOOK-ENTRY AND DEFINITIVE CERTIFICATES

All senior class certificates (other than certificates of a ratio-stripped IO class that are private certificates) and the class B-1, B-2 and B-3 certificates will be issued as book-entry certificates. Book-entry certificates for a class or a group of classes will be represented by a certificate issued in the name of a depository. Any ratio-stripped IO class certificates that are private certificates, the class B-4, B-5 and B-6 certificates and the residual certificates will be issued in fully registered certificated form (definitive certificates).

12.10    VOTING INTERESTS

Each IO class will have a 1% voting interest. The remaining voting interest will be allocated to the other classes in proportion to their principal balances. The voting interest of any class will be allocated among the certificates of the class in proportion to the certificates' principal or notional balances.

12.11 CASH DEPOSIT

No cash will be deposited into the certificate account on the closing date.

13       PRINCIPAL BALANCES

13.1     CLASS BALANCES

Each class that is not an IO class will have a principal balance, and each IO class will have a notional balance. The principal or notional balance of multiple classes (e.g., the senior classes) is the aggregate of the principal or notional balances of those classes.

   The initial principal or notional balance for each class is stated in "The series - General terms for classes" above. The principal balance of each class that is not an IO class will be adjusted on each distribution day, as described in "Adjustments to class balances" below.

   The notional balance of a ratio-stripped IO class for any day after the initial distribution day will equal the aggregate of the principal balances for that day of the hypothetical mortgage loans in its IO strip.

   The notional balance of each IO class that is not a ratio-stripped IO class will be adjusted on each distribution day as described in "The series - General terms for classes" above.

13.2 CERTIFICATE BALANCES

The sum of the initial principal or notional balances stated on the certificates of each class will equal the initial principal or notional balance of the class.

   Except as may be provided in "Retail classes" below, the principal or notional balance of each certificate will equal its proportional share, based on the initial principal or notional balances stated on the certificates of the class, of the principal balance or notional balance of the class to which the certificate belongs.

14 ALLOCATIONS

14.1 INTEREST ALLOCATIONS

Beginning on the cut-off date, each class (other than any PO class) will accrue interest for each month on its principal or notional balance at the certificate rate for the class stated in "The series - General terms for classes" above. In calculating accrued interest,

- a class's principal or notional balance on the last day of a month will be considered to be the class's principal or notional balance on every day of the month, and

- interest for a month will be calculated at 1/12 of the certificate rate, regardless of the number of days in the month.


   Example: Suppose that on January 1, a class has a principal balance of $1,020,000 and a certificate rate of 6% per annum. On the January distribution day, the class's principal balance is reduced by $20,000. As a result, the principal balance of the class on January 31, is $1 million. Then the interest accrued for the class during January (which is paid on the February distribution day) is 1/12 of 6% of $1 million = $5,000; that the principal balance of the class was greater than $1 million before the January distribution day, and that January has 31 days, are irrelevant.

   A class's interest allocation for a distribution day is the sum of

- the class's current interest allocation for the distribution day, consisting of the class's accrued interest for the preceding month minus the class's proportional share, based on accrued interest, of (1) any non-supported prepayment interest shortfall, and (2) the interest portion of any non-subordinated losses, for the preceding month,

- plus any excess of the class's interest allocation for the preceding distribution day over the interest distributed to the class on that preceding distribution day (the interest allocation carryforward from that distribution day). (If the class is an insured class, for purposes of calculating allocations and distributions to the class, the interest allocation carryforward from a distribution day will be reduced by any payments to the class from the Insurer relating to the interest allocation carryforward, but will not be so reduced for purposes of effecting the Insurer's subrogation rights relative to the interest portion of any insured payment.)

14.2 PRINCIPAL ALLOCATIONS

The principal allocation for a distribution day is:

   (a) for any ratio-stripped PO class, the sum for that distribution day of scheduled and unscheduled principal payments on its PO strip.

   (b) for the senior target-rate classes collectively, the sum for that distribution day of

- the target-rate class percentage for the senior target-rate classes of scheduled principal payments on the target-rate strip, and

- all unscheduled principal payments on the target-rate strip allocated to the senior target-rate classes pursuant to " - Unscheduled principal" below.

   The principal allocation for the senior target-rate classes will be allocated among the individual senior target-rate classes pursuant to "Allocations among the senior classes" below.

   (c) for each subordinated class,

- the class's target-rate class percentage of scheduled principal payments on the target-rate strip,

- plus the class's proportional share, based on the principal balances of the subordinated classes, of unscheduled principal payments on the target-rate strip that are not allocated to the senior target-rate classes pursuant to the preceding paragraph (b),

- plus or minus any amounts that are reallocated to or from the class pursuant to " - Maintenance of subordination" below, for that distribution day.

14.3     UNSCHEDULED PRINCIPAL

On each distribution day, the following percentage of unscheduled principal payments on the target-rate strip for a pool received during the preceding month will be allocated to the senior target-rate classes of the related group:

- 100% if the target-rate class percentage for all the senior target-rate classes of all groups on the distribution day exceeds the initial target-rate class percentage for all the senior target-rate classes of all groups.

- otherwise, and subject to the following proviso, the sum of (1) the group target-rate class percentage for the senior target-rate classes of the group, plus (2) the following percentage of the group target-rate class percentage for the subordinated classes of the group:

DISTRIBUTION DAYS   PERCENTAGE
-----------------------------
 1   through   60     100%
61   through   72      70%
73   through   84      60%
85   through   96      40%
97   through  108      20%
  109 and after         0%

   provided, that

- if the distribution day is one on which the percentage shown in the preceding table is to be reduced - that is, the 61st, 73rd, 85th 97th or 109th distribution day - and either the cumulative loss test or the delinquency test described below are not satisfied, then the percentage will not be reduced on that distribution day or on any subsequent distribution day until both the cumulative loss and delinquency tests are passed, and

- if the cumulative loss test is not satisfied for a distribution day, the percentage of unscheduled principal payments allocated to the senior target-rate classes of the group will be the greater of the percentage of unscheduled principal payments allocated to the senior target-rate classes of the group for that distribution day calculated in accordance with the preceding rules of this section, or the percentage of unscheduled principal payments allocated to the senior target-rate classes of the group for the preceding distribution day.

  The cumulative loss test is satisfied for a distribution day if cumulative realized losses for all pools through that distribution day do not exceed the following percentages of the initial principal balance of the subordinated classes:

                      PERCENTAGE OF
                    INITIAL PRINCIPAL
                       BALANCE OF
                      SUBORDINATED
DISTRIBUTION DAYS       CLASSES
-------------------------------------
61   through   72         30%
73   through   84         35%
85   through   96         40%
97   through  108         45%
   109 and after          50%

   The delinquency test is satisfied for a distribution day if the Servicer certifies to the Trustee that the average of the aggregate scheduled principal balance of mortgage loans in all pools delinquent 60 days or more (including, for this purpose, mortgage loans in foreclosure and real estate owned by the Trust as a result of Mortgagor default) for that distribution day and the preceding five distribution days is either (1) less than 50% of the average of the principal balance of the subordinated classes for those distribution days, or (2) less than 2% of the average scheduled principal balance of all of the mortgage loans in all pools for those distribution days.

   If there are composite and component subordinated classes, only the composite subordinated classes are considered in the cumulative loss and delinquency tests.

14.4 MAINTENANCE OF SUBORDINATION

   The subordination level for a class (other than a ratio-stripped IO class) is the sum of the class percentages of all classes that are subordinate to that class. If a class's subordination level on the day before a distribution day is less than the class's initial subordination level, then the class will have an impaired subordination level on that distribution day.

   If a subordinated class has an impaired subordination level on a distribution day, then all principal originally allocated to the subordinated classes will be allocated to the most senior of the subordinated classes with an impaired subordination level and to those subordinated classes that are senior to the impaired class, in proportion to their principal balances, up to those classes' principal balances, and any remainder will be allocated to the remaining subordinated classes, in order of seniority, up to those classes' principal balances.

   Example: Suppose that on a distribution day, (a) each of classes B-1 through B-6 had a principal balance on the preceding day of $1,000, (b) the aggregate principal allocation to the subordinated classes is $3,120, and (c) class B-2 has an impaired subordination level. Then on that distribution day

   (1) the entire amount allocated to the subordinated classes will be allocated to classes B-1 and B-2, in proportion to their principal balances, up to their principal balances, and

   (2) $1,000 of the remaining $1,120 will be allocated to class B-3, reducing its principal balance to zero, and

   (3) the remaining $120 will be allocated to class B-4.

15       ALLOCATIONS AMONG THE SENIOR CLASSES

15.1     ORDER OF ALLOCATION AMONG SENIOR TARGET-RATE CLASSES

On each distribution day before the subordination depletion date, scheduled and unscheduled principal allocated to the senior target-rate classes will be allocated sequentially as follows:

   [Allocations]

   Beginning on the subordination depletion date, the priorities stated above will cease to be in effect, and the principal allocation for each group's senior target-rate classes from the related pool's target-rate strip will be allocated to the group's senior target-rate classes in proportion to their principal balances on the preceding day.

15.2     NAS CLASSES

There are no NAS (for non-accelerated senior) classes.

                                      [OR]

Each of classes A-[...]and A-[...] is a NAS (for non-accelerated senior) class. For the first 60 distribution days, the principal allocation for each NAS class will be zero.

   For the 61st distribution day and all following distribution days, the aggregate principal allocation to the NAS classes will equal the following percentage of their aggregate proportionate share, based on principal balances of the target-rate classes, of scheduled and unscheduled principal payments on the target-rate strip allocated to the target-rate classes for that distribution day:

DISTRIBUTION DAYS    PERCENTAGE
-------------------------------
61   through   72         30%
73   through   84         40%
85   through   96         60%
97   through  108         80%
   109 and after         100%

   For a multiple-pool series, principal allocations to the NAS classes are based solely on the principal balances of the classes in its group and principal payments on the related pool.

   Notwithstanding the other provisions of this section, if before a distribution day the principal balances of all of a group's senior target-rate classes other than any NAS classes have been reduced to zero, the aggregate principal allocation for the NAS classes in that group for that distribution day will equal the principal allocation to the group's senior target-rate classes for that distribution day.

15.3 PAC AND TAC CLASSES

There are no planned amortization (or PAC) classes.

   There are no targeted amortization (or TAC) classes.

                                      [OR]

Classes A-[...] and A- [...] are planned amortization (or PAC) classes. The planned balances for each PAC class are given in schedule PAC 1.

   Classes A-[...] and A-[...] are targeted amortization (or TAC) classes. The targeted balances for each TAC class are given in schedule TAC 1.

16 DISTRIBUTIONS

16.1 TYPES OF DISTRIBUTIONS

Each distribution will be either an interest distribution, a principal distribution, a reimbursement, or a residual distribution, as described in " - Distribution priorities" below.

16.2     ACCRUAL AND ACCRUAL DIRECTED CLASSES

There are no accrual or accrual directed classes.

                                      [OR]

Class A-[...] is an accrual class. Its accrual directed classes are classes A-[...] and A-[...].

   On each distribution day before its accrual termination day, the interest distribution for class A-[...] will be redirected to classes A-[...] and A-[...] in proportion to their principal balances.

   If on a distribution day before an accrual class's accrual termination day, the accrual class's interest distribution exceeds the aggregate principal balances of its accrual directed classes, then

- only that portion of the accrual class's interest distribution that equals the aggregate principal balances of its accrual directed classes will be redirected to the accrual directed classes, and

-     the excess will be distributed as principal to the accrual class itself.

16.3 DISTRIBUTION PRIORITIES

On each distribution day, the pool distribution amount will be first distributed to any Insurer to pay any insurance premium, and then to the outstanding classes in the following priority (and, if there are any insured classes, the insured payment and amounts withdrawn from the reserve fund will be applied to make payments to the insured class certificates as provided in "Insured classes" below):

   (1) To each target-rate class, in order of seniority, to the extent of recoveries of subordinated losses during the preceding month on each hypothetical mortgage loan in the target-rate strip, a reimbursement up to the principal portion of realized losses on that hypothetical mortgage loan previously allocated to the class and not previously reimbursed. If classes with the same seniority are entitled to such reimbursement, the distribution will be in proportion to such unreimbursed losses.

   (2) To each ratio-stripped PO class, to the extent of recoveries of subordinated losses during the preceding month on each hypothetical mortgage loan in the PO strip, a reimbursement up to the principal portion of realized losses on that hypothetical mortgage loan previously allocated to the class and not previously reimbursed. Any excess will be distributed as a reimbursement to the subordinated classes, in order of seniority, to the extent those classes reimbursed the ratio-stripped PO class under paragraph 7 below and have not been reimbursed under this paragraph 2.

   (3) To each class, to the extent of recoveries of non-subordinated losses during the preceding month on each hypothetical mortgage loan, in proportion to the losses on that loan previously allocated to the class and not previously reimbursed, a reimbursement of such losses.

   (4) To each senior class, first, its current interest allocation for that distribution day, and second its interest allocation carryforward from the preceding distribution day, except that an accrual class's interest distributions may be redirected as described in " - Accrual and accrual directed classes" above. Distributions of current allocations among the senior classes will be in proportion to current interest allocations for, and distributions of interest allocation carryforwards will be in proportion to interest allocation carryforwards to, that distribution day.

   (5) (a) To any ratio-stripped PO class, principal up to its principal allocation for that distribution day, and (b) to the senior target-rate classes, principal up to their aggregate principal allocation for that distribution day, to be distributed to the senior target-rate classes in the priorities described in "Allocations among the senior classes - Order of allocation among senior target-rate classes" above.

   (6) To each subordinated class, in order of seniority, first, interest up to its interest allocation for that distribution day, and second, principal up to its principal allocation for that distribution day, except that a subordinated class's principal distribution may be used to reimburse a ratio-stripped PO class, as described in the following paragraph.

   (7) Principal distributed to the subordinated classes under the preceding paragraph will be used to reimburse a ratio-stripped PO class up to the amount of (a) any realized subordinated losses previously allocated to the ratio-stripped PO class, and (b) any reduction to the ratio-stripped PO class principal balance to reflect the excess of (i) the aggregate principal allocations to the ratio-stripped PO class over (ii) the aggregate principal distributions to the ratio-stripped classes, as described in "Adjustments to class balances" below, to the extent such losses and reductions were not previously reimbursed. Such reimbursements will be taken from distributions to the subordinated classes in order of subordination.

   (8) To each class, in order of seniority, a reimbursement of any reduction to the classes' principal balances to reflect the ex-cess of (a) the aggregate principal allocations to the classes over (b) the aggregate principal distributions to the classes, as described in "Adjustments to class balances" below, to the extent such reductions were not previously reimbursed. Classes with equal seniority will share in the reimbursement in proportion to such unreimbursed reductions.

   (9) To the residual certificates, a residual distribution of the remaining pool distribution amount.

   A class that is no longer outstanding can not receive a distribution.

   Notwithstanding anything to the contrary in this agreement, no distribution will be made to a subordinated class on a distribution day if on that distribution day the principal balance of a more senior class would be reduced by any part of the principal portion of a realized subordinated loss.

16.4     DISTRIBUTIONS TO CERTIFICATE HOLDERS

On each distribution day, distributions to a class will be distributed to the holders of the certificates of the class in proportion to the principal or notional balances of their certificates.

16.5     FINAL DISTRIBUTION ON THE RESIDUAL CERTIFICATES

Upon termination of the Trust in accordance with section 9.1, "Termination upon repurchase by CMSI or liquidation of all mortgage loans," any class PR certificates, and if there are no class PR certificates, the LR certificates will receive all amounts remaining in the certificate account and in any retail reserve fund after all required distributions on the certificates, and any required distributions to any Insurer, have been made.

16.6     WIRE TRANSFER ELIGIBILITY

The minimum number of single certificates eligible for wire transfer on each distribution day, for the certificates, is 1,000 (representing a $1,000,000 initial principal balance or initial notional balance) and, for the residual certificates, a 100% percentage interest.

17       ADJUSTMENTS TO CLASS BALANCES

On each distribution day, the principal balance of each class that is not an IO class will be adjusted, in the following order, as follows:

   (1) The principal balance of any ratio-stripped PO class will be reduced by realized losses on its PO strip for the preceding month.

   (2) The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized non-subordinated losses on the target-rate strip for the preceding month. The reduction will first be allocated between the subordinated classes, collectively, and the senior target-rate classes, collectively, in proportion to aggregate principal balances. The reduction for the subordinated classes will be allocated to the individual subordinated classes in proportion to their principal balances. The reduction for the senior target-rate classes will be allocated to the individual senior target-rate classes in proportion to their principal balances, except that the principal balance of an accrual class will be deemed to be the lesser of its principal balance or its initial principal balance.

   (3) To the extent that on the distribution day an interest distribution to an accrual class is redirected to an accrual directed class, the principal balance of the accrual class will be increased.

   (4) The principal balance of each class will be reduced by its principal distributions for that distribution day (including (a) principal distributions to an accrual directed class that are redirected from interest distributions to an accrual class, and (b) principal distributions to a subordinated class, even if part or all of those principal distributions are used to reimburse a ratio-stripped PO class). However, any portion of an accrual class's interest distribution that, on the distribution day before the class's accrual termination day, is distributed as principal to the accrual class itself, will neither increase nor decrease the class's principal balance.

   (5) The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized subordinated losses on the target-rate strip for the preceding month. The reductions will be applied first to the subordinated classes in order of subordination, in each case until the principal balance of the class is reduced to zero or the aggregate reduction for all classes equals the realized subordinated losses. If the realized subordinated losses exceed the principal balance of the subordinated classes, the principal balance of the senior target-rate classes will be reduced by the amount of the excess. The excess will be allocated among the senior target-rate classes in proportion to their principal balances, except that for this allocation, the principal balance of an accrual class will be deemed to be the lesser of its principal balance or its initial principal balance.

   (6) The principal balance of any ratio-stripped PO class will be reduced by the excess of (a) the class's principal allocation over (b) the class's principal distribution for that distribution day.

   (7) The principal balance of each target-rate class will be reduced, in order of subordination, in an aggregate amount equal to the excess of (a) the aggregate principal allocations to the target-rate classes over (b) the aggregate principal distributions to the target-rate classes. Classes of equal seniority will share in such reduction in proportion to the amounts by which the principal allocation to each such class exceeded its principal distribution.

   For purposes of the preceding paragraphs (1) through (7),

- the principal portion of a debt service reduction will not be considered a realized loss, and

- references to the class principal balances in any paragraph mean the principal balances after the adjustments required by the preceding numbered paragraphs.

   Where the principal balance of a class is reduced due to a realized loss under the preceding paragraphs (1), (2) or (5), the loss will be said to be allocated to the class (an allocated loss) to the extent of the reduction.

18       ADDITIONAL STRUCTURING FEATURES

The preceding provisions for allocations and distributions, and for adjustments to class balances, are subject to the following sections on LIBOR classes, composite and component classes, multiple-pool series, retail classes, and insured classes.

19       LIBOR CLASSES

There are no LIBOR classes.

                                      [OR]

Classes A-[...] and A-[...] are LIBOR classes.

   Each LIBOR class will have a monthly LIBOR accrual period from the day of the month indicated in the footnotes to the table in "The Series - General terms for classes" above through the day preceding the first day of the next LIBOR accrual period. The first LIBOR accrual period for a class will be the latest possible LIBOR accrual period that ends before the first distribution day.

   Example: The LIBOR accrual period for a LIBOR class begins on the 25th day of the month, and the first distribution day is February 25, 200x. Then the first LIBOR accrual period for the class begins on January 25, 200x and runs through February 24, 200x, the second LIBOR accrual period begins on February 25, 200x and runs through March 24, 200x, and so forth.

   A LIBOR class will not accrue interest for any period before its first LIBOR accrual period. The interest rate for each LIBOR class is stated in "The series
- General terms for classes" above.

   CMSI will determine LIBOR for each LIBOR accrual period (after the first LIBOR accrual period) on the second business day before the beginning of each LIBOR accrual period as follows:

- LIBOR will be the arithmetic mean (rounded upward, if necessary, to the nearest multiple of 1/16 of 1%) of the offered rates for deposits in U.S. Dollars having a maturity of one month as of approximately 11AM (London time) on the determination day, as such offered rates appear on Telerate page 3750 (as defined by reference to the International Swap Dealers Association, Inc. 1991 ISDA definitions).

- If no rate appears on Telerate page 3750 on that day, CMSI will determine LIBOR on the basis of the rates on that day at approximately 11AM, London time, at which deposits in U.S. Dollars with a maturity of one month in a principal amount of not less than U.S. $1 million and representative for a single transaction in that market at that time, are offered to prime banks in the London interbank market for at least four major banks in the London interbank market selected by CMSI. CMSI will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations.

- If fewer than two quotations are provided, LIBOR will be the arithmetic mean of the rates quoted at approximately 11AM, New York time, on that day by three major banks in New York City selected by CMSI for loans in U.S. Dollars to leading European banks having a maturity of one month in a principal amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If the banks selected by CMSI are not quoting such rates, LIBOR will be LIBOR for the preceding LIBOR accrual period.

   CMSI may designate an affiliate or a third party to determine LIBOR.

20       COMPOSITE AND COMPONENT CLASSES

   There are no composite classes or component classes.

                                      [OR]

The composite classes of the series, and the composite class's component classes are shown in the table in "The series - General terms for classes" above.

   Each composite class is comprised of two or more component classes. Certificates are only issued for composite classes. Component classes can not be severed from their composite classes, and can not be separately transferred. Component classes are, however, considered classes for all purposes of the preceding sections on allocations and distributions except that all distributions to the component classes of a composite class will become distributions to the composite class. A composite class is not considered a class for purposes of allocations and distributions, but instead receives all the distributions made to any of its component classes. Voting is by composite, not component, classes.

   In a multiple-pool series, each subordinated class is a composite class formed of two or more component classes. Unless otherwise specified, references to a "subordinated class" mean the composite class.

21       MULTIPLE-POOL SERIES

This is not a multiple-pool series.

                                      [OR]

This is a multiple-pool series. The mortgage loans of this series are divided into two pools. Pool I consists of the mortgage loans described in exhibit B-1, and pool II consists of the mortgage loans described in exhibit B-2.

   Each class of this series (other than certain composite classes) belongs to a group of classes related to a specific pool. The designation of each class in a group bears the roman numeral prefix of its related pool, and the group is referred to by that prefix.

   Example: Classes related to pool I bear the prefix "I," as IA-1, IB-1, etc., and are referred to collectively as "group I."

   With exceptions described below, the classes of each group are treated like a separate series, with allocations to the classes of the group being based solely on payments on the related pool. Any ratio-stripping will be done on a pool basis, so that there will be separate PO, IO and target-rate strips for each pool, with the related group having its own target-rate, and ratio-stripped IO and PO, classes.

   The subordinated classes of each group will be component classes. A ratio-stripped IO or PO class of a group will only be a component class if so designated in "The series - General terms for classes" above.

21.1     ADJUSTMENT OF SUBORDINATED COMPONENT CLASS PRINCIPAL BALANCES

On each distribution day, the aggregate amount of any

-     realized subordinated losses on the mortgage loans in a pool, or

- excess of the aggregate principal allocations to the related group's target-rate classes over the aggregate principal distributions to those classes,

   that, in accordance with "Adjustments to class balances" above, would reduce the principal balances of the group's subordinated component classes in order of subordination if the pool and the related groups were considered a separate series, will instead reduce

- the principal balances of the subordinated composite classes in order of subordination, and

- the aggregate principal balance of the group's subordinated component classes, by that amount.

   Such reduction in the aggregate principal balance of a group's subordinated component classes will result in adjustments to the principal balance of the subordinated component classes of each group so the ratio of the principal balances of the component classes from each group will be the same for each subordinated composite class.

   Example: Assume subordinated composite classes B-1 through B-6, each with a principal balance of $1,000. There are two groups, I and II, and the aggregate principal balance of each group's subordinated component classes is $3,000. Then for each subordinated composite class, the ratio of the principal balance of its group I component class to the principal balance of its group II component class must be 1 to 1. Consequently, both the group I and the group II component class of each subordinated composite class will have a principal balance of $500.

   Now assume a $750 subordinated loss in pool I. Then

- the principal balance of class B-6 will be reduced by $750, to $250, which will reduce the aggregate principal balance of the subordinated composite classes to $5,250,

- the aggregate principal balance of the group I subordinated component classes will be reduced by $750, to $2,250, while the aggregate principal balance of the group II subordinated component classes will remain at $3,000;

- the ratio of the aggregate principal balance of the group I subordinated component classes to the aggregate principal balance of the group II subordinated component classes will be $2,250 to $3,000, or 3 to 4;

- for classes B-1 through B-5, the principal balance of the composite class will be $1,000, the principal balance of its group I component class will be approximately $428.57, and the principal balance of its group II component class will be approximately $571.43 (a ratio of 3 to 4); and

- class B-6's principal balance of $250 will be comprised of a group I component class with a principal balance of approximately $107.14, and a group II component class with a principal balance of approximately $142.86 (a ratio of 3 to 4).

   If subordinated losses on a mortgage pool for a distribution day exceed the aggregate principal balance of the subordinated component classes of the related group, the aggregate principal balance of such component classes will be reduced to zero, and the aggregate principal balance of the subordinated component classes of the other groups will be reduced by the excess.

   Example: Suppose that in the series in the preceding example, the group I subordinated component classes and the group II subordinated component classes each have an aggregate initial principal balance of $3,000, and that each subordinated composite class, B-1 through B-6 has a principal balance of $1,000. Now suppose that there are $4,000 of subordinated losses on the mortgage loans in pool II's target-rate strip, but no losses on the mortgage loans in pool I's target-rate strip. Then the entire $4,000 of losses will be allocated to the subordinated classes, reducing the principal balance of classes B-3 through B-6 to zero. Classes B-1 and B-2 will each retain a principal balance of $1,000, comprised of a group I component class with a principal balance of $1,000 and a group II component class with a principal balance of $0. The principal balance of the subordinated group I component classes will thus be reduced by $1,000 even though there are no losses on the pool I target-rate strip.

   Subject to " - Undercollateralization" below, if realized subordinated losses on a distribution day exceed the aggregate principal balance of the subordinated classes, the aggregate principal balance of the senior classes in each group will be reduced by the group's proportional share of the excess losses, based on the proportions of all the losses for that distribution day in the mortgage loan pools.

   Example: Assume that for a distribution day, there are $2,250 of realized subordinated losses in pool I and $4,500 of realized subordinated losses in pool
II. The aggregate principal balance of the subordinated classes is only $6,000. Then the principal balance of the subordinated classes will be reduced to $0, and the remaining $750 of losses will reduce the aggregate principal balance of the senior classes of group I by $250 (or 1/3 of $750), and will reduce the aggregate principal balance of the senior classes of group II by $500 (or 2/3 of $750). The principal balances of the component classes of the subordinated classes are irrelevant for these purposes.

21.2     MAINTENANCE OF SUBORDINATION

Impairment of subordination for subordinated classes of a multiple-pool series will be determined based on composite, not component, classes. In determining whether a composite class has an impaired subordination level, the principal balance of the composite class will equal the sum of the principal balances of its component classes. If a subordinated composite class has an impaired subordination level, then principal will be allocated among the subordinated composite classes pursuant to "Allocations - Maintenance of subordination" above, and, for purposes of adjusting principal balances, will be further allocated to the component classes in proportion to their principal balances.

21.3     DISTRIBUTION SHORTFALLS

If on a distribution day, payments on the mortgage loans in the target-rate strip for a pool are not sufficient to permit payments of any insurance premium due to an Insurer, and all interest and principal allocated to the senior target-rate classes of the related group, then the pool may receive insurance premium, interest and principal distributions from payments on the mortgage loans in another pool once any insurance premium due is paid to the Insurer, and full interest and principal distributions are made to the senior target-rate classes of the group related to the other pool.

   Example: Suppose that on a distribution day, cash available for distribution to the group I senior-target rate classes from payments on the pool I mortgage loans is $1,000 less than the aggregate interest and principal allocations to group I's senior target-rate classes, while cash available for distribution to the group II senior-target rate classes from payments on the pool II mortgage loans exceeds the aggregate interest and principal allocations to group II's senior target-rate classes by $1,500. Then $1,000 of the extra $1,500 available to group II will be used to make full interest and principal distributions to the group I senior target-rate classes, and only the remaining $500 will be distributed to the group II subordinated component classes.

   If there are several pools for which mortgage loan payments do not provide enough cash for full distributions to the senior target-rate classes and any Insurer, the related groups will receive cash from other pools in proportion to the aggregate amount by which any insurance premium due to an Insurer, and interest and principal distributions would otherwise fall short of interest and principal allocations. If there are several pools where mortgage loan payments provide cash in excess of the amount required for full distributions, they will provide cash to the senior target-rate classes, and any Insurer, of those groups related to the other pools in proportion to the amounts of the excess.

21.4     UNDERSUBORDINATION

If on a distribution day before the subordination depletion date, the principal balances of all the senior target-rate classes of any group (but not the principal balances of all the group's subordinated component classes) have been reduced to zero, and there is undersubordination (as defined below), then on that distribution day, before any distributions are made,

- the pool distribution amount of the group shall be reduced by an amount (the reduction amount) equal to the lesser of (1) unscheduled principal payments on the related pool's target-rate strip received by the Trust during the preceding month and (2) the excess, determined without regard to this section "
- Undersubordination," of the pool distribution amount over the amount required to be used to reimburse ratio-stripped PO classes,

- the principal allocation to each class in the group shall be reduced by the class's proportionate share, based on principal balances, of the reduction amount,

- the pool distribution amount of each group whose senior target-rate classes have not been reduced to zero shall be increased by a proportionate share of the reduction amount based on the aggregate principal balance of the senior target-rate classes of each such group, and

- the aggregate principal allocation for the senior target-rate classes of each group whose senior target-rate classes have not been reduced to zero shall be increased by the portion of the reduction amount added to its pool distribution amount, which increased aggregate allocation shall be further allocated among the senior target-rate classes in accordance with the rules in "Allocations among the senior target-rate classes" above.

   There is undersubordination on a distribution day if either

- the subordination level of the senior classes (without regard to group) on that distribution day is less than 200% of the initial subordination level of the senior classes, or

- the aggregate scheduled principal balance of the mortgage loans in any pool that are delinquent 60 days or more (including for this purpose mortgage loans in foreclosure and real estate owned by the Trust as a result of Mortgagor default), averaged over the last six months, is 50% or more of the principal balance of the related group's subordinated component classes.

21.5     UNDERCOLLATERALIZATION

Because losses on a mortgage loan may be allocated in part to the subordinated component classes of a different group, the scheduled principal balance of a pool's target-rate strip could differ from the aggregate principal balance of the related group's target-rate classes. If the scheduled principal balance of a pool's target-rate strip is less than the aggregate principal balance of the related group's target-rate classes, the group will be undercollateralized by the amount of the difference; conversely, if the scheduled principal balance of a pool's target-rate strip is more than the aggregate principal balance of the related group's target-rate classes, the group will be overcollateralized by the amount of the difference.

   If a group is undercollateralized, the normal distribution rules will be adjusted as follows:

   (1) To the extent that scheduled interest payments on the target-rate strip of a pool related to an overcollateralized group exceed the aggregate interest allocations to that groups' target-rate classes, plus any insurance premium due to an Insurer, that excess, up to the amount of any interest allocation carryforwards that the undercollateralized group would otherwise experience on that distribution day and the insurance premium shall be deducted from the pool distribution amount for the overcollateralized group and added to the pool distribution amounts for the undercollateralized groups. If there is more than one such undercollateralized group, or more than one overcollateralized group, then (a) amounts shall be deducted from the pool distribution amounts for the groups that are overcollateralized in proportion to such excess interest payments, up to the aggregate amount of such interest allocation carryforwards and the insurance premium for the undercollateralized groups, and (b) amounts shall be added to the pool distribution amounts of the undercollateralized groups in proportion to the amount of such interest allocation carryforwards and insurance premium.

   (2) Before the subordination depletion date, if one or more groups is undercollateralized and the principal balance of each of the groups' subordinated component classes has been reduced to zero, then (a) all amounts that (after required reimbursements to any ratio-stripped PO classes) would otherwise be distributed as principal to the subordinated component classes of the other groups, up to the aggregate amount by which such undercollateralized groups are undercollateralized, will, in proportion to the aggregate principal balance of the subordinated component classes of such other groups, be deducted from the pool distribution amount and the principal allocations to the subordinated component classes of such other groups, and (b) such amount shall be added to the pool distribution amounts and the principal allocations of the target-rate classes of such undercollateralized groups, in proportion to the amount of by which such groups are undercollateralized.

   (3) After the subordination depletion date, if a group is undercollateralized, then

- once a group's target-rate classes are all reduced to zero, principal payments on the related pool's target-rate strip will be added to the amounts available for distribution and the principal allocations of the target-rate strips of the pools related to the undercollateralized groups, in proportion to the amount by which they are undercollateralized, and

- realized losses on the target-rate strips of the pools related to the overcollateralized groups will, up to the amount by which the group is overcollateralized, not reduce the principal balances of the target-rate classes of those groups, but will instead reduce the principal balances of the target-rate classes of the undercollateralized groups, in proportion to the amount by which they are undercollateralized, and in accordance with "Adjustments to class balances" above. If there is more than one overcollateralized group, the losses that will not reduce principal balance will be in proportion to the amount by which each group is overcollateralized. If there is more than one undercollateralized group, the aggregate reductions in principal balances for each group will be in proportion to the amounts by which such groups are undercollateralized.

21.6     NON-SUBORDINATED INTEREST SHORTFALLS

Prior to the subordination depletion date, reductions to interest allocations due to (a) interest shortfalls due to the federal Soldiers' and Sailors' Civil Relief Act or any comparable state laws and (b) non-supported prepayment interest shortfalls will be allocated pro-rata to all the classes of all the groups, regardless of the pool in which the shortfalls originate.

22       SUPER SENIOR CLASSES

There are no super senior classes or super senior support classes

                                      [OR]

Classes A-[...] and A-[...] are super senior classes, and class A-[...] is their super senior support class.

   After the subordination depletion date, any loss (other than a non-subordinated loss) on the target-rate strip that would otherwise reduce the principal balances of a super senior class on a principal distribution day will instead reduce the principal balance of its super senior support class on that principal distribution day, until the principal balance of the super senior support class is reduced to zero.

   For these purposes, the principal balance of a super senior support class on a distribution day will be determined after giving effect to the adjustments described in paragraphs (2) through (5) of section 17, "Adjustments to class balances," for that distribution day (which include the reductions for non-subordinated losses, principal distributions and realized subordinated losses), but before the adjustments required by this section 22.

23       RETAIL CLASSES

There are no retail classes. There is no retail reserve fund.

                                      [OR]

Classes A-[...] and A-[...] are retail classes. Principal distributions on the retail class certificates will be made in integral multiples of $1,000 at the request of beneficial owners thereof or by mandatory distributions by random lot, pursuant to sections (a) and (d) below, and thereafter on a pro-rata basis pursuant to section (f) below.

   (a) Subject to section (f) below, on each distribution day on which principal distributions are made on the retail class certificates, such distributions will be made in the following order of priority:

      (1) for a deceased holder, any request by the personal representatives or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal distribution of $100,000 per request; and

      (2) for a beneficial owner other than a deceased holder, any request not exceeding an aggregate principal distribution of $10,000.

   Requests for principal distributions on the retail class certificates presented on behalf of deceased holders in accordance with paragraph (1) above will be accepted in the order of their receipt by DTC and the Trustee. Requests for principal distributions on the retail class certificates presented in accordance with paragraph (2) above will be accepted in the order of their receipt by DTC after all requests presented in accordance with paragraph (1) above have been honored. Thereafter, requests for principal distributions will be honored for a deceased holder as provided in paragraph (1) above up to a second $100,000, and requests for such distributions will be honored for a beneficial owner other than a deceased holder as provided in paragraph (2) above up to a second $10,000. This sequence of priorities will be repeated until all requests for principal distributions have been honored. All requests for principal distributions on the retail class certificates submitted on behalf of deceased holders and/or for retail class certificates beneficially owned by any joint ownership arrangement will be accepted in accordance with section (b) below. All requests for principal distributions on the retail class certificates must comply with section (c) below.

   Requests for principal distributions on the retail class certificates for any distribution day must be transmitted to DTC and the Trustee, via the APUT System, no later than the close of business on the related record date. Requests for distributions that are received by DTC and the Trustee after the related record date and requests, in either case, for distributions not accepted for any distribution day, will be treated as requests for principal distributions on the next succeeding distribution day, and each succeeding distribution day thereafter, until each such request is accepted or is withdrawn as provided in section (c) below. Such requests as are not so withdrawn will retain their order of priority without the need for any further action on the part of the beneficial owner of the related retail class certificate, all in accordance with the procedures of DTC and the Trustee. A request for principal distributions submitted on behalf of a beneficial owner who thereafter becomes a deceased holder will become entitled to the priority afforded deceased holders pursuant to this section (a), provided, that, as to any distribution day, the Trustee will have received appropriate written evidence of death and any required tax waivers on or before the related record date. Upon the transfer of beneficial ownership of any retail class certificate, any distribution request previously submitted for such certificate must be withdrawn via the APUT System and approved by the Trustee as described herein.

   Principal distributions for each retail class will equal the principal distribution determined under "Distributions - Distribution priorities," plus any insured payments representing principal, plus any amounts available for distribution from the retail re-serve fund established as provided in section (e) below, provided that the aggregate principal distribution for each retail class on any distribution day is made in an integral multiple of $1,000.

   To the extent that the principal distribution for a retail class on a distribution day, plus any insured payments representing principal, exceeds the principal balance of the retail class certificates for which distribution requests, as set forth above, have been received (plus, any amounts required to be distributed pursuant to the retail reserve fund), principal distributions on the retail class certificates will be made by mandatory distribution pursuant to section (d) below.

   (b) A retail class certificate will be deemed to be held by a deceased holder for purposes of this section if the death of the beneficial owner thereof is deemed to have occurred. Retail class certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and retail class certificates so beneficially owned will be eligible for priority for principal distributions, subject to the limitations stated above. Retail class certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual retail class certificates greater than the number of individual retail class certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the retail class certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to at least 75% of the beneficial ownership interests in retail class certificates will be deemed to be the death of the beneficial owner of such retail class certificates regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests will include the power to sell, transfer or otherwise dispose of a retail class certificate and the right to receive the proceeds therefrom, as well as interest and principal distributions payable with respect thereto. The Trustee will not be under any duty to determine independently the occurrence of the death of any deceased beneficial owner. The Trustee may rely conclusively upon documentation delivered to it pursuant to section (a) above in establishing the eligibility of any beneficial owner to receive the priority accorded deceased holders in such section (a).

   (c) Requests for principal distributions on a retail class certificate must be made by the beneficial owner of such certificates or by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of a deceased holder by request therefor by delivering a written request therefor, together with ap-propriate evidence of death and any necessary tax waivers in the case of a request by a deceased holder, to the Participant or Indirect Participant that maintains the account evidencing such beneficial owner's interest in retail class certificates. The Indirect Participant should in turn notify the related Participant of the beneficial owner's request. The Participant should transmit the request to DTC via the APUT system. The Participant will receive a confirmation from DTC of receipt of the request. Neither the Servicer nor the Trustee will be liable for any delay in receipt of or confirmation of receipt of request by DTC via the APUT system.

   The Trustee will rely on the list, maintained on the APUT system, of Participants representing beneficial owners of retail class certificates that have transmitted requests for principal distributions on the retail class certificates, which list will contain the order of receipt of transmitted requests and the amount of each such request. The Trustee will honor requests for distributions in order of their receipt (subject to the priorities described in section (a) above). The Trustee will transmit confirmation to DTC and the appropriate Participants as to which requests should be honored on each distribution day. Requests will be honored by the Trustee and DTC in accordance with the procedures, and subject to the priorities and limitations, described in this section, "Retail classes." The exact procedures to be followed by the Trustee and DTC for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or DTC, as the case may be. The decisions of the Trustee and DTC concerning such matters will be final and binding on all affected persons.

   For retail class certificates as to which beneficial owners have requested distributions on a particular distribution day on which principal distributions on the retail class certificates are being made, DTC and its Participants will be notified prior to such distribution day whether, and the extent to which, such retail class certificates have been accepted for distributions. Participants and Indirect Participants holding retail class certificates are required to forward such notices to the beneficial owners of such certificates. It is expected that beneficial owners will receive such notice no later than three days prior to the applicable distribution day. Individual retail class certificates that have been accepted for a distribution will be due and payable on the applicable distribution day and will cease to bear interest after the last day of the month preceding the month in which such distribution day occurs.

   Any beneficial owner of a retail class certificate who has requested a distribution may withdraw its request at any time by so notifying in writing the Participant or Indirect Participant that maintains such beneficial owner's account. If such account is maintained by an Indirect Participant, such Indirect Participant must notify the related Participant, which in turn must transmit the withdrawal of such request to DTC and the Trustee. Any withdrawal of a request for distribution must be approved by the Trustee, which approval will be transmitted via the APUT system. Participants will receive confirmation of withdrawal, upon approval from the Trustee, via the APUT system. Any withdrawal of a request for distribution that has not been transmitted by the Participant and received by DTC and the Trustee on or prior to the record date for the next distribution day will not be approved for withdrawal by the Trustee, and the previously made request for distribution will be irrevocable for the making of principal distribu-tions of retail class certificates on such distribution day.

   If a request for principal distribution on the retail class certificates is rejected by DTC or any withdrawal of any request for distribution is rejected by the Trustee for failure to comply with the requirements of this section, "Retail classes," DTC or the Trustee will transmit to the Participant the reasons for such rejection.

   (d) To the extent, if any, that principal distributions on the retail class certificates on a distribution day exceed the principal balance of retail class certificates for which distribution requests have been received by the related record date, as provided in section (a) above, principal distributions on the retail class certificates will be made by mandatory principal distributions. Such mandatory distributions of individual retail class certificates will be made by random lot in accordance with the then applicable random lot procedures of dtc, the Participants and the Indirect Participants representing the beneficial owners; provided, that, if after the principal distribution on the retail class certificates on the next succeeding distribution day on which mandatory distributions are to be made, the principal balance of the retail class certificates would not be reduced to zero, the individual retail class certificates to which such distributions will be applied will be selected by DTC from those retail class certificates not otherwise receiving principal distributions on such distribution day. The Trustee will notify DTC of the aggregate amount of the mandatory principal distribution on the retail class certificates to be made on the next distribution day. DTC will then allocate such aggregate amount among its Participants on a random lot basis. Each Participant and, in turn, each Indirect Participant will then select, in accordance with its own random lot procedures, individual retail class certificates from among those held in its accounts to receive mandatory principal distributions, such that the total amount so selected is equal to the aggregate amount of such mandatory distribution allocated to such Participant by DTC and to such Indirect Participant by its related Participant, as the case may be. Participants and Indirect Participant that hold retail class certificates selected for mandatory principal distributions are required to provide notice of such mandatory distribution to the affected beneficial owners. The Servicer agrees to notify the Trustee of the amount of principal distributions on the retail class certificates to be made on each distribution day in a timely manner such that the Trustee may fulfill its obligations pursuant to DTC's Operational Arrangements.

   (e) On the startup day, CMSI will establish or cause to be established a non-interest bearing account special reserve fund for the retail class certificates with the Trustee (the retail reserve fund) and will deliver or cause to be delivered the product of $999.99 times the number of retail classes to the Trustee as an initial deposit therein. On each distribution day on which a principal distribution is made on the retail class certificates, funds on deposit in the retail reserve fund will be available to be applied to round upward to an integral multiple of $1,000 the aggregate principal distribution to be made on the retail class certificates. Rounding of such distribution on the retail class certificates will be accomplished, on the first such distribution day, by withdrawing from the retail reserve fund the amount of funds, if any, needed to round the amount otherwise available for such principal distribution upward to the next integral multiple of $1,000. On each succeeding distribution day on which principal distributions on the re-tail class certificates are to be made, the aggregate principal distribution to be made to the retail class under "Distributions - Distribution priorities" will be applied first to repay any funds withdrawn from the retail reserve fund on the prior distribution day, and then the remainder of such allocable amount, if any, will be similarly rounded upward and applied as principal distributions on the retail class certificates; this process will continue on succeeding distribution days until the principal balance of the retail class certificates has been reduced to zero. The retail reserve fund will be an asset of the pooling REMIC or the lower-tier REMIC, as described in "REMIC provision -- constituent REMICs" below.

   Notwithstanding anything herein to the contrary, on the distribution day on which principal distributions on the retail class certificates have reduced the principal balance thereof to zero or if principal distributions on the retail class certificates are made in accordance with section (f) below, an amount that will increase the amount in the retail reserve fund to the amount initially deposited in the retail reserve fund, and the sum then held in the retail reserve fund will be paid from the pool distribution amount to the retail reserve fund. Any funds then on deposit in the retail reserve fund will be distributed to the holder of the residual certificate for the applicable REMIC.

   (f) Notwithstanding any provisions in this section "Retail classes" to the contrary, from the first distribution day on which any realized losses are allocated to a retail class that is not an insured retail class, or, for an insured retail class, from the first distribution day for which the Insurer fails to make an insured payment of principal, principal distributions on the certificates of that retail class will be made on a pro-rata basis among the holders of such certificates and will no longer be made in integral multiples of $1,000 and will no longer be made at the request of the beneficial owners thereof or by mandatory distributions by random lot. If pro-rata distributions cannot be made through the facilities of DTC in accordance with this provision, the retail class certificates will be withdrawn from the facilities of DTC and definitive certificates will be issued to replace such withdrawn book-entry certificates.

   (g) If definitive certificates representing the retail class certificates are issued pursuant to section 5.6 or section (f) above, an amendment to this agreement, which may be approved without the consent of any certificate holders, will establish procedures relating to the manner in which principal distributions on the retail class certificates are to be made, provided that such procedures will be consistent, to the extent practicable and customary for certificates similar to the retail class certificates, with this section, and further provided that, without its consent, no such amendment will materially and adversely affect any Insurer.

   (h) The initial principal balance of a certificate of a retail class will equal the initial principal balance stated on the certificate. The principal balance of the certificate will be reduced on each distribution day by:

- principal distributions to the certificate as described in this section, "Retail classes," and

- the certificate's proportional share, based on principal balance of the certificates of the class, of reductions allocated to the class under "Adjustments to class balances" above for (1) realized subordinated and non-subordinated losses, and (2) the excess of aggregate principal allocations to the target-rate classes over aggregate principal distributions to the target-rate classes.

   (i) In this section, "Retail classes," the following terms have the following meanings:

   deceased holder. A beneficial owner of a retail class certificate who was living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person empowered to act on behalf of a deceased beneficial owner causes to be furnished to the Clearing Agency evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

   individual retail class certificate. Any retail class certificate that evidences $1,000 original principal balance.

24       INSURED CLASSES

There are no insured classes. There is no Insurer, certificate insurance policy, insurance premium, or reserve fund.

                                      [OR]

Classes A-[...] and A-[...] are insured classes. The Insurer is [...], a [...] insurance company, pursuant to a certificate guaranty insurance policy issued by the Insurer on the closing date for the benefit of the holders of the insured class certificates, substantially in the form of exhibit G (the certificate insurance policy). The Insurer's address is [...]. Notices should be sent to the Insurer at that address, Attention: [...].

   The insurance premium will be a monthly fee equal to [...]% per annum of the aggregate principal balance of the insured classes at the close of business on the first day of the month next preceding the month in which the related distribution day occurs or, for the first distribution day, on the close of business on the startup day, payable to the Insurer as provided in this agreement.

   A reserve fund will be established on the startup day and maintained by the Trustee in accordance with this section 24. The reserve fund will be a non-interest bearing Eligible Account. At the time the reserve fund is established, CMSI will cause to be deposited $[...] into the reserve fund. All funds in the reserve fund will be held in trust for the benefit of the holders of the insured class A-[...] and A-[...] certificates until withdrawn in accordance with this section 24 and "Distribution - Distribution priorities."

   On each distribution day, the Trustee will withdraw from the reserve fund the lesser of (1) the amount on deposit in the reserve fund and (2) the amount of non-supported prepayment interest shortfalls allocated to the insured class A-[...] and A-[...] certificates, and distribute such amount to the holders of the insured class A-[...] and A-[...] certificates in proportion to the principal balances of their certificates.

   Notwithstanding anything herein to the contrary, on the distribution day on which the principal balance of class class A-[...] and A-[...] has been reduced to zero, any funds then on deposit in the reserve fund will be distributed to the Underwriter at the address provided by it to the Trustee.

   The reserve fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by the Underwriter, which will report all income, gain, deduction or loss with respect thereto, and will not be an asset of any REMIC or the Trust Fund. Any amounts reimbursed by the Trust Fund to the reserve fund will be treated as though they were distributed to the Underwriter.

24.1     PAYMENTS TO INSURED CLASSES

The certificate insurance policy provides that on each distribution day the Insurer will pay the insured deficiency amount to the Trustee for the benefit of the holders of the insured class certificates. Any such payments will be applied as payments to the holders of the related insured class certificates in accordance with this agreement and the certificate insurance policy and will not be available for distribution to any other class.

24.2     THE CERTIFICATE INSURANCE POLICY

(a) On the third Insurer business day before a distribution day, the Servicer will determine whether the amount on deposit in the certificate account distributable to holders of the insured class certificates under "Distributions
- Distribution priorities" above will be insufficient to pay the insured deficiency amount on such distribution day, and, if insufficient, the Servicer will determine and advise the Trustee in writing delivered no later than 10AM, on such third business day as to the amount of any such deficiency, whereupon the Trustee will give notice to the Insurer and any appropriate Fiscal Agent (as defined in the certificate insurance policy) by telephone or telecopy of the amount of such deficiency, confirmed in writing to the Insurer, such notice to be substantially in the form of exhibit A to the certificate insurance policy and delivered by 12 noon, on such third Insurer business day.

   (b) If the Trustee receives a certified copy of a non-appealable order of the appropriate court that any principal or interest distribution on an insured class certificate has been voided in whole or in part as a preference under the federal Bankruptcy Code, the Trustee will (i) promptly notify the Insurer, as appropriate, and any Fiscal Agent, and (ii) comply with the provisions of the certificate insurance policy to obtain payment by the Insurer of such voided distribution. In addition, the Trustee will mail notice to all holders of the insured class certificates so affected that, in the event that any such holder's distribution is so recovered, such holder will be entitled to payment of such recovered amount pursuant to the terms of the certificate insurance policy, a copy of which will be made available to such holder by the Trustee. The Trustee will furnish to the Insurer and any appropriate Fiscal Agent its records listing any distributions on the affected insured class certificates that have been made by the Trustee and subsequently recovered from the affected holder, and the dates on which such payments were made by the Trustee.

   (c) At the time of the execution hereof, and for the purposes hereof, the Trustee will establish an Eligible Account in the name of the Trustee for the benefit of holders of the insured class certificates (the policy payments account) over which the Trustee will have exclusive control and sole right of withdrawal. The Trustee will deposit any amount paid under the certificate insurance policy into the policy payments account and distribute such amount only for the purposes of making payments to holders of the insured class certificates for insured deficiency amounts and insured preference amounts by the Insurer pursuant to the certificate insurance policy for which the related claim was made under the certificate insurance policy. Such amounts will be allocated by the Trustee to holders of insured class certificates affected by such shortfalls in the same manner as principal and interest distributions are allocated under "Distributions - Distribution priorities" above. It will not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the certificate account. However, any payments made on the insured class certificates from funds in the policy payments account will be noted as provided in section (e) below. Funds held in the policy payments account will not be invested by the Trustee.

   (d) Any funds received from the Insurer for deposit into the policy payments account pursuant to the certificate insurance policy for a distribution day or otherwise as a result of any claim under such certificate insurance policy will be applied by the Trustee directly to the payment in full (i) of the insured deficiency amount due on such distribution day on the related insured class certificates, or (ii) of the insured preference amount to which payments under the certificate insurance policy are to be applied. Funds received by the Trustee as a result of any claim under the certificate insurance policy will be used solely for payment of the holders of the related insured class certificates, respectively, and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee or the Trust Fund. Any funds remaining in the policy payments account on the first Insurer business day after each distribution day will be remitted promptly to the Insurer pursuant to the written instruction of the Insurer.

   (e) The Trustee will keep complete and accurate records in respect of (i) all funds remitted to it by the Insurer and deposited into the policy payments account and (ii) the allocation of such funds to (A) interest and principal distributions in respect of any insured class certificates, and (B) realized losses allocated to the insured class certificates. The Insurer will have the right to inspect such records at reasonable times during normal business hours upon three business days' prior notice to the Trustee.

   (f) The Trustee acknowledges, and each holder of an insured class certificate by its acceptance of such insured class certificate agrees, that, without the need for any further action on the part of the Insurer or the Trustee, to the extent the Insurer makes payments, directly or indirectly, of any insured deficiency amount or insured preference amount, the Insurer will be fully subrogated to the rights of the holders of such insured class certificates to receive such amounts from the Trust Fund. The holders of the insured class certificates, by acceptance of the insured class certificates, assign their rights as holders of the insured class certificates to the extent of the Insurer's interest with respect to amounts paid under the certificate insurance policy. Anything herein to the contrary notwithstanding, solely for purposes of determining the Insurer's rights as subrogee for distributions under this agreement, any payment with respect to distributions to the insured class certificates that is made with funds received pursuant to the terms of the certificate insurance policy will not be considered a distribution on the insured class certificates from the Trust Fund and will not result in an adjustment to the principal balance of the insured class certificates under "Adjustments to class balances" above.

   (g) Upon its becoming aware of the occurrence of an Event of Default, the Trustee will promptly notify the Insurer of such Event of Default.

   (h) The Trustee will promptly notify the Insurer of either of the following as to which it has actual knowledge: (A) the commencement of any proceeding by or against CMSI under the federal Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an insolvency proceeding) and (B) the making of any claim in connection with any insolvency proceeding seeking the avoidance as a preferential transfer (a preference claim) of the distribution made with respect to the insured class certificates. Each holder of an insured class certificate, by its purchase of an insured class certificate, and the Trustee hereby agree that the Insurer (so long as no default in payment by the Insurer under the certificate insurance policy exists) may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, (i) the direction of any appeal of any order relating to any preference claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Insurer will be subrogated to the rights of the Trustee and each holder of an insured class certificate in the conduct of any preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

   (i) The Trustee will surrender the certificate insurance policy to the Insurer for cancellation upon reduction of the principal balance of the insured class certificates to zero or replacement of the Insurer pursuant to " - Replacement of the certificate insurance policy" below.

   (j) In this section:

- The terms "receipt" and "received" will mean actual delivery to the Insurer and any appropriate Fiscal Agent prior to 12 noon on an Insurer business day; delivery either on a day that is not an Insurer business day or after 12 noon will be deemed to be receipt on the next succeeding Insurer business day.

- If any notice or certificate given under the certificate insurance policy by the Trustee is not in proper form or is not properly completed, executed or delivered, in any material manner, it will be deemed not to have been received. The Insurer or any appropriate Fiscal Agent will promptly so advise the Trustee and the Trustee may submit an amended notice.

-     Insurer business day means any day other than (A) a Saturday or Sunday or
(B) a day on which the Insurer is closed or banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

   (k) Each notice, report, opinion or other written item (other than Mortgage Documents) delivered pursuant to the penultimate paragraph of section 2.3, and sections 2.4, 3.4, 3.5, 3.9, 3.19, 3.24, 6.4, 6.5, 8.8, 9.1 and 11.2 will also be delivered to any Insurer at the times and in the manner set forth therein.

24.3     PAYMENTS TO INSURER

After all distributions have been made on a distribution day under "Distributions - Distribution priorities" above, other than distributions to any residual class, the Trustee will pay to the Insurer from any funds remaining in the pool distribution amount, reimbursement of amounts previously paid by the Insurer under the certificate insurance policy and any accrued interest thereon at the Late Payment Rate (as defined in the Insurance Agreement dated as of the cut-off date among the Insurer, CMSI and the Trustee, as amended from time to time) plus all other amounts due to the Insurer pursuant to the Insurance Agreement.

   Notwithstanding the foregoing, no payment owing pursuant to the preceding paragraph will be paid to the Insurer until the cumulative amount owing thereunder and not previously paid to the Insurer is equal to at least $750; provided, that upon the last scheduled distribution date or earlier termination pursuant to section 9.1 or replacement of the Insurer pursuant to "- Replacement of the certificate insurance policy" below, any cumulative amount owing thereunder and not previously paid to the Insurer will be paid to the Insurer.

24.4     REPLACEMENT OF THE CERTIFICATE INSURANCE POLICY

Notwithstanding any other provision of this agreement to the contrary, if the insured class certificates are downgraded by a rating agency solely as a result of the downgrade of the Insurer by Moody's to less than "Aa" and by S&P to less than "AA", CMSI will have the right, but not the obligation, to replace the certificate insurance policy in its entirety, at its own expense to the extent that the cost of such replacement exceeds any insurance premium, with another form of credit enhancement and to amend this agreement as necessary or appropriate in order to implement such replacement of the certificate insurance policy without the consent of the certificate holders or the Trustee; provided that: (a) the rating of the insured class certificates subsequent to any such replacement will at least equal the ratings initially assigned to such certificates by the rating agencies, and the Trustee and CMSI will have received notice confirming such ratings from the rating agencies; (b) the Trustee and CMSI have received an opinion of counsel to the credit enhancement provider to the effect (i) that (A) the credit enhancement is a valid and legally binding obligation of the credit enhancement provider enforceable in accordance with its terms and (B) the credit enhancement is not a separate security or, if a separate security, is exempt from registration or has been duly registered under the Securities Act, (ii) that the credit enhancement meets the condition set forth in section II(i) of U.S. Department of Labor Prohibited Transaction Class Exemption 83-1, provided however, that such opinion with respect to this clause
(ii) only may be waived by CMSI upon advice of outside counsel, and (iii) such opinion will also cover such other matters as the Trustee or CMSI will reasonably require; (c) the certificate insurance policy has been delivered to the Insurer for cancellation, and (d) written notice will be given to the insured class certificate holders of such replacement within 10 Insurer business days following such replacement.

24.5     DEFINED TERMS

In this section, "Insured classes," and the preceding section, "Retail classes," the following terms have the following meanings:

   insured deficiency amount means for each class of insured class certificates and any distribution day, without duplication,

- the sum of (i) any shortfall in amounts available to pay the current interest allocation for such distribution day for the related insured class certificates, and (ii) the amount of the principal or interest portion of any realized losses for such distribution day allocated to the related insured class certificates, and

- for the last scheduled distribution day, the principal balance of the related insured class certificates to the extent unpaid on the last scheduled distribution day after taking into account all distributions to be made on such distribution day.

   insured preference amount means, any amount previously distributed to a holder of insured class certificates on the insured class certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), in accordance with a final nonappealable order of a court having competent jurisdiction.

   insured payment means, for the insured class (i) on any distribution day, the insured deficiency amount and (ii) the insured preference amount for the insured class.

25       ADVANCE ACCOUNT

There is/are no Advance Account, Advance

Account Advances, Advance Account Available Advance Amount, Advance Account Depository, Advance Account Depository Agreement, Advance Account Funding Date, or Advance Account Trigger Date, Paying Agent Failure, or Paying Agent failure advance.

                                      [OR]

25.1     DEFINED TERMS

In this agreement, the following terms have the following meanings:

   Advance Account: The account established and maintained pursuant to the Advance Account Depository Agreement. Such account shall meet the requirements stated in section 11.2 hereto for the certificate account or shall be held in the corporate trust department of a depository institution with trust powers.

   Advance Account Advances: The aggregate of the Paying Agent failure advances made from the Advance Account pursuant to section 25.2, and deposited into the certificate account, the amount of any such advance account advance with respect to a distribution day being no more than the Advance Account Available Advance Amount.

   Advance Account Available Advance Amount: As defined in the Advance Account Depository Agreement.

   Advance Account Depository: The depository institution with which the Advance Account will be maintained pursuant to the Advance Account Depository Agreement.

   Advance Account Depository Agreement: The Advance Account Depository Agreement to be executed by the Advance Account Depository, the Paying Agent in its individual capacity and as Paying Agent, and the Servicer, substantially in the form attached hereto on or before an Advance Account Funding Date.

   Advance Account Funding Date: The tenth business day following the Advance Account Trigger Date.

   Advance Account Trigger Date: The date upon which the senior long term debt of Citigroup Inc. or the Paying Agent is downgraded by Moody's below Baa3 and Al, respectively; provided, however, if Moody's has advised the Servicer that such downgrade would not cause the senior classes, or the subordinated classes to be downgraded then such date shall not be considered an Advance Account Trigger Date for purposes of this agreement. If Moody's advises the Servicer pursuant to the above proviso, Moody's may also specify the new rating levels at which a downgrade would result in an Advance Account Trigger Date and such rating levels shall replace the rating levels specified in the preceding sentence.

   Paying Agent Failure: As to any distribution day, the failure of the Paying Agent to deposit an affiliated Paying Agent advance or Third Party Paying Agent advance in the certificate account as required under section 3.4.

   Paying Agent failure advance: As to any distribution day subsequent to the Advance Account Funding Date, the amount, if any, required to be deposited in the certificate account from amounts withdrawn from the Advance Account on account of a Paying Agent Failure, which amount is equal to the lesser of (i) the amount of any Third Party Paying Agent advance or affiliated Paying Agent advance required to be made by the Paying Agent with respect to such distribution day but not made, and (ii) the then applicable Advance Account Available Advance Amount.

25.2     ADVANCE ACCOUNT, PAYING AGENT FAILURE ADVANCES

(a) In the event that an Advance Account Trigger Date occurs, the Servicer will notify the Paying Agent in writing of such occurrence and, the Servicer and the Trus-tee, in both its individual capacity and as Trustee, shall enter into an agreement in a form substantially similar to that attached hereto with the Advance Account Depository on or prior to the Advance Account Funding Date. The Advance Account shall be in the name of the Advance Account Depository, as trustee for the benefit of the Trustee and the Trustee, in its individual capacity, and its permitted successors in interest ("permitted successors"), as their interest may appear.

   (b) On or prior to the Advance Account Funding Date, the Paying Agent (in its individual capacity) shall pay to the Advance Account Depository, for deposit into the Advance Account an amount in cash equal to (i) the product of (A) 0.20% and (B) the scheduled principal balance of the mortgage loans as of the close of business on the Advance Account Trigger Date or (ii) such lesser amount as the rating agencies may specify.

   (c) The Paying Agent shall, no later than 3PM on the business day preceding each distribution day occurring subsequent to the Advance Account Funding Date as to which the Paying Agent has failed to deposit timely a Third Party Paying Agent advance or affiliated Paying Agent advance in the certificate account as required by section 3.4, submit a Notice for Payment to the Advance Account Depository requesting a Paying Agent failure advance from the Advance Account.

   (d) The Advance Account shall be reimbursed for any Advance Account Advances from future Remittances, net recoveries or other proceeds or collections or in respect of the Third Party Mortgage Loans or affiliated mortgage loans, as provided for in this agreement (the aggregate of such amounts as to any distribution day, the "Advance Account Reimbursement Amount").

   (e) On or before each distribution day occurring on or after the Advance Account Funding Date, the Servicer shall pay, to the extent of funds available, to the Advance Account by wire transfer of immediately available funds the Advance Account Reimbursement Amount with respect to such distribution day as provided in the Agreement.

   (f) On each distribution day, the amount in the Advance Account will be reduced and released to the extent permitted in the Advance Account Depository Agreement.

   (g) Notwithstanding the foregoing, an alternative method of limited support for the Paying Agent's obligation to make advances in respect of the mortgage loans may be provided, if such change does not cause the then current ratings of the certificates or any outstanding class thereof to be lowered by the rating agencies.

26       THIRD PARTY MORTGAGE LOANS

   There is/are no Custodial Account for P&I, Escrow Account, Expense Rate, Expenses, Master Servicer, Master Servicing Fee, Third Party Certificate Account Advance, Third Party Master Servicer, Third Party Master Servicing Fee Rate, Third Party Mortgage Loans, Third Party Paying Agent Advances, Third Party Servicer, Third Party Servicing Agreement, Third Party Servicing Fee Rate, Third Party Paying Agent advances, or Third Party Uncommitted Cash.

                                      [OR]

26.1     DEFINED TERMS

In this agreement, the following terms have the following meanings:

   Certificate Account Deposit Date: As to any distribution day, the business day preceding such distribution day.

   Custodial Account for P&I: The custodial account for principal and interest established and maintained as a separate account by each Third Party Servicer pursuant to its Third Party Servicing Agreement and caused to be established and maintained by the Third Party Servicer, pursuant to section 26.2.

   Escrow Account: The Escrow Account or Accounts established and maintained as separate accounts by each Third Party Servicer pursuant to its Third Party Servicing Agreement or otherwise and caused to be established and maintained by the Master Servicer, pursuant to section 26.2.

   Expense Rate: As to each Third Party Mortgage Loan, the sum of the related Third Party Servicing Fee Rate and the Third Party Master Servicing Fee Rate.

   Expenses: As to each Third Party Mortgage Loan, the Expense Rate multiplied by the scheduled principal balance of such Third Party Mortgage Loan on the first day of the month preceding such distribution day.

   Master Servicer: CMSI, or its successor in interest, or any successor Master Servicer appointed as herein provided.

   Master Servicing Fee: The amount payable to the Master Servicer pursuant to section 3.21 hereof.

   Master Servicer Fee Rate: As to any Third Party Mortgage Loan, 0.05% per annum.

   Third Party Certificate Account Advance: With respect to any distribution day, the amount of any Third Party Uncommitted Cash to be distributed to certificate holders to cover Remittance Delinquencies related to any Third Party Mortgage Loan on such distribution day.

   Third Party Master Servicer: The entity, if any, so named as such in the Series Terms, and its successors and permitted assigns.

   Third Party Master Servicing Fee Rate: The rate per annum, if any, so specified in the Series Terms.

   Third Party Mortgage Loans: The mortgage loans (if any) listed in exhibit B-TP hereto.

   Third Party Paying Agent Advance: The aggregate of the deposit into the certificate account made by the Paying Agent with respect to Third Party Mortgage Loans pursuant to section 3.4, which shall equal

   (a) the sum of (i) the aggregate of Remittance Delinquencies (net of Uncovered Remittance Delinquencies) as of the related Deposit Date on Third Party Mortgage Loans, and (ii) the aggregate amount of all previous Third Party Paying Agent Advances not yet reimbursed to the certificate account, minus

   (b) the sum of voluntary advances in respect of Third Party Mortgage Loans and any Third Party Uncommitted Cash.

   Third Party Servicer: Any person with which the Master Servicer has entered into a Third Party Servicing Agreement and which satisfies the requirements set forth herein. Each Third Party Mortgage Loan shall have a Third Party Servicer.

   Third Party Servicing Agreement: The written contract between the Master Servicer and any Third Party Servicer relating to servicing and/or administration of certain Third Party Mortgage Loans as provided in section 26.4.

   Third Party Servicing Fee: The amount payable to the Third Party Servicers pursuant to section 3.21 hereof

   Third Party Servicing Fee Rate: With respect to any Third Party Mortgage Loan, the rate specified as such on exhibit B-TP hereto under the heading "Sub Fee".

   Third Party Paying Agent advances: The aggregate of the advances with respect to the Third Party Mortgage Loans made by the Paying Agent pursuant to section 3.4, and deposited into the certificate account, the amount of any such Third Party Paying Agent advances with respect to a distribu-tion day being no more than (a) the sum of (i) all Remittance Delinquencies (net of Uncovered Remittance Delinquencies) on the Third Party Mortgage Loans as of such distribution day, and (ii) the aggregate amount of all previous Third Party Certificate Account Advances not yet reimbursed to the certificate account, minus (b) the sum of (i) any voluntary advance by the Third Party Servicer or Third Party Master Servicer for that distribution day, and (ii) any Third Party Uncommitted Cash as of the Deposit Date for such distribution day.

   Third Party Uncommitted Cash: Any Uncommitted Cash relating to a Third Party Mortgage Loan.

26.2 THIRD PARTY MORTGAGE LOANS; CUSTODIAL ACCOUNTS FOR P&I AND CERTIFICATE ACCOUNT DEPOSITS

(a) The Master Servicer shall cause to be established and maintained segregated Custodial Accounts for P&I and segregated Escrow Accounts in accordance with the requirements of the Guide and shall deposit or cause to be deposited therein within two business days the amounts related to the Third Party Mortgage Loans required by the Third Party Servicing Agreements to be so deposited. Proceeds received with respect to individual Third Party Mortgage Loans from any title, hazard or other insurance policy covering such mortgage loan other than any Primary Mortgage Insurance Certificate shall be deposited first in the applicable Escrow Account if required for the restoration or repair of the related Mortgaged Property. Proceeds from such insurance policies not so deposited in the applicable Escrow Account and proceeds from any Primary Mortgage Insurance Certificate shall be deposited in the Custodial Account for P&I and shall be applied to the balances of the related Third Party Mortgage Loans as payments of interest and principal. Third Party Servicers are authorized to make withdrawals from the Custodial Accounts for P&I for the purposes required or permitted by this agreement and in accordance with the Guide. The Trustee shall have no responsibility for monitoring such withdrawals. The Custodial Accounts for P&I shall each bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Servicer and/or the owners of the Third Party Mortgage Loans. Amounts deposited in any Custodial Account for P&I shall be fully insured by the FDIC or the National Credit Union Share Insurance Fund. To the extent amounts received for deposit in any Custodial Account for P&I will not be fully insured, such excess shall either, at the option of the Master Servicer, be secured by one or more Eligible Investments maturing not later than the Determination Date with respect to such amounts or in every other case be promptly remitted to the certificate account or the account referred to in subsection (d) below, such Eligible Investments as evidenced by an opinion of counsel delivered and acceptable to the Trustee to the effect that the Master Servicer has either a claim to the funds held by the institution or a perfected first security interest against any such Eligible Investments superior to the claims of any other depositor or general creditor of such institution.

   The Master Servicer shall advance the payment of property taxes and insurance premiums and other similar payments relating to the Third Party Mortgage Loans that are not timely paid by the Mortgagors or advanced by the Third Party Servicers or the Third Party Master Servicer on the date when such tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required to so advance only to the extent that such ad-vances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds or Liquidation Proceeds or otherwise from the related Third Party Mortgage Loans.

   Any amounts received by a Third Party Servicer with respect to a Third Party Mortgage Loan shall be deemed to have been received by the Master Servicer for purposes of this agreement. In the event a Third Party Servicer fails to remit any amounts received by the Third Party Servicer and required to be remitted hereunder, the Master Servicer shall be obligated to transmit the required amounts to the Paying Agent regardless of the failure of the Third Party Servicer.

   The Master Servicer shall keep, or cause to be kept, and maintain, or cause to be maintained, separate accounting on a mortgage loan-by-mortgage loan basis, for any Remittances to or payments from the Custodial Accounts for P&I.

   (b) Not later than the Determination Date, the Master Servicer shall withdraw or direct the withdrawal from any funds in the Custodial Accounts for P&I and deposit into the certificate account the following amounts:

   (i) scheduled installments of principal and interest on the Third Party Mortgage Loans received or advanced by the Third Party Servicers or the Third Party Master Servicer which were due the first day of the current month, net of Third Party Servicing Fees due Third Party Servicers;

   (ii) principal prepayments in full and Liquidation and Insurance Proceeds net of Third Party Servicing Fees due Third Party Servicers;

   (iii) partial prepayments of principal received by the Third Party Servicer for such mortgage loans in the immediately preceding month, or the current month in the case of partial prepayments received with the scheduled installments of principal and interest which were due on the first day of the current month; and

   (iv) payments for repurchase of Third Party Mortgage Loans by Third Party Servicers.

   (c) Except as otherwise provided herein, the following payments and collections received or made by the Master Servicer shall be deposited into the certificate account on the Certificate Account Deposit Date (other than in respect of principal of and interest on the mortgage loans due on or before the cut-off date):

   Not later than the Certificate Account Deposit Date, the foregoing withdrawals and any amounts remitted to the Third Party Servicers pursuant to paragraph (a) and (b) above shall be deposited into the certificate account; provided, however, that (x) any principal prepayments in full or Liquidation or Insurance Proceeds with respect to the Third Party Mortgage Loans shall not be required to be deposited in the certificate account earlier than the Certificate Account Deposit Date in the month succeeding the month in which such amount was received by the related Third Party Servicer, and (y) the Substitution Adjustment Amount in connection with any Eligible Substitute Mortgage Loan and the proceeds from the repurchase of a Third Party Mortgage Loan shall not be required to be deposited in the certificate account earlier than the Certificate Account Deposit Date in the month following the month during which the circumstances which gave rise to such substitution or repurchase occurred.

   In addition, the Master Servicer shall deposit (or cause to be deposited) in the certificate account not later than the third business day preceding each Certificate Ac-count Deposit Date in the case of clause (i), and in the case of clauses (ii) through (iv) below on the Certificate Account Deposit Date:

   (i) Any voluntary advances with respect to the Third Party Mortgage Loans in respect of such distribution day;

   (ii) The amount, if any, with respect to a Third Party Mortgage Loan which was prepaid in full by the Mortgagor or for which a final liquidation has occurred during the preceding month required to be deposited by the Master Servicer pursuant to section 3.22 hereof;

   (iii) All Liquidation Proceeds received in the preceding month by the Master Servicer in connection with the liquidation of defaulted Third Party Mortgage Loans, net of related Liquidation Expenses;

   (iv) All Insurance Proceeds with respect to a Third Party Mortgage Loan received in the preceding month by the Master Servicer, other than proceeds applied to the restoration or repair of the related Mortgaged Property; and

   (v) With respect to the Third Party Mortgage Loans, any amount required to be deposited pursuant to section 3.17.

   CMSI shall deposit in the certificate account not later than the Certificate Account Deposit Date the Substitution Adjustment Amount in connection with any Eligible Substitute Mortgage Loan being substituted and the amount specified in sections 2.2 and 2.3 paid by CMSI in respect of any Third Party Mortgage Loan or property acquired in respect thereof as to which the circumstances giving rise to substitution or purchase occurred during the month preceding such Certificate Account Deposit Date (and not substituted or purchased by a Third Party Servicer for which a deposit has already been made to such Third Party Servicer's Custodial Account for P&I or otherwise deposited by the Master Servicer).

   (d) Prior to the Certificate Account Deposit Date the Master Servicer may deposit the amounts described in section 26.2(b) in a separate account in the name of the Master Servicer and the Trustee (such account shall be maintained in the trust department of a Depository and shall bear a designation clearly indicating that the principal of all investments in such account is held for the benefit of the Trustee on behalf of the certificate holders) (the "Custodial Investment Account") for investment only in one or more Eligible Investments. The Master Servicer shall bear any and all losses incurred on any investments made with such funds and shall be entitled to retain all gains realized on such investments as additional compensation for its services as Master Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Investment Account by the Master Servicer out of its own funds immediately as realized. Any successor Master Servicer appointed pursuant to this agreement shall not be responsible for losses attributable to its predecessor. No investments held in the Custodial Investment Account shall mature later than the Certificate Account Deposit Date.

26.3     CMSI TO ACT AS MASTER SERVICER OF THIRD PARTY MORTGAGE LOANS

CMSI, as Master Servicer, shall service and administer the Third Party Mortgage Loans and shall have full power and authority, acting alone and/or through a Third Party Master Servicer and Third Party Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable in connection therewith. Without limiting the generality of the foregoing, the Master Servicer in its own name is hereby authorized and em-powered by the Trustee, to execute and deliver, on behalf of the certificate holders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Third Party Mortgage Loans and with respect to the properties subject to the Mortgages. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties of the Third Party Mortgage Loans.

   Unless otherwise specified herein with respect to specific obligations of the Master Servicer, the Master Servicer shall service and administer the Third Party Mortgage Loans in the best interests of, and for the benefit of, the certificate holders, in accordance with prudent mortgage loan servicing standards and procedures accepted in the mortgage banking industry and in accordance with the Guide. The Master Servicer shall promptly notify the Trustee in writing of any event, circumstance or occurrence which may adversely affect the ability of the Master Servicer to service any Third Party Mortgage Loan or to otherwise perform and carry out its duties, responsibilities and obligations under and accordance with this agreement. The Master Servicer shall at all times maintain accurate records and books of account and an adequate system of audit and internal controls. All accounting and loan servicing records pertaining to each Third Party Mortgage Loan shall be maintained in such manner as will permit the Trustee, or its duly authorized representatives and designees to examine and audit and make legible reproductions of records during reasonable business hours. All such records shall be maintained for the period required by the Guide or such longer period as is required by law.

   The Master Servicer intends to perform its servicing and administration functions, as Master Servicer, pursuant to this agreement through the Third Party Master Servicer and the Third Party Servicers. All actions by the Third Party Servicers or the Third Party Master Servicer with respect to the servicing and administration of the Third Party Mortgage Loans shall be treated as though done by the Master Servicer itself. All documents, instruments or contracts executed by the Third Party Servicers on behalf of the Master Servicer shall be treated by the Trustee as though executed by the Master Servicer itself.

   All costs incurred by the Master Servicer or by the Third Party Master Servicer or any Third Party Servicers in effecting the timely payment of taxes and assessments on the properties subject to the Third Party Mortgage Loans shall not, for the purpose of calculating monthly distributions to certificate holders, be added to the amount owing under the related Third Party Mortgage Loans, notwithstanding that the terms of such Third Party Mortgage Loan so permit, and such costs shall be recoverable by the Master Servicer to the extent permitted by section 3.14.

26.4 SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND THIRD PARTY SERVICERS; ENFORCEMENT OF THIRD PARTY SERVICERS

(a) The Master Servicer may enter into Third Party Servicing Agreements with Third Party Servicers for the servicing and administration of certain of the Third Party Mortgage Loans. References in this agreement to actions taken or to be taken by the Master Servicer in servicing the Third Party Mortgage Loans include actions taken or to be taken by a Third Party Servicer on behalf of the Master Servicer. Each Third Party Servicing Agreement will be upon such terms and conditions as are not inconsistent with this agreement and as the Master Servicer and the Third Party Servicer have agreed and shall be effective as of the date of conveyance of the Third Party Mortgage Loans by CMSI to the Trustee. With the approval of the Master Servicer, a Third Party Servicer may delegate its servicing obligations to third-party servicers, but such Third Party Servicers will remain obligated under the related Third Party Servicing Agreement. The Master Servicer and any Third Party Servicer may enter into amendments thereto; provided, however, that any such amendments shall be consistent with and not violate the provisions of this agreement.

   (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the certificate holders, shall enforce the obligations of each Third Party Servicer under the related Servicing Agreement including, without limitation, the obligation to make advances in respect of delinquent payments as required by a Servicing Agreement, to purchase a mortgage loan on account of defective documentation, as described in section 2.2, or on account of a breach of a representation or warranty, as described in section
2.3. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related mortgage loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related mortgage loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. The Master Servicer may perform its obligations under this subsection (b) directly or through the Third Party Master Servicer.

26.5     LIABILITY OF THE MASTER SERVICER

Notwithstanding any Third Party Servicing Agreement, any of the provisions of this agreement relating to agreements or arrangements between the Master Servicer or a Third Party Servicer or reference to actions taken through a Third Party Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and certificate holders for the servicing and administering of the Third Party Mortgage Loans in accordance with the provisions of section 26.3 without diminution of such obligation or liability by virtue of indemnification from the Third Party Servicer and to the same extent and under the same terms and conditions as though the Master Servicer alone were servicing and administering the Third Party Mortgage Loans. For purposes of making distributions to certificate holders all amounts received by a Third Party Servicer in connection with the Third Party Mortgage Loans shall be deemed to have been received by the Master Servicer, and with respect to any successor Master Servicer from the time such successor Master Servicer becomes the Master Servicer, whether or not such amounts are actually remitted by the Third Party Servicer to the Master Servicer. The Master Servicer shall be entitled to enter into any agreement with a Third Party Servicer and nothing contained in this agreement shall be deemed to limit or modify such indemnification.

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27       REMIC PROVISIONS

27.1     CONSTITUENT REMICS

CMSI and the Trustee will make the appropriate elections to treat the Trust Fund, and the affairs of the Trust Fund will be conducted so as to qualify the Trust Fund, for federal income tax purposes as a single constituent REMIC - the lower-tier REMIC. The lower-tier REMIC will be the applicable constituent REMIC for purposes of section 3.19.

   The assets of the lower-tier REMIC will consist of the mortgage loans, such amounts as may from time to time be held in the certificate account and any retail reserve fund, any insurance policies relating to a mortgage loan, and property that secured a mortgage loan and that has been acquired by foreclosure or deed in lieu of foreclosure and all proceeds thereof. Classes A-1 through A-16, A-PO, A-IO, and B-1 through B-6 are designated as the regular interests in the lower-tier REMIC within the meaning of Internal Revenue Code Section 860G(a)(1). Class LR is designated as the residual interest in the lower-tier REMIC within the meaning of Internal Revenue Code Section 860G(a)(2).

27.2     THE CLASS P AND CLASS L REGULAR INTERESTS

There are no uncertificated class P regular interests. There are no uncertificated class L regular interests.

27.3     DISTRIBUTIONS TO CLASS P AND CLASS L REGULAR INTERESTS

   [Reserved]

27.4     REMIC ACCOUNTS AND DISTRIBUTIONS

CMSI and the Trustee will

- perform their respective duties in a manner consistent with the REMIC provisions of the Internal Revenue Code, and will not knowingly take or fail to take any action that would adversely affect the continuing treatment of the Trust Fund as segregated asset pools and the treatment of each such segregated asset pool as a REMIC or would result in the imposition of a tax on the Trust Fund, or any constituent REMIC, and

- carry out the covenants in this agreement and the elections and reporting required in section 3.7 on behalf of each constituent REMIC, including maintaining the following segregated accounts:

-     the certificate account,

-     if there is a pooling REMIC, a pooling REMIC account,

-     a lower-tier REMIC account, and

-     if there is an upper-tier REMIC, an upper-tier REMIC account.

   Any pooling REMIC account, the lower-tier REMIC account, and any upper-tier REMIC account will be established in the same manner as the certificate account.

   CMSI, on behalf of the Trustee, will deposit daily in the certificate account in accordance with section 3.2 all Remittances received by it, any amounts required to be deposited in the certificate account pursuant to section 3.1, all other deposits required to be made to the certificate account other than those amounts specifically designated to be deposited in any pooling REMIC account, the lower-tier REMIC account, or any upper-tier REMIC account in this section, "REMIC accounts and distributions," and all investments made with moneys on deposit in the certificate account, including all income or gain from such investments, if any. Funds on deposit in the certificate account will be held and invested in accordance with the applicable provisions of section 3.2. Distributions from the certificate account will be made in accordance with sections 3.4, 3.14 and these Series Terms to make payments in respect of the regular and residual interests in any pooling REMIC, the lower-tier REMIC, and any upper-tier REMIC

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

and to pay the servicing fee in accordance with section 3.3(g) and any insurance premium.

   Notwithstanding anything herein to the contrary, regular and residual interests in any pooling REMIC, the lower-tier REMIC, and any upper-tier REMIC will not receive distributions directly from the certificate account. On each distribution day,

- if there is a pooling REMIC, CMSI, on behalf of the Trustee, will withdraw from the certificate account and deposit by 12 noon in the pooling REMIC account all distributions to be made on such distribution day in respect of interest on and/or in reduction of the principal balance of any class P regular interests, and

- if there is no pooling REMIC, CMSI, on behalf of the Trustee, will withdraw from the certificate account and deposit by 12 noon in the lower-tier REMIC account all distributions to be made on such distribution day in respect of interest on and/or in reduction of the principal balance of the regular interests in the lower-tier REMIC.

   If there is an upper-tier REMIC, CMSI, on behalf of the Trustee, will immediately thereafter withdraw from the lower-tier REMIC account and deposit in the upper-tier REMIC account all distributions to be made on such distribution day in respect of interest on and/or in reduction of the principal balance of any class L regular interests.

   The Trustee will cause to be distributed from the lower-tier REMIC account and any upper-tier REMIC account, to the extent funds are on deposit therefor, all amounts required to be distributed with respect to the regular and residual interests in the lower-tier REMIC and any upper-tier REMIC as specified in these Series Terms.

   To the extent that any part of the lower-tier REMIC account or any upper-tier REMIC account is designated in these Series Terms as an Investment Account, the provisions in section 3.2 hereof applicable to the investment of funds will apply to such REMIC accounts. In addition, section 3.2(b) will apply to such REMIC accounts.

   (b) The Servicer will maintain books for constituent REMICs on a calendar year taxable year and on the accrual method of accounting.

   (c) The Trustee will not create, or permit the creation of, any "interests" in any constituent REMIC within the meaning of Internal Revenue Code Section 860D(a)(2) other than the interests represented by the certificates or, if there are multiple REMICs, the uncertificated regular interests in any pooling REMIC or (if there is an upper-tier REMIC) the lower-tier REMIC.

   (d) Except as otherwise provided in the Internal Revenue Code, CMSI will not grant, and neither the Servicer nor the Trustee will accept, property unless (i) substantially all of the property held by each constituent REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Internal Revenue Code Sections 860G(a)(3) and (5), respectively, and (ii) no property will be granted to a constituent REMIC after the startup day, unless the grant would not subject the constituent REMIC to the 100% tax on contributions to a REMIC after the startup day imposed by Internal Revenue Code Section 860G(d).

   (e) The Trustee will not accept on behalf of the Trust Fund or a constituent REMIC any fee or other compensation for services and will not accept on behalf of the Trust Fund any income from assets other than those permitted to be held by a REMIC.

   (f) Neither the Servicer nor the Trustee will sell or permit the sale of all or any portion of the mortgage loans, or of an Eligible Investment held in the certificate account or in any REMIC account (other than in accor-

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

dance with sections 2.2, 2.3, 2.4 and 3.2(d)) unless such sale is pursuant to a "qualified liquidation" as defined in Internal Revenue Code Section 860F(a)(4)(A) and is in accordance with section 9.1.

27.5     TAX MATTERS PERSON

If in any taxable year there will be more than one holder of any class of residual certificates, a tax matters person may be designated for the related REMIC, who will have the same duties for the related REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Internal Revenue Code, and who will be, in order of priority, (i) the Servicer or an affiliate of the Servicer, if the Servicer or such affiliate is the holder of a residual certificate of the related REMIC at any time during the taxable year or at the time the designation is made, (ii) if the Servicer is not a holder of a residual certificate of the related REMIC at the relevant time, the Servicer as agent for the holder of the residual certificate of the related REMIC, if the designation is permitted to be made under the Internal Revenue Code, or (iii) the holder of a residual certificate of the related REMIC or person who may be designated a tax matters person in the same manner in which a tax matters partner may be designated under applicable Treasury Regulations, including Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations
Section 301.6231(a)(7)-1T.

28       EXPENSES AND LIABILITIES OF THE TRUST FUND

CMSI, as Servicer, will be liable for all expenses, liabilities and obligations of the Trust Fund (other than the obligation to make distributions in reduction of principal balance of the certificates and the obligation to make distributions of interest on the certificates) including those set forth in section 8.5. To the extent such expenses, liabilities or obligations consist of federal income taxes, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property and taxes on certain contributions to a REMIC after the startup day, nothing will prevent the Servicer from contesting any such tax, if permitted by law, pending the outcome of such proceedings. If the Paying Agent determines that on any distribution day the amount in the certificate account due CMSI as its Servicing Fee, after the distribution of all amounts required to be distributed to the holders of the certificates has been made, is insufficient to pay expenses or meet any obligation of the Trust Fund, the Paying Agent will give notice of the shortfall to CMSI setting forth the basis for its determination. Within ten business days of such notice, CMSI will deliver to the Paying Agent immediately available funds in the amount of the insufficiency.

29       SPECIAL PROVISIONS REGARDING ADVANCES

Notwithstanding any other provision of this agreement:

29.1     SOLDIERS' AND SAILORS' ACT

The Servicer may elect to advance part or all of the shortfall in interest collections on any mortgage loan due to the federal Soldiers' and Sailors' Civil Relief Act or any similar state legislation, and later recoup the advances from later payments on the mortgage loan. Any portion of such advances that can not be recouped from later payments on the mortgage loan will be considered a Nonrecoverable Advance.

29.2     PROPOSED MORATORIUM LEGISLATION

If after the date of this agreement, any state or locality enacts legislation granting a full or partial moratorium on mortgage payments to any Mortgagor during any period that such Mortgagor is on active military

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

service, the Servicer, will, by notice to the Paying Agent, elect whether the Servicer will advance part or all of any postponed payments under such legislation. The Servicer will make such election separately for each state or locality that adopts such legislation. To the extent the Servicer elects not to advance part or all of such postponed payments, neither the Trustee nor the Paying Agent will have any obligation to advance such payments.

30       NOTICES

Notices should be sent:

   To the Trustee at its corporate trust office stated in "The series - Establishment" above.

   To CMSI at Citicorp Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63304, Attention: Jerome A. Cipponeri.

   To S&P at 55 Water Street, 41st Floor, New York, New York 10041.

   To Moody's at 99 Church Street, New York, New York 10007.

   To Fitch at Residential Mortgage Pass-Through Monitoring, Fitch Ratings, One State Street Plaza, 30th Floor, New York, New York 10004.

   To [...] at [...].

   To any Insurer, at the address given for the Insurer in the first paragraph of "Insured classes" above.

   The Trustee, Paying Agent, any Insurer, and CMSI may each change their address for notices by written notice to the others.

31       INITIAL DEPOSITORIES

The initial Depository for the certificate and servicing accounts for the mortgage loans shall be Citibank (West) FSB.

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

STANDARD TERMS

1        DEFINITIONS AND USAGES

1.1      DEFINED TERMS

In this agreement, the following words and phrases have the following meanings:

   accrual termination day: For an accrual class, the earlier of (1) the first distribution day on which the principal balance of each of its accrual directed classes on the preceding day is zero, or (2) the subordination depletion date.

   Additional Collateral: Any property (other than the Mortgaged Property) pledged by or on behalf of a Mortgagor as security for the related mortgage loan including, without limitation, marketable securities.

   affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   Affiliated Certificate Account Advance: With respect to any distribution day, the amount of any Affiliated Uncommitted Cash to be distributed to certificate holders to cover Remittance Delinquencies related to any affiliated mortgage loan on such distribution day.

   affiliated mortgage loans: The mortgage loans listed in exhibit B hereto.

   Affiliated Uncommitted Cash: Any Uncommitted Cash relating to an affiliated mortgage loan.

   Aggregate Outstanding Advances: As of any Determination Date, the aggregate of Net Voluntary Advances, Net Paying Agent advances and net Advance Account Advances made for the period from the cut-off date to such Determination Date (plus any voluntary advances, Paying Agent advances, Advance Account Advances, Affiliated Certificate Account Advances and Third Party Certificate Account Advances to be made on the next succeeding distribution day).

   appraisal: With respect to a mortgage loan, the appraisal conducted in connection with the origination of such mortgage loan, whether originated upon the purchase of the related Mortgaged Property or in connection with a refinancing.

   Authenticating Agent: The Trustee may at any time appoint an Authenticating Agent for all of the certificates pursuant to section 8.12. Any such Authenticating Agent may be removed, and any other Authenticating Agent appointed, as permitted by section 8.12.

   Authorized Officer: With respect to CMSI, the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Controller, Assistant Controller, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any other natural person designated in an Officer's Certificate signed by any of the foregoing officers and furnished to the Trustee and, solely in the case of an Officer's Certificate given pursuant to section 11.1, any Servicing Officer.

   Bankruptcy Code: The United States Bankruptcy Code of 1978.

   bankruptcy coverage termination date: The distribution day upon which the bankruptcy loss limit has been reduced to zero or a negative number (or the subordination depletion date, if earlier).

   bankruptcy loss: With respect to any mortgage loan, (1) a debt service reduction or (2) a deficient valuation; provided however, that a bankruptcy loss shall not be deemed a bankruptcy loss hereunder so long as the Servicer has notified the Trustee in writing that the Servicer (or its designee) is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and either (A) the related mortgage loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such mortgage loan are being advanced on a current basis without giving effect to any debt service reduction.

   bankruptcy loss limit: As of any distribution day, the bankruptcy loss limit will equal the initial bankruptcy loss limit minus the aggregate amount of bankruptcy losses since the cut-off date. The bankruptcy loss limit may be further reduced by CMSI (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, CMSI shall obtain written confirmation from each rating agency that such reduction shall not adversely affect the then-current rating assigned to the certificates by each rating agency and shall provide a copy of such written confirmation to the Trustee.

   beneficial owner: With respect to a certificate held by a Clearing Agency, the Person who is the beneficial owner of such certificate as reflected on the books of such Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly or as an Indirect Participant, in accordance with the rules of such Clearing Agency).

   business day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or in the cities where the Trustee, the Paying Agent, the Servicer, the Subservicer, if any, and (but only if the day is a day on which deposits of funds received on Third Party Mortgage Loans is being made to the Trustee by the Third Party Master Servicer) the Third Party Master Servicer are located are authorized or obligated by law or executive order to be closed or, in the case of a distribution day and if there are book-entry certificates, any day on which the relevant Clearing Agency is closed. For purposes of determining LIBOR for any LIBOR classes, a business day is a day on which banks in London and New York are open for the transaction of international business.

   Buydown Account: The deposit account or accounts, which may bear interest, created and maintained in the name of the Trustee for the benefit of the Mortgagors, subject to the rights of the Trustee pursuant to the Buydown Subsidy Agreements.

   Buydown Funds: Funds contributed at origination by the seller or buyer of a property subject to a Buydown Mortgage Loan, or by any other source, plus interest earned thereon, in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

   Buydown Mortgage Loan: Any mortgage loan in respect of which, pursuant to a Buydown Subsidy Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period and (ii) the difference between the payments required under such Buydown Subsidy Agreement and the Mortgage Note is provided from Buydown Funds.

   Buydown Subsidy Agreement: The agreement relating to a Buydown Mortgage Loan pursuant to which an Originator may apply the Buydown Funds to a Mortgagor's payments.

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

   certificate holder or holder: The Person in whose name a certificate is registered in the Certificate Register.

   Citibank banking affiliate shall mean an affiliate of Citibank, N.A. that is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, or (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws.

   class: With respect to certificates, any certificates designated as a class in the Series Terms, with respect to any class L or class P regular interests, the regular interests in the constituent REMIC designated as such in "REMIC provisions" above, and with respect to residual certificates, all residual certificates having the same class designation. A reference to a "class" or "classes" will be understood not to include a residual class of certificates unless otherwise expressly stated.

   class percentage: For one or more classes, the ratio of the aggregate of the principal balances of the classes to the aggregate of the principal balances of all classes of the series, expressed as a percentage.

   classes A-x through A-y: For a positive integer x and a greater integer y, each class A-z for all integers z from x through y, inclusive. Example: "classes A-3 through A-5" means each of classes A-3, A-4, and A-5. If a class is designated with an integer and letter pair, then such class follows the class with the same integer x and precedes the class of the next greater integer y.
Example: "classes A-3 through A-5" means, if there are classes A-4A and A-4B, each of classes A-3, A-4, A-4A, A-4B, and A-5.

   classes B-x through B-y: For a positive integer x and any greater integer y, each class B-z for all integers z from x through y, inclusive. Example: "classes B-3 through B-5" means each of classes B-3, B-4 and B-5.

   Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency will be The Depository Trust Company.

   Clearing Agency Participant: A broker, dealer, bank other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

   CMSI Order: A written order or request signed in the name of CMSI by an Authorized Officer thereof.

   Compensating Cap: With respect to any distribution day, the lesser of (a) the aggregate amount of the Servicing Fee actually received on the affiliated mortgage loans for such distribution day and (b) the product of (x) 0.125% and
(y) one-twelfth of the aggregate scheduled principal balance of the affiliated mortgage loans as of the preceding distribution day.

   debt service reduction: With respect to any mortgage loan, a reduction in the scheduled monthly loan payment for such mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code or any other similar state law, except such a reduction that would constitute a deficient valuation. If such court proceeding results in an increase in the scheduled payment for any month (for example, a final balloon payment or a payment in a month after the originally scheduled maturity of the mortgage loan), the increased payment shall be considered a scheduled payment and not a debt service reduction.

   Example: Suppose a homeowner has a mortgage loan with an outstanding principal balance of $50,000 and an interest rate of 7%. The loan has 10 years to run. The homeowner files for bankruptcy, and the bankruptcy court (1) reduces the outstanding principal balance to $40,000, (2) reduces the interest rate to 6%, and (3) stretches the payments out to 20 years. Then

-  the $10,000 reduction in principal owed is a bankruptcy loss, and

- the difference between the monthly payment the homeowner would have made on the remaining $40,000 at the original interest rate and maturity, and the monthly payment the homeowner is now required to make on the new lower interest rate and extended maturity, is a debt service reduction, and

- payments in the final 10 years (that is, after the originally scheduled maturity) will be scheduled payments.

   deficient valuation: With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly loan payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code or any other similar state law.

   Deposit Date: The business day preceding each distribution day or if the certificate account is held at Citibank, N.A., such distribution day.

   Depository: The bank or banks or savings and loan association or associations or trust company or companies (which may be the Trustee or which may be Citibank, N.A. or a Citibank banking affiliate ) at which the certificate account, Buydown Account, Escrow Account, Custodial Account for P&I and Servicing Account are established or maintained pursuant to section 3.2, 3.13 or
26.2. Each Depository must meet the requirements set forth in section 11.2.

   Determination Date: The Determination Date with respect to each distribution day is the close of business on the 18th day (or, if such day is not a business day, the preceding business day) of the month in which the related distribution day occurs.

   discount loan: A mortgage loan that has a pass-through rate less than the target rate.

   Due Period: With respect to any Determination Date, the period beginning at the close of business on the first day of the month next preceding the month of such Determination Date (or, in the case of the Due Period that is applicable to the first Determination Date, beginning at the close of business on the cut-off date) and ending at the close of business on the first day of the month of such Determination Date.

   Eligible Account: Either (A) a segregated account or accounts maintained at Citibank, N.A. or any Citibank banking affiliate, provided that the short-term unsecured debt obligations of Citibank, N.A. or such Citibank banking affiliate are rated at least "A-1" by S&P if S&P is a rating agency, "F-l" by Fitch if Fitch is a rating agency, and "P-1" by Moody's if Moody's is a rating agency, or
(B) a segregated account or accounts maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated at least in the category of "AA" by S&P if S&P is a rating agency, in the category of "AA" by Fitch if Fitch is a rating agency, and in the category of "Aa" by Moody's if Moody's is a rating agency, and which has a short term rating of at least "A-1" by S&P if S&P is a rating agency, "F-1" by Fitch if Fitch is a rating agency, and "P-1" by Moody's if Moody's is a rating agency and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws and (iv) a principal subsidiary of a bank holding company or (C) a trust account (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or of a trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (C).

   Eligible Investments: Any one or more of the following obligations or securities:

   (i) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, Fannie Mae, the Farm Credit Banks, the Federal Home Loan Banks, the Student Loan Marketing Association (but only with respect to obligations backed by letters of credit or senior obligations) or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided, however, that any obligation of, or guaranteed by, the Federal Home Loan Banks or the Farm Credit Banks or any obligation of, or guaranteed by, FHLMC or Fannie Mae, other than a senior debt obligation of FHLMC or Fannie Mae or a mortgage participation or pass-through certificate guaranteed by FHLMC or Fannie Mae, excluding stripped mortgage securities which are valued greater than par on the portion of unpaid principal, shall be an Eligible Investment only if, at the time of investment, such investment is acceptable to each rating agency;

   (ii) Federal Funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a credit rating of not less than "A-1" by S&P if S&P is a rating agency, "P-1" by Moody's if Moody's is a rating agency, and "F-1" by Fitch if Fitch is a rating agency; each such investment being expressly authorized and deemed authorized by a certificate holder's purchase and/or acceptance of any residual certificate when acting in the capacity of a fiduciary (including a "fiduciary" of an "employee benefit plan" subject to ERISA, as those term are defined in Sections 3(21) and 3(3) of ERISA, respectively) which purchase and/or acceptance shall also evidence and be deemed to evidence any such certificate holder's representation and warranty to CMSI, the Certificate Registrar and the Trustee and any agent of the Trustee that such certificate holder is duly authorized by and empowered under appropriate governing instruments (for example, an employee benefit plan, in the case of an ERISA fiduciary) to give such authorization; and money market funds investing exclusively in any of the investments discussed in this definition of Eligible Investments with a rating of not less than "A-1" by S&P if S&P is a rating agency, "F-1" by Fitch if Fitch is a rating agency and "P-1" by Moody's if Moody's is a rating agency;

   (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or

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

guaranteed by an agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in either case where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) with a rating of not less than "A-1" by S&P if S&P is a rating agency, "P-1" by Moody's if Moody's is a rating agency and "F-1" by Fitch if Fitch is a rating agency;

   (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have an unsecured long-term debt rating, in the event that S&P is one of the rating agencies, of at least in the category of AA, in the event that Fitch is one of the rating agencies, of at least in the category of AA and in the event Moody's is one of the rating agencies, of at least in the category of Aa, or an unsecured short-term debt rating, in the event that S&P is one of the rating agencies, of at least A-1, in the event that Fitch is one of the rating agencies, of at least F-1 and in the event Moody's is one of the rating agencies, of at least P-1, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal balance of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the aggregate current principal balance of certificates outstanding and of the current percentage interest of the residual certificates outstanding, and the aggregate principal balance of all cash and Eligible Investments, held in the Trust Fund;

   (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having at the time of such investment a rating of not less than "A-1" by S&P if S&P is a rating agency, "F-1" by Fitch if Fitch is a rating agency and "P-1" by Moody's if Moody's is a rating agency;

   (vi)  a Qualified GIC;

   (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts;

   (viii) any other money market deposit, obligation, security or investment bearing interest or sold at a discount which has an unsecured short-term debt rating, in the event that S&P is one of the rating agencies, of at least "A-1", in the event that Fitch is one of the rating agencies, of at least "F-1" and, in the event that Moody's is one of the rating agencies, of at least "P-1", or if such investment relates to a money market fund, such fund must be rated in the highest rating category by each rating agency; and

   (ix) any other demand or time deposit, obligation, security or investment bearing interest or sold at a discount as may be acceptable to each rating agency;

   provided, that each such Eligible Investment is a "permitted investment" as defined in Internal Revenue Code Section 860G(a)(5).

   Eligible Substitute Mortgage Loan: With respect to any mortgage loan or mortgage loans included in the Trust Fund for which such Eligible Substitute Mortgage Loan is being substituted, a mortgage loan for

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

which all payments of principal and interest due on or before the Substitution Day have been received and which has the following characteristics:

   (a) a Mortgage Note Rate equal to or greater than that of such mortgage loan or, if there is more than one such mortgage loan, equal to or greater than the highest Mortgage Note Rate among them;

   (b) a date of maturity no later than, and no more than one year prior to, that of any such mortgage loan or mortgage loans;

   (c) an original term to maturity equal to that of such mortgage loan or mortgage loans; and

   (d) an aggregate scheduled principal balance, together with any other Eligible Substitute Mortgage Loans being substituted for such mortgage loan or mortgage loans, equal to or greater than that of such mortgage loan or mortgage loans;

   provided, (i) that clause (d) hereof may be satisfied by deposit in the certificate account of sufficient funds so that the scheduled principal balance (calculated by including such funds) of such Eligible Substitute Mortgage Loan satisfies such clause, which funds shall be separately accounted for as a reserve fund in such certificate account and will be remitted to certificate holders in the month following receipt when such repurchase proceeds are remitted to compensate for the resulting shortfall incurred in connection with such substitution of mortgage loans and (ii) that the Trustee shall receive, not later than the Substitution Day, an opinion of counsel (who may not be an employee of CMSI or of an affiliate of CMSI), dated the Substitution Day to the effect:

   (A) that all documents delivered to the Trustee in connection with such substitution comply as to form with the requirements of section 2.4(a);

   (B) that all conditions to such substitution specified in section 2.4(a) have been satisfied;

   (C) that the Eligible Substitute Mortgage Loans are "qualified replacement mortgages" as defined in Internal Revenue Code Section 860G(a)(4); and

   (D) that the substitution of such Eligible Substitute Mortgage Loans and the deposit of cash in the certificate account, if any, will not constitute a "prohibited transaction" within the meaning of Internal Revenue Code Section 860F(a), will not adversely affect the status of the Trust Fund as comprised of the constituent REMICs and will not otherwise subject the Trust Fund to any tax.

   ERISA: The applicable provisions of the Employee Retirement Income Security Act of 1974.

   ERISA Restricted Certificates: The B-4, B-5 and B-6 certificates and each class of ratio-stripped IO certificates.

   Exchange Act: The Securities Exchange Act of 1934.

   extraordinary event: Any of the following events: (i) hostile or warlike action in time of peace or war; (ii) the use of any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or (iii) insurrection, rebellion, revolution, civil war or any usurped power or action taken by any governmental authority in preventing such occurrences (but not including looting or rioting occurring not in time of war).

   FDIC: The Federal Deposit Insurance Corporation.

   FHLMC: The Federal Home Loan Mortgage Corporation.

   Fitch: Fitch Ratings.

   Foreclosure Profits: As to any distribution day, the excess, if any, of net liquidation proceeds in respect of each mortgage loan that became a Liquidated Loan during the

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month next preceding the month of such distribution day over the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Note Rate on the unpaid principal balance thereof from the first day of the month to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Loan, from the first day of the month to which interest was last deemed to have been paid ) to the first day of the month following the month in which such mortgage loan became a Liquidated Loan.

   fraud loss limit: As of any distribution day after the cut-off date, an amount equal to: (X) prior to the second anniversary of the cut-off date, an amount equal to the initial fraud loss limit minus the aggregate amount of fraud losses since the cut-off date, and (Y) from the second through fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the fraud loss limit as of the most recent anniversary of the cut-off date and (b) 0.50% of the aggregate scheduled principal balance of all the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amount of fraud losses since the most recent anniversary of the cut-off date. After the fifth anniversary of the cut-off date the fraud loss limit shall be zero.

   fraud loss: A Liquidated Loan Loss as to which there was fraud in the origination of such mortgage loan.

   GIC: A guaranteed investment contract or surety bond.

   GNMA: the Government National Mortgage Association.

   group. In a multiple-pool series, the classes related to a pool; in a single-pool series, all the classes.

   group target-rate class percentage: For one or more target-rate classes of a group, the ratio of the classes' principal balance to the principal balance of all target-rate classes of the group, expressed as a percentage. For a single pool series, the group target-rate class percentage is the same as the target-rate class percentage.

   Guide: The CitiMortgage, Inc. Servicing Guide, being the manual relating to the mortgage loan purchase program of CitiMortgage, Inc. as such manual may be amended or supplemented from time to time.

   holder: Has the same meaning as "certificate holder."

   hypothetical mortgage loan: A non-existent mortgage loan that, combined with one or more other hypothetical mortgage loans, would have the same interest and principal payments as an actual mortgage loan.

   Example: A mortgage loan having a principal balance of $100,000 and a pass-through rate of 8% could be divided into two hypothetical mortgage loans, the first having a $100,000 principal balance and a pass-through rate of 7% per annum, and the second an IO loan having a $100,000 principal balance and a pass-through rate of 1% per annum. References to the hypothetical mortgage loans in the target-rate strip will include those actual mortgage loans whose pass-through rates equal the target rate.

   Independent: When used with respect to any specified Person, means such a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X under the Exchange Act.

   Indirect Participant: An organization that participates in the Clearing Agency by clearing through or by maintaining a custodial account with a Participant.

   initial: As applied to a principal or notional balance, target-rate class percentage, or subordination level, means the principal or notional balance, target-rate class percentage, or subordination level as of the cut-off date.

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   Insurance Proceeds: Proceeds paid in respect of a mortgage loan pursuant to the Primary Mortgage Insurance Certificates, if any, amounts paid pursuant to the primary hazard insurance policies to the extent not applied to restore the related Mortgaged Property or released to the Mortgagor in accordance with CitiMortgage, Inc.'s normal servicing procedures or, in the case of a Third Party Servicer, the Guide, and amounts paid pursuant to any other insurance policy or bond relating to the mortgage loans or the servicing thereof.

   Internal Revenue Code: The Internal Revenue Code of 1986.

   Investment Account: The certificate account and any other account or any portion if any thereof which consists of cash or Eligible Investments.

   Investment Income: Any and all investment income and gains, net of any losses, actually received on the investment of funds on deposit in all Investment Accounts.

   IO class: A class that has a certificate rate but no principal balance, receives interest distributions on its notional balance, but does not receive principal distributions.

   IO loan: A mortgage loan having only a "notional balance." Such a mortgage loan would pay interest (usually at a variable rate) on its notional balance, but would not pay principal.

   IO strip: The ratio-stripped IO loans for all the premium loans.

   Issuer: CMSI.

   Liquidated Loan: A mortgage loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the Servicer, the Master Servicer, a Subservicer or a Third Party Servicer, as the case may be, determines that all Liquidation Proceeds which it expects to recover have been recovered or a mortgage loan with respect to which the related Mortgaged Property is retained or sold by the Mortgagor and for which the Servicer, the Master Servicer, a Subservicer or a Third Party Servicer, as the case may be, has accepted payment from the Mortgagor in consideration for the release of the Mortgage in an amount which is less than the outstanding principal balance of such mortgage loan as a result of a determination by the Servicer, the Master Servicer, a Subservicer or a Third Party Servicer, as the case may be, that the potential Liquidation Expenses with respect to such mortgage loan would exceed the amount by which the cash portion of such payment is less than the outstanding principal balance of such mortgage loan.

   Liquidated Loan Loss: With respect to any distribution day, the aggregate of the amount of losses with respect to each mortgage loan which became a Liquidated Loan prior to the first day of the month preceding such distribution day, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Note Rate from the first day of the month as to which interest was last paid with respect thereto through the last day of the month in which such mortgage loan became a Liquidated Loan, over (ii) net liquidation proceeds with respect to such Liquidated Loan.

   Liquidating Loan: A mortgage loan as to which (a) any right of any person to terminate liquidation proceedings instituted with respect to such mortgage loan by paying delinquent payment and foreclosure costs has expired or (b) the Servicer (or Subservicer) or the Master Servicer (or Third Party Servicer) as has accepted the deed to the property (or, in the case of cooperative, the related stocks, shares, membership certificates and/or other documents evidencing

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

ownership thereof) subject to the related Mortgage in lieu of foreclosure and in whole or partial satisfaction of such mortgage loan.

   Liquidation Expenses: With respect to any Liquidated Loan, expenses paid or incurred by or for the account of the Servicer or the Master Servicer (or the Subservicer or the Third Party Servicer), or the Trust Fund for (a) Property Protection Expenses, (b) property sales expenses, (c) foreclosure costs, including court costs and reasonable attorneys' fees, (d) similar expenses reasonably paid or incurred in connection with the liquidation of such Liquidated Loan, (e) Servicing Fees not previously paid on the Liquidated Loan, and (f) any tax imposed on the Trust Fund with respect to a Liquidated Loan or property received by deed in lieu of foreclosure.

   Liquidation Proceeds: With regard to any Liquidated Loan, the amounts received by the Servicer or the Master Servicer (or the Subservicer or the Third Party Servicer) in connection with the liquidation of such Liquidated Loan, whether through judicial or non-judicial foreclosure, proceeds of insurance policies, condemnation proceeds or otherwise, including payments received from the Mortgagor in respect of such Liquidated Loan, other than amounts required to be paid to the Mortgagor pursuant to the terms of such Liquidated Loan or to be applied otherwise pursuant to law.

   month: means a calendar month.

   Moody's: Moody's Investors Service, Inc.

   Mortgage: With respect to any mortgage loan, the mortgage or deed of trust creating a first lien on and an interest (a) in the case of a mortgage loan relating to a cooperative apartment in a cooperative housing corporation, in the Mortgagor's interest therein securing a Mortgage Note and (b) in other cases, in real property securing a Mortgage Note.

   Mortgage Document Custodial Agreement: The Mortgage Document Custodial Agreement from time to time in effect between the Mortgage Document Custodian, CMSI and the Trustee, substantially in the form of exhibit C.

   Mortgage Document Custodian: The initial Mortgage Document Custodian is Wachovia Bank, National Association. The Mortgage Document Custodian may be the Trustee, any affiliate of the Trustee or an independent entity.

   Mortgage Documents: All documents contained in the Mortgage Files.

   Mortgage File: The mortgage documents listed in section 2.1 pertaining to a particular mortgage loan and any additional documents required to be added to such documents pursuant to this agreement.

   mortgage loan: At any time, the indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by real property (or shares evidencing ownership interest in a cooperative apartment in a cooperative housing corporation) and which is sold and assigned to the Trustee and held at such time in the Trust Fund pursuant to this agreement, the mortgage loans originally so held being identified in exhibit B hereto.

   Mortgage Loan Schedule: The list of mortgage loans transferred to the Trustee as part of the Trust Fund, attached hereto as exhibit B. In lieu of being attached hereto, exhibit B may be separately delivered, in physical or electronic form, to the Trustee.

   Mortgage Note: With respect to a mortgage loan, the promissory note or other evidence of indebtedness of the Mortgagor.

   Mortgage Note Custodian: The Mortgage Document Custodian is also designated by CMSI as the Mortgage Note Custodian. At any time that the rating agencies' respective rating of Citigroup Inc.'s long-term senior debt is below the respective rating assigned by each such rating agency to the certifi-

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

cates, the Mortgage Note Custodian may not be an affiliate of CMSI.

   Mortgage Note Rate: For a given mortgage loan, the annual rate per annum at which interest accrues on such mortgage loan.

   Mortgaged Property: Any real property subject to a Mortgage, or any cooperative apartment in a cooperative housing corporation.

   Mortgagor: The obligor on a Mortgage Note.

   multiple-pool series. A series in which the mortgage loans are divided into two or more pools for purposes of allocations and distributions. Each series is either a single-pool series or a multiple-pool series.

   net liquidation proceeds: For any period, with respect to any Liquidated Loan the aggregate amount of Liquidation Proceeds, net of related Liquidation Expenses, received by the Servicer or the Master Servicer (or the Subservicer or the Third Party Servicer) or deposited in the certificate account for distribution to certificate holders or applied to reduction of Aggregate Outstanding Advances, as the case may be, with respect to any such mortgage loan, as proceeds of such mortgage loan. Net liquidation proceeds shall be allocated first to accrued and unpaid interest on the related mortgage loan and then to the unpaid principal balance thereof.

   Net REO Proceeds: As to any REO Loan, REO Proceeds net of any related expenses of the Servicer, the Third Party Servicer or the Subservicer.

   Net Paying Agent advances: For any period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements with respect to Paying Agent advances received in such period from the aggregate amount of Paying Agent advances made in such period.

   Net Voluntary Advances: For any period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements with respect to voluntary advances received in such period from the aggregate amount of voluntary advances made in such period.

   Nonrecoverable Advance: Any portion of a voluntary advance or Paying Agent advance previously made or proposed to be made in respect of a mortgage loan which has not been previously reimbursed to the Servicer or Master Servicer (or the Subservicer or the Third Party Servicer) or the Third Party Master Servicer or the Paying Agent and which, in the good faith judgment of such Person, would not be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related mortgage loan. The determination by such Person that it has made a Nonrecoverable Advance or that any proposed advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certification of a Servicing Officer delivered to the Trustee and the Paying Agent and detailing the basis for such determination, but any delay or failure to send such certification shall not impair such Person's right to withhold or recover such advance.

   non-subordinated losses: (1) Special hazard, fraud or bankruptcy losses that exceed the then-applicable limit for that type of loss, (2) realized losses from extraordinary events, and (3) interest shortfalls due to limitations on interest rates mandated by the federal Soldiers' and Sailors' Civil Relief Act or any comparable state laws.

   non-supported prepayment interest shortfall: For a distribution day and a class (other than a PO class), the class's proportional share, based on interest accrued, of the sum of (1) for the affiliated mortgage loans, the excess, if any, of the prepayment interest shortfalls on such mortgage loans for that distribution day over the Compensating Cap and (2) for the Third Party Mortgage

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

Loans, the excess, if any, of the prepayment interest shortfalls on such mortgage loans for that distribution day over the aggregate amount paid in respect thereof by the applicable Third Party Servicers as required under the Guide, or paid in respect thereof by the Third Party Master Servicer.

   Officer's Certificate: A certification signed by an Authorized Officer of CMSI and delivered to the Trustee or Paying Agent.

   opinion of counsel: A written opinion of counsel, who (unless otherwise specified herein) may be counsel for, or an employee of, CMSI or an affiliate of CMSI, which counsel shall be reasonably acceptable to the Trustee.

   order of seniority: For the target-rate classes, the following order: the senior classes, followed by classes B-1, B-2, B-3, B-4, B-5 and B-6.

   order of subordination: For the target-rate classes, the following order: classes B-6, B-5, B-4, B-3, B-2 and B-1, followed by the senior classes.

   Original Value: With respect to the Mortgaged Property underlying a mortgage loan, the lesser of the sales price of such Mortgaged Property and the appraisal value thereof determined pursuant to an appraisal made in connection with origination of such mortgage loan, except that the original appraisal of such Mortgaged Property may be used for a refinanced mortgage loan the unpaid principal balance of which, after refinancing, does not exceed the unpaid principal balance of the original mortgage loan at the time of refinancing by an amount greater than the amount of the closing costs associated with such refinancing.

   Originator: The affiliate or affiliates of CMSI, or the third party originators, from which CMSI is acquiring the mortgage loans.

   outstanding: (1) For certificates as of any date, all certificates theretofore authenticated and delivered under this agreement except:

   (i) certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

   (ii) certificates with respect to which money for a distribution in the necessary amount to reduce the principal balance thereof to zero has been theretofore deposited with the Paying Agent (other than CMSI) in trust for the holders of such certificates; provided, however, that if a distribution in reduction of the principal balance of such certificates to zero will be made, notice of such distribution has been duly given pursuant to this agreement or provision therefor, satisfactory to the Trustee, has been made;

   (iii) certificates in exchange for or in lieu of which other certificates have been authenticated and delivered pursuant to this agreement unless proof satisfactory to the Certificate Registrar is presented that any such certificates are held by a protected purchaser under Article 8 of the Uniform Commercial Code in effect in the applicable jurisdiction; and

   (iv) certificates alleged to have been destroyed, lost or stolen for which replacement certificates have been issued as provided for in section 5.3 and authenticated and delivered pursuant to this agreement;

   provided, however, that in determining whether the holders of the requisite percentage of the aggregate principal balance or percentage interest of any outstanding certificates or of the outstanding certificates of any one or more classes thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder, such percentage shall be based on the principal balance of such certificate and provided, further, certificates owned by CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only certificates which the Trustee knows to be so owned shall be so disregarded and except that where CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor shall be owner of 100% of the aggregate principal balance or percentage interest of any outstanding certificates, CMSI or such other obligor or affiliate shall be permitted to give any request, demand, authorization, direction, notice, consent or waiver hereunder. Certificates so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such certificates and that the pledgee is not CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor.

   (2) for classes for any day, a class with a non-zero principal balance or non-zero notional balance on that day, and

   (3) for mortgage loans, with respect to the first day of any month, a mortgage loan which, prior to such first day, was not the subject of a principal prepayment in full, did not become a Liquidated Loan and was not purchased pursuant to sections 2.2 or 2.3.

   Participant: A participating organization in the Clearing Agency.

   pass-through rate: With respect to a mortgage loan as of any date or for any period, the applicable Mortgage Note Rate (i) less the Servicing Fee for an affiliated mortgage loan, or (ii) less the Expense Rate for a Third Party Mortgage Loan. Any regular monthly Remittance of interest at the pass-through rate for a mortgage loan is based upon annual interest at such rate on the scheduled principal balance as of the first day of the month of such mortgage loan divided by twelve. Interest at the pass-through rate shall be computed on the basis of a 360-day year, each month being assumed to have 30 days.

   Any partial Remittance of interest at such rate by reason of a full principal prepayment is based upon annual interest at such rate on the prepaid principal balance of the related mortgage loan multiplied by a fraction, the numerator of which is the actual number of days elapsed in the month of such prepayment to the date of such prepayment and the denominator of which is 360. With respect to all of the affiliated mortgage loans and some of the Third Party Mortgage Loans, the Mortgagors are not required to pay interest on any partial principal prepayments on mortgage loans which are received during any month. The amounts required to be paid pursuant to section 3.23 are in addition to any interest payments made by the Mortgagor and passed through on full and partial prepayments.

   Paying Agent advances: The aggregate amount of affiliated Paying Agent advances and Third Party Paying Agent advances.

   percentage interest: With respect to a class of residual certificates, if the residual certificate has a principal balance as specified in the Series Terms, the initial principal balance of such residual certificate (expressed as a percentage) of the aggregate initial principal balance of the residual certificates and, if the residual certificate does not have a principal balance, the portion represented by such residual certificate (expressed as a percentage) of the total ownership interest in the applicable constituent REMIC represented by all residual certificates of such class. With respect to any certificate of an IO class, the ratio of the notional balance of such certificate to the aggregate notional balance of the entire class.

   Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   PO class: A class that has a principal balance and receives principal distributions, but does not have a certificate rate and does not receive interest distributions.

   PO loan: A mortgage loan that has a principal balance, but on which no interest is paid by the Mortgagor.

   PO strip: The ratio-stripped PO loans for all the discount loans.

   pool: A pool of mortgage loans.

   pool distribution amount: For a distribution day and a mortgage loan pool, the funds eligible for distribution to the related classes on that distribution day, being all amounts deposited into the certificate account relating to that pool, but excluding the following:

   (a) Affiliated Uncommitted Cash and Third Party Uncommitted Cash which will not be used on such distribution day for an Affiliated Certificate Account Advance or a Third Party Certificate Account Advance;

   (b)   all permitted withdrawals from the certificate account pursuant to section 3.14; and

   (c) all income from Eligible Investments that are held in an Investment Account.

   Predecessor Certificates: With respect to any particular certificate of a class, every previous certificate of that class evidencing all or a portion of the same principal balance, notional balance or percentage interest as that evidenced by such particular certificate; and for the purpose of this definition, any certificate authenticated and delivered under section 5.3 in lieu of a lost, destroyed or stolen certificate shall be deemed to evidence the same principal balance, notional balance or percentage interest, as the case may be, as the lost, destroyed or stolen certificate.

   premium loan: A mortgage loan having a pass-through rate equal to or greater than the target rate.

   Prepaid Installment: With respect to any mortgage loan, any installment of principal thereof and interest thereon received prior to the scheduled first day of the month for such installment, as an early payment thereof and not as a principal prepayment with respect to such mortgage loan.

   prepayment interest shortfall: For a mortgage loan that was the subject of a principal prepayment applied during the preceding month, an amount equal to (1) one month of interest on the principal prepayment at the pass-through rate, less
(2) the amount of any interest (adjusted to the pass-through rate) on the principal prepayment received from the Mortgagor.

   Primary Mortgage Insurance Certificate: The certificate of primary mortgage insurance relating to a particular mortgage loan to the extent initially set forth in the Mortgage Loan Schedule.

   principal prepayment: For a mortgage loan, any payment of principal on the mortgage loan that is received in advance of the date it is scheduled to be paid and that is not accompanied by an amount representing scheduled interest for any month subsequent to the month of prepayment, but excluding any proceeds of or advances on any Liquidated Loan.

   private certificates: The residual certificates and certificates of classes B-4 through B-6 and, unless otherwise stated in the Series Terms, any ratio-stripped IO classes.

   Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

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

   Property Protection Expenses: With respect to mortgage loans, expenses paid or incurred by or for the account of CMSI or the Trust Fund in accordance with the related Mortgages for (a) real estate property taxes and property repair, replacement protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgages.

   Qualified GIC: A GIC, assigned to the Trustee or Paying Agent, or entered into by the Trustee or Paying Agent at the direction of CMSI, on or before the closing date, providing for the investment of funds insuring a minimum or fixed rate of return on investments of such funds, which contract or surety bond shall

   (a) be an obligation of an insurance company, trust company, commercial bank (which may be Citibank, N.A. or a Citibank banking affiliate) or other entity whose credit standing is acceptable to each rating agency;

   (b) provide that the Trustee or the Paying Agent may exercise all of the rights of CMSI under such contract or surety bond without the necessity of the taking of any action by CMSI;

   (c) provide that if at any time (subject to the second proviso of this section (c)) the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds included in the Trust Fund would result in a downgrading of any rating of any class of the certificates, the Trustee or the Paying Agent may terminate such contract and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract through the date of delivery of such funds to the Trustee or the Paying Agent, provided that the Trustee or the Paying Agent shall not be charged with knowledge of any such potential downgrading unless it shall have received written notice of such potentiality from the provider of the GIC which must be obligated to give such notice at least once per year; provided, further, that upon any such event CMSI, by written notice to the Trustee or the Paying Agent, may replace such contract with a substitute GIC having substantially the same terms (including without limitation a rate of return at least as high as the contract being replaced) so long as such substitute contract has an obligor with a credit standing no less than the credit standing of the obligor under the contract to be replaced at the time the contract was executed and such fact is certified by CMSI to the Trustee or the Paying Agent;

   (d) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder;

   (e) provide that the funds invested thereunder and accrued interest thereon be available not later than the day prior to any distribution day on which such funds may be required for distribution hereunder; and

   (f)   meet such other standards as may be specified in the Series Terms.

   Qualified Nominee: A Person (who may not be CMSI or an affiliate of CMSI) in whose name Eligible Investments held by the Trustee or Paying Agent hereunder may be registered as nominee of the Trustee or the Paying Agent in lieu of registration in the name of the Trustee or the Paying Agent, provided that the following conditions shall be satisfied in connection with such registration:

   (a) the instruments governing the creation and operation of the nominee provide that neither the nominee nor any owner of an interest in the nominee (other than the Trustee or the Paying Agent) shall have any interest, beneficial or otherwise, in any Eli-

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gible Investments at any time held in the name of the nominee, except for the purpose of transferring and holding legal title thereto;

   (b) the nominee and the Trustee or the Paying Agent have entered into a binding agreement in substantially the form to be provided by CMSI establishing that any Eligible Investments held in the name of the nominee are to be held by the nominee as agent (other than commission agent or broker) or nominee for the account of the Trustee; and

   (c) in connection with the registration of any Eligible Investment in the name of the nominee, all requirements under applicable governmental regulations necessary to effect a valid registration of transfer of such Eligible Investment are complied with as evidenced to the Trustee and the Paying Agent upon its request by an opinion of counsel.

   ratio-stripped IO class: An IO class with an initial notional balance equal to the initial notional balance of one or more IO strips, and that receives interest distributions solely from distribution on those strips.

   ratio-stripped IO loan: For any premium loan with a pass-through rate greater than the target rate, a single hypothetical IO loan that, combined with a single hypothetical target-rate loan, has the same interest and principal payments as the premium loan.

   Example: For a premium loan with a $100,000 principal balance and a pass-through rate 1% per annum greater than the target rate, the (hypothetical) ratio-stripped IO loan will have a notional balance of $100,000 and a pass-through rate of 1% per annum, and the (hypothetical) target-rate loan will have a principal balance of $100,000 and a pass-through rate equal to the target rate.

   ratio-stripped PO class: A PO class whose initial principal balance equals the initial principal balance of one or more PO strips (rounded down to the nearest whole dollar), and that receives principal distributions solely from distribution on those strips, or from reimbursements from subordinated classes.

   ratio-stripped PO loan: For any discount loan, a single hypothetical PO loan that, combined with a single hypothetical target-rate loan, has the same interest and principal payments as the original discount loan.

   Example: For a discount loan with a $100,000 principal balance and a pass-through rate 1% per annum less than the target rate of 5% per annum, the (hypothetical) ratio-stripped PO loan will have a principal balance of $20,000 and a pass-through rate of 0%, and the (hypothetical) target-rate loan will have a principal balance of $80,000 and a pass-through rate equal to the target rate.

   realized losses: For a distribution day, Liquidated Loan Losses (including special hazard losses and fraud losses) and bankruptcy losses incurred in the preceding month.

   record date: The record date for a distribution day will be the close of business on (a) for a LIBOR class, the last day (whether or not a business day) of its last LIBOR accrual period preceding the distribution day, and (b) for any other class, the last day of the preceding month.

   REMIC: A "real estate mortgage investment conduit" within the meaning of Internal Revenue Code Section 860D. References to the "REMIC" are to the constituent REMICs constituted by the Trust Fund.

   REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Internal Revenue Code.

   Remittance Delinquencies: For a distribution day, the aggregate of the originally scheduled interest at the pass-through rate (or, for a Buydown Mortgage Loan, not less than the amount of accrued and unpaid interest at the related pass-through rate), and

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principal installments (as adjusted for any principal prepayments) on mortgage loans due from and payable by the Mortgagors (or, in the case of a Buydown Mortgage Loan, the related Buydown Account) on (but not before) the first day of the preceding month but not paid on or before the Deposit Date for Affiliated Loans or, for Third Party Loans, the Determination Date for such distribution day.

   Remittances: All payments listed in sections 3.12 and 26.2 which are received by the Trust Fund with respect to mortgage loans.

   REO Loan: Any mortgage loan which is not a Liquidated Loan and as to which the related Mortgaged Property is held as part of the Trust Fund.

   REO Proceeds: Proceeds, net of any related expenses, received in respect of any REO Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

   REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

   Required Amount of Certificates: (i) 66 2/3% or more of the aggregate voting interest of the outstanding certificates, if affected by the occurrence of any Event of Default and (ii) 66 2/3% or more of the aggregate outstanding percentage interest of the residual certificates, if affected by such an Event of Default.

   Responsible Officer: With regard to any Person, the Chairman or any Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the committee on trust matters, any executive vice president, senior vice president, first vice president, second vice president, vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant or deputy cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer of such Person to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; provided, however, that in respect of the Trustee or the Paying Agent, "Responsible Officer" shall only mean any such officer who is employed in the Corporate Trust Department or a similar group for the Trustee or the Paying Agent.

   S&P: Standard and Poor's Ratings Services, a division of The McGraw- Hill Companies, Inc.

   scheduled monthly loan payment: As to any mortgage loan (including any REO
Loan) and the first day of any month, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any partial principal prepayments and deficient valuations occurring prior to such first day of the month but before any adjustment to such amortization schedule other than deficient valuations by reason of any bankruptcy, or similar proceeding or any moratorium or similar waiver or grace period).

   scheduled principal balance: For one or more mortgage loans on a date, the initial principal balance of the loans, less the sum of (a) the aggregate of the principal portion of all scheduled monthly loan payments required to be made on the loans on or before the first day of the month in which the

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date falls (whether or not received), provided that after the bankruptcy coverage termination date, the scheduled principal balance will not be reduced by the principal portion of any debt service reductions, and (b) any principal prepayments on the loans received or posted before the close of business on the last business day of the preceding month.

   scheduled principal payments: For one or more mortgage loans for a distribution day, the principal portion of the scheduled monthly loan payments on the loans for the distribution day.

   Securities Act : The Securities Act of 1933.

   senior to: A target-rate class is senior to another target-rate class if it is ranked above it in order of seniority.

   Servicer: CMSI, or its successor in interest, or any successor Servicer appointed as herein provided.

   Servicing Fee: The Servicing Fee is a monthly fee equal to 0.25% per annum of the aggregate scheduled principal balance of each mortgage loan as of the close of business on the first day of the month next preceding the month in which the related distribution day occurs, payable to the Servicer out of each payment received by it on account of interest on such mortgage loan during the related Due Period, to the extent that the amount of such payment of interest exceeds the amount of interest with respect to such mortgage loan to be deposited in the certificate account.

   Servicing Officer: Any officer of CMSI, any Subservicer or Third Party Servicer involved in, or responsible for, the administration and servicing of the Trust Fund whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by CMSI, as such list may from time to time be amended.

   single certificate: A single certificate evidences (a) for a residual certificate, 1% percentage interest, (b) for a certificate of an IO class, $1,000.00 initial notional balance, and (c) for a certificate of any other class, $1,000.00 initial principal balance.

   single-pool series. A series in which the mortgage loans are not divided into two or more pools for purposes of allocations and distributions. Each series is either a single-pool series or a multiple-pool series.

   special hazard loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to section 3.16 and (b) any loss caused by or resulting from:

   (1)   normal wear and tear;

   (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees; or

   (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

   or (ii) any Liquidated Loan Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to section 3.16.

   special hazard loss limit: For a distribution day, an amount equal to the initial special hazard loss limit minus the sum of (i) the aggregate amount of special hazard losses and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the cut-off date, the Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to

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the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the special hazard percentage for such anniversary multiplied by the aggregate scheduled principal balance of all the mortgage loans on the distribution day immediately preceding such anniversary and (B) twice the scheduled principal balance of the mortgage loan in the Trust Fund which has the largest scheduled principal balance on the distribution day immediately preceding such anniversary.

   special hazard percentage: As of each anniversary of the cut-off date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate scheduled principal balances (as of the immediately preceding distribution day) of the mortgage loans secured by Mortgaged Properties located in a single, five-digit ZIP code area in the State of California by the aggregate scheduled principal balance of all the mortgage loans as of such anniversary.

   subordinated losses: Realized losses other than non-subordinated losses.

   subordinate to: A target-rate class is subordinate to another target-rate class if it is ranked below it in order of seniority.

   subordination depletion date: The first distribution day for which the principal balance of the subordinated classes on the preceding day is zero.

   Subservicer: Any person or persons to which CMSI may delegate its servicing obligations hereunder pursuant to section 6.6.

   Subservicing Agreement: The Subservicing Agreement between CMSI and the Subservicer, substantially in the form of exhibit D hereto.

   Substitution Adjustment Amount: The meaning ascribed to such term in the definition of Eligible Substitute Mortgage Loan.

   target-rate class percentage: For one or more target-rate classes, the ratio of the classes' principal balance to the principal balance of all target-rate classes, expressed as a percentage.

   target-rate loan: For any mortgage loan, a single hypothetical mortgage loan that has a pass-through rate equal to the target rate, and

   (i) if the mortgage loan has a pass-through rate equal to or greater than the target rate, has the same principal balance as the mortgage loan, and

   (ii) if the mortgage loan is a discount loan, has a principal balance equal to the product of (A) the principal balance of the mortgage loan and (B) the ratio of the pass-through rate for the mortgage loan to the target-rate.

   target-rate strip: The mortgage loan pool formed of the target-rate loans for all the mortgage loans.

   Transfer Instrument: A deed transferring an interest in property subject to a mortgage.

   Trust Fund: The corpus of the trust created by this agreement, consisting of the mortgage loans, the certificate account, any pooling, lower-tier, or upper-tier REMIC account, REO Property and the Primary Mortgage Insurance Certificates, any other insurance policies with respect to the mortgage loans, any retail reserve fund and the rights of the Trustee under any reserve fund and any certificate insurance policy.

   Uncommitted Cash: For a distribution day, any cash in the certificate account representing principal prepayments posted or Liquidation Proceeds deposited on or after the first day of the month immediately preceding such distribution day and all related payments of interest and all payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to such first day of the month.

   Uncovered Remittance Delinquency: Any Remittance Delinquency determined by the

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

Servicer or the Master Servicer to be the result of the occurrence of an extraordinary event (but not including a Remittance Delinquency determined to be eligible for an advance pursuant to section 3.3(d)).

   unscheduled principal payments: For one or more mortgage loans for a distribution day, the sum of

- all principal prepayments on the mortgage loans received by the Servicer during the month preceding the distribution day, up to the scheduled principal balance, in each case, of the mortgage loan,

- the greater of (1) aggregate net liquidation proceeds from any of the mortgage loans that became a Liquidated Loan during the month preceding such distribution day, minus (a) the portion of such proceeds representing interest, and (b) any unreimbursed advances of principal made by the Servicer or the Paying Agent on such mortgage loans, and (2) the aggregate scheduled principal balances of such mortgage loans for the distribution day, and

- the scheduled principal balance of any of the mortgage loans that was repurchased by CMSI during such month pursuant to section 2.3, "Representations and warranties of CMSI" below.

   U.S. Person: A citizen or resident of the United States of America, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States of America, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   voluntary advance: The aggregate of the advances made by the Servicer, the Master Servicer, the Third Party Master Servicer or a Third Party Servicer and deposited into the certificate account pursuant to this agreement, the amount of any such voluntary advance with respect to a distribution day being no more than
(a) the aggregate of Remittances on the mortgage loans that were (i) due on the preceding first day of the month and delinquent as of the related Deposit Date, and (ii) interest not required to be paid because of the limitations on mortgage interest payments under the federal Soldiers' and Sailors' Civil Relief Act or any comparable state laws, in each case after adjustment of delinquent or non-required interest payments to interest at the pass-through rate, and plus the amount of any Affiliated Certificate Account Advance and Third Party Certificate Account Advance with respect to the preceding distribution day, less
(b) the amounts to be used to make an Affiliated Certificate Account Advance and Third Party Certificate Account Advance on the next succeeding distribution day.

1.2 USAGES

In this agreement and the certificates, unless otherwise stated or the context otherwise clearly requires, the following usages apply:

- "This agreement," "herein," "hereof" and words of similar import when used in this agreement will refer to this agreement.

- In computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words

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"to," "until" and "ending on" (and the like) mean "to but excluding."

- Any action permitted under this agreement may be taken at any time and from time to time. o All indications of time of day mean New York City time.

- "Including" means "including, but not limited to." "A or B" means "A or B or both."

- References to an agreement (including this agreement) shall refer to the agreement as amended at the relevant time.

- References to numbered sections in this agreement shall refer to sections of this agreement, and shall include all included sections. For example, a reference to section 6 shall be to section 6 of this agreement, and also to sections 6.1, 6.2, etc. o References to an exhibit in this agreement shall refer to all included numbered subdivisions of the exhibit. For example, references to exhibit A shall also refer to subdivisions A-1, A-2, etc.

- References to a statute include all regulations promulgated under or implementing the statute, as in effect at the relevant time. References to a specific provision of a statute includes successor provisions.

- References to any governmental or quasi-governmental agency or authority shall include any successor agency or authority.

- Where a decimal appears that has been shortened, it will be rounded according to the usual rules; that is, if the decimal is only shown to x places, the last number (in the xth place) will be raised by one if the following number (in the x+1st place) is 5, 6, 7, 8 or 9.

1.3 CALCULATIONS RESPECTING MORTGAGE LOANS

(a) In connection with all calculations required to be made pursuant to this agreement with respect to Remittances on any mortgage loan, any payments on the mortgage loans or any payments on any other assets included in a Trust Fund, the rules set forth in this section 1.2 shall be applied.

(b) Calculations with respect to Remittances on mortgage loans shall be made on a mortgage-loan-by-mortgage-loan basis, based upon current information as to the terms of such mortgage loans and reports of payments received on such mortgage loans supplied to CMSI by the Person responsible for the servicing thereof and satisfying such requirement, if any, as may be set forth in section 3.

(c) Each Remittance receivable with respect to a mortgage loan shall be assumed to be received on the first day of the month.

2 CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES

2.1 CONVEYANCE OF TRUST FUND

CMSI, concurrently with the execution and delivery of this agreement, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of CMSI in and to the Trust Fund, including without limitation all of the right, title and interest of CMSI in the mortgage loans, including all Remittances received or receivable by CMSI on or with respect to the mortgage loans (other than payments of principal and interest due and payable on the mortgage loans, and principal prepayments thereon received, on or before the cut-off date), together with all of its right, title and interest in and to the proceeds of any title, hazard or other insurance policies, or Primary Mortgage Insurance Certificates, related to such mortgage loans. The transfer of the mortgage loans accomplished hereby is absolute and is intended by the parties hereto as a sale. CMSI shall

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

not transfer any property to the Trust Fund except as otherwise expressly permitted by this agreement.

   (a) In connection with such transfer and assignment of mortgage loans (other than mortgage loans secured by shares in a cooperative housing corporation), CMSI does herewith deliver to the Mortgage Document Custodian on behalf of the Trustee to be held in trust the following documents or instruments with respect to each mortgage loan so transferred and assigned (except where, and to the extent, CMSI is complying with section 2.1(c)):

   (i) The Mortgage Note, endorsed by manual or facsimile signature without recourse by the Originator or an affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements from the named payee to the Trustee or from the named payee to the affiliate of the Originator and from such affiliate to the Trustee;

   (ii) The original recorded Mortgage, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original;

   (iii) Any original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement applicable to the Mortgage;

   (iv) Except where Mortgage Electronic Registration Systems, Inc. is the mortgagee of record of the mortgage loan, an assignment from the Originator or an affiliate of the Originator to the Trustee in recordable form of the Mortgage which may be included, where permitted by local law, in a blanket assignment or assignments of the Mortgage to the Trustee, including any intervening assignments and showing a complete chain of title from the original mortgagee named under the Mortgage to the Originator or an affiliate of the Originator and to the Trustee;

   (v) The original or a copy of the title insurance policy (which may be a certificate or a short form policy relating to a master policy of title insurance) pertaining to the Mortgaged Property, or in the event such original title policy is unavailable, a copy of the preliminary title report and the lender's recording instructions, with the original to be delivered within 180 days of the closing date or other evidence of title; and

   (vi) Any related Primary Mortgage Insurance Certificate and related policy or a copy thereof.

   (b) In connection with the transfer and assignment of mortgage loans secured by shares in a cooperative housing corporation, cmsi does herewith deliver to the Mortgage Document Custodian on behalf of the Trustee to be held in trust the following documents or instruments with respect to each mortgage loan secured by shares in a cooperative housing corporation so transferred and assigned (except where, and to the extent, CMSI is complying with section 2.1(c)):

   (i) The Mortgage Note, endorsed by manual or facsimile signature without recourse by the Originator or an affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements and assignments from the named payee to the Trustee or from the named payee to the affiliate of the Originator and from such affiliate to the Trustee;

   (ii) The original Mortgage, with evidence of recording thereon (if recordation was required under applicable law);

   (iii) Any original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement applicable to the Mortgage;

   (iv) The original stocks, shares, membership certificate or other contractual agreement evidencing ownership;

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   (v)   The original stock power executed in blank;

   (vi) The original executed security agreement or similar document and all assignments thereof showing a complete chain of assignment from the named secured party to the Trustee;

   (vii) The original executed proprietary lease or occupancy agreement and all assignments thereof showing a complete chain of assignment from the named secured party to the Trustee;

   (viii) The original executed recognition agreement and any executed assignments of recognition agreement showing a complete chain of assignment from the named secured party to the Trustee;

   (ix) (Except for mortgage loans (x) secured by Mortgaged Properties in the State of New Jersey or (y) originated prior to October 1988 and secured by Mortgaged Properties in the State of New York) the executed UCC-1 financing statement with evidence of recording thereon and executed original UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation); and

   (x)   Any related Primary Mortgage Insurance Certificate and related policy.

   In addition, CMSI, concurrently with the execution and delivery of this agreement and in connection with such transfer and assignment of mortgage loans shall deposit in the certificate account the amount of all payments received by CMSI after the cut-off date and prior to the closing date with respect to the mortgage loans, to the extent such payments are being transferred and assigned to the Trustee hereunder, except any portion of such payments on mortgage loans (including Servicing Fees with respect thereto) of a type not required to be deposited therein as specified in section 11 or the Series Terms.

   (c) In instances where an original recorded Mortgage cannot be delivered by CMSI to the Trustee prior to or concurrently with the execution and delivery of this agreement, due to a delay in connection with the recording of such Mortgage, CMSI may, (a) in lieu of delivering such original recorded Mortgage referred to in clause (a)(ii) or (b)(ii) above, deliver to the Trustee a copy thereof, provided that CMSI certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance), and (b) in lieu of delivering a completed assignment in recordable form referred to in clause (a)(iv) or (b)(ii) and (b)(ix) above to the Trustee, deliver such assignment to the Trustee completed except for recording information. In all such instances, CMSI will deliver the original recorded Mortgage and completed assignment (if applicable) to the Trustee promptly upon receipt of such Mortgage. In instances where an original recorded Mortgage has been lost or misplaced, CMSI or the related title insurance company may deliver, in lieu of such Mortgage, a copy of such Mortgage bearing recordation information and certified as true and correct by the office in which recordation thereof was made. In instances where the original or a copy of the title insurance policy referred to in clause (a)(v) above (which may be a certificate relating to a master policy of title insurance) pertaining to the Mortgaged Property relating to a mortgage loan cannot be delivered by CMSI to the Trustee prior to or concurrently with the execution and delivery of this agreement because such policy is not yet available, CMSI may, in lieu of delivering

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the original or a copy of such title insurance policy referred to in clause
(a)(v) above, deliver to the Trustee a binder with respect to such policy (which may be a certificate relating to a master policy of title insurance) and deliver the original or a copy of such policy (which may be a certificate relating to a master policy of title insurance) to the Trustee when available. In instances where an original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement cannot be delivered by CMSI to the Trustee prior to or concurrently with the execution and delivery of this agreement, CMSI may, in lieu of delivering the original of such agreement referred to in clause (a)(iii) or (b)(iii) above, deliver a certified copy thereof. CMSI will deliver the original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement to the Trustee promptly upon receipt thereof.

   CMSI agrees, at its own expense, to prepare each assignment referred to in clause (a)(iv) or (b)(vi) and (b)(ix) above. CMSI shall prepare and deliver a copy of each such assignment to the Trustee as soon as practicable but not later than 60 days after the date of initial issuance of the certificates. In the case of each Mortgage relating to a Mortgaged Property located in each state for which the rating agencies require recordation of such assignments (as shall be specified by CMSI in the Series Terms or an Officer's Certificate), CMSI intends to effect recordation of each such assignment (or to supply the Trustee with evidence of recordation) as soon as practicable after the date of initial issuance of the certificates in the appropriate public office for real property records. Except as provided in this section, neither CMSI nor any Originator or affiliate of any Originator shall have any obligation to record any assignment of any Mortgage in order to name the Trustee as mortgagee of record. The preceding sentence shall not be in derogation of the obligation of CMSI, the Originators and affiliates of the Originators to record (and supply the Trustee with evidence thereof) assignments of Mortgages required in order that CMSI, an Originator or an affiliate of an Originator be shown as mortgagee of record of each Mortgage.

   CMSI agrees, at its own expense, to record any UCC-3 financing statements not previously recorded (and to supply the Trustee with evidence of such recordation). CMSI intends to effect such recordation as soon as practicable after the date of initial issuance of the certificates in the appropriate public office.

   In the case of mortgage loans which have been prepaid in full after the cut-off date and prior to the date of execution and delivery of this agreement, CMSI, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer as set forth in section 3.20.

   In connection with such transfer and delivery of the balance of the Trust Fund, CMSI, concurrently with the execution and delivery of this agreement, shall deposit into the certificate account cash in the amount (if any) specified in the Series Terms.

   Wherever it is provided in this section 2.1(c) that any document, evidence or information relating to a mortgage loan be delivered or supplied to the Trustee, CMSI shall do so by delivery thereof to the Mortgage Document Custodian on behalf of the Trustee.

2.2 ACCEPTANCE BY TRUSTEE

The Trustee, by execution and delivery hereof, acknowledges receipt, subject to the review described in the succeeding sentence, of the documents and other property referred to in section 2.1 and declares that

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the Trustee holds and will hold such documents and other property, including property yet to be received in the Trust Fund, in trust, upon the trusts herein set forth, for the benefit of all present and future certificate holders and any Insurer. The Mortgage Document Custodian on behalf of the Trustee shall, for the benefit of the Trustee, the certificate holders, and any Insurer, review each Mortgage File within 90 days after execution and delivery of this agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the mortgage loans identified in exhibit B hereto. If in the course of such review the Mortgage Document Custodian finds a document or documents constituting a part of a Mortgage File to be defective in any material respect, the Mortgage Document Custodian shall promptly so notify the Trustee and CMSI (which notice must be in electronic form), whereupon CMSI shall have a period of 180 days within which to correct or cure any such defect (including correction or cure by substitution of mortgage loans to the extent permitted by section 2.4). If any such material defect has not been corrected or cured, CMSI will, not later than 180 days after the Mortgage Document Custodian's notice respecting such defect, repurchase the related mortgage loan from the Trustee at a price equal to (i) 100% of the scheduled principal balance of such mortgage loan, after taking into account any principal payable thereon on the first day of the month in the month of repurchase, plus (ii) accrued and unpaid interest thereon at the Mortgage Note Rate less, in the case of a Third Party Mortgage Loan, the applicable Expense Rate, to the first day of the month in which proceeds of such repurchase are distributed to the certificate holders, plus (iii) any costs and damages incurred by the Trust Fund in connection with any violation by such mortgage loan of any predatory- or abusive-lending law, plus (iv) any unreimbursed payments with respect to such mortgage loan, to the extent not covered in (ii) above, as part of a voluntary advance, a Paying Agent advance or an Advance Account Advance, whereupon all voluntary advances, Paying Agent advances and Advance Account Advances will be reimbursed to the Paying Agent or deemed reimbursed to CMSI, as the case may be, with respect to such mortgage loan by such respective amounts. Notwithstanding the preceding two sentences, any material defect that causes a mortgage loan to fail to constitute a "qualified mortgage" within the meaning of Internal Revenue Code Section 860G(a)(3) shall either be corrected or cured by CMSI or, failing such correction or cure, CMSI shall repurchase such mortgage loan at the price described in the preceding sentence (or, if within two years of the startup day, or such other period as may be permitted by the REMIC Provisions, substitute an Eligible Substitute Mortgage Loan therefor pursuant to section 2.4) no later than 90 days after the discovery of such material defect. Any such repurchase shall be considered a prepayment in full of such mortgage loan on such first day of the month and shall be deposited (net of reimbursed voluntary advances, Paying Agent advances and Advance Account Advances) by CMSI in the certificate account and, upon receipt by the Trustee of written notification of such deposit signed by an Authorized Officer of CMSI, the Trustee shall direct the Mortgage Document Custodian to release to CMSI the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished to the Trustee, in each case without recourse, as CMSI shall reasonably request, to vest in CMSI any mortgage loan released pursuant hereto. Any repurchase by CMSI of a mortgage loan

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hereunder shall be deemed to include the right to receive any Remittance thereon payable after the month of repurchase, and the Trustee or the Paying Agent shall, upon receipt of any such Remittance, promptly remit the amount of such Remittance to CMSI. It is understood and agreed that the obligation of CMSI to repurchase any mortgage loan or make a substitution therefor pursuant to section
2.4 as to which a material defect in a constituent document exists shall constitute the sole remedy against CMSI with respect to such defect available to the certificate holders or the Trustee on behalf of the certificate holders.

   The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Mortgage Document Custodial Agreement substantially in the form of exhibit C hereto pursuant to which the Trustee appoints a Mortgage Document Custodian to hold the Mortgage Documents in trust for the Trustee and the benefit of the Trustee and all present and future certificate holders, which may provide that the Mortgage Document Custodian shall conduct the review of each Mortgage File required under the first paragraph of this section 2.2, provided that, if the Mortgage Document Custodian so appointed is CMSI or an affiliate of CMSI, the Trustee shall conduct such review.

2.3 REPRESENTATIONS AND WARRANTIES OF CMSI

CMSI represents and warrants to the Trustee that:

   (i) The information set forth in exhibit B hereto was true and correct in all material respects as of the date or dates respecting which such information is furnished, and the information provided to the rating agencies, including the loan-level detail, is true and correct according to the rating agency requirements.

   (ii) As of the closing date, each Mortgage will be a valid first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments as limited in clause (vi) below, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan, (c) other matters to which like properties are commonly subject which do not in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage, and (d) in addition, in the case of a Mortgage on a cooperative apartment in a cooperative housing corporation, the right of the related cooperative to cancel the related shares and terminate the proprietary lease for unpaid assessments (general and special) owed by the Mortgagor;

   (iii) Immediately prior to the transfer of the mortgage loans to the Trustee, CMSI has good title to, and is the sole legal owner of, each mortgage loan (except as set forth in clause (v) below) and immediately upon the transfer and assignment herein contemplated, CMSI will have taken all steps necessary so that the Trustee will have good title to, and will be the sole legal owner of, each mortgage loan (except as set forth in clause (v) below);

   (iv) As of the cut-off date, no payment of principal of or interest on or in respect of any mortgage loan was 30 days or more past due (a mortgage loan being considered 30 days past due in a given month when payment due on the first day of the prior month has not been made on or before the last day of such prior month) or has been 30

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days or more past due more than once for the twelve months preceding the cut-off date;

   (v) As of the closing date, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

   (vi) As of the closing date, there is no delinquent tax or assessment lien against any Mortgaged Property;

   (vii) As of the closing date, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

   (viii) As of the closing date, each Mortgaged Property is free of material damage and is in good repair;

   (ix) Each Mortgage at the time it was originated complied in all material respects with applicable state, local and federal laws, including, without limitation, all applicable usury, equal credit opportunity, recording, disclosure and predatory and abusive lending laws, including the Georgia Fair Lending Act, the Maine Consumer Credit Code - Truth-in-Lending (the Maine Truth-in-Lending Act), and the New York Predatory Lending Act. No mortgage loan is a "high cost loan," "high-rate, high-fee mortgage," or "covered loan" under the Georgia Fair Lending Act, the Maine Truth-in-Lending Act, the New York Predatory Lending Act, or any state, local or federal law that contains provisions that may result in liability of the Trust Fund as a purchaser or assignee of such loan;

   (x) A lender's title insurance policy or binder (which shall have been approved as such by either Fannie Mae or the FHLMC) or other assurance of title customary in the relevant jurisdiction therefor, was issued on the date of the origination of each mortgage loan (other than a mortgage loan relating to a cooperative apartment), and, as of the closing date, each such policy, binder or assurance is valid and remains in full force and effect;

   (xi) The mortgage loans conform in all material respects with the descriptions thereof in the prospectus relating to the certificates;

   (xii) Each mortgage loan having an original principal balance exceeding 80% (or, for certain mortgage loans originated prior to 1995, 90%) of its Original Value is covered by primary mortgage insurance at least until the outstanding principal balance thereof is less than or equal to 80% of either the Original Value through principal payments by the Mortgagor or the value thereof as determined by a new appraisal delivered subsequent to origination. So long as it is in effect, such primary mortgage insurance covers the losses arising from defaults in an amount equal to the excess, of the outstanding principal balance of such mortgage loan over 75% of the Original Value of such mortgage loan;

   (xiii) The original principal balance of each mortgage loan was not more than 95% of the Original Value of such mortgage loan;

   (xiv) With respect to each Buydown Mortgage Loan, the Buydown Funds deposited in the Buydown Account, if any, will be sufficient, after crediting interest at the rate per annum, if any, specified in the buydown agreement compounded monthly to the Buydown Account and adding the amounts required to be paid by the Mortgagor, to make the scheduled payments stated in the Mortgage Note for the term of the Buydown Subsidy Agreement;

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   (xv)  Each mortgage loan is a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code.

   It is understood and agreed that the representations and warranties set forth in this section 2.3 shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by CMSI or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the certificate holders or any Insurer in the related mortgage loan (including any mortgage loan substituted for a nonconforming mortgage loan pursuant to section 2.4), the party discovering such breach shall give prompt written notice to the other parties hereto. If within 60 days of the date of such notice of breach or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, CMSI does not cure such breach in all material respects (including by substitution of one or more Eligible Substitute Mortgage Loans if and to the extent permitted by section 2.4), CMSI shall repurchase such mortgage loan from the Trustee.

   Any such repurchase of a mortgage loan by CMSI shall be accomplished in the manner and at the repurchase price set forth in section 2.2. Any such repurchase shall be considered a prepayment in full of such mortgage loan on such first day of the month and shall be deposited (net of all voluntary advances, Paying Agent advances and Advance Amount Advances with respect to such mortgage loan, which shall be reimbursed to the Paying Agent or deemed reimbursed to CMSI, as the case may be) by CMSI in the certificate account and, upon receipt by the Trustee of written notification of such deposit signed by an Authorized Officer of CMSI, the Trustee shall release to CMSI the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as CMSI shall reasonably request, to vest in CMSI any mortgage loan released pursuant hereto. Any repurchase by CMSI of a mortgage loan hereunder shall be deemed to include the right to receive any Remittance thereon payable after the month of repurchase, and the Paying Agent shall, upon receipt of any such Remittance, promptly remit the amount of such Remittance to CMSI. It is understood and agreed that the obligation of CMSI to repurchase any mortgage loan as to which a breach occurred and is continuing and the limited indemnity set forth in the following paragraph shall constitute the sole remedies against CMSI respecting such breach available to the certificate holders or the Trustee on behalf of the certificate holders.

2.4 SUBSTITUTION OF ELIGIBLE SUBSTITUTE MORTGAGE LOANS FOR NONCONFORMING MORTGAGE LOANS

(a) CMSI shall have the right, in an event requiring a repurchase pursuant to section 2.2 or 2.3, to substitute one or more Eligible Substitute Mortgage Loans for any one or more nonconforming mortgage loans, any such substitution to take place on the day designated by CMSI (the Substitution Day) occurring before a date two years after the startup day (or, if the Substitution Day is not a business day, the next preceding business day), subject to the satisfaction of the conditions set forth in section 2.1 and subject to the satisfaction of the following conditions:

   (i)   no Event of Default shall have occurred and be continuing;

   (ii) the aggregate scheduled principal balance of all Eligible Substitute Mortgage Loans substituted on the Substitution Day (determined with respect to each Eligible Substitute Mortgage Loan as of the Substitution Day) shall not exceed an amount

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equal to 40% of the aggregate scheduled principal balance of all mortgage loans as of the closing date;

   (iii) the Trustee shall have received an Officer's Certificate (A) stating that all conditions precedent to such substitution specified in this subsection
(a) have been satisfied and attaching as an exhibit a Supplemental Mortgage Loan Schedule setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (B) confirming that the representations and warranties contained in section 2.3 (other than paragraphs (i) and (xi) thereof) are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of the Substitution Day, provided that remedies for the inaccuracy of such representation are limited as set forth in sections 2.2, 2.3 and this 2.4; and

   (iv) the Trustee shall have received, not later than the Substitution Day, an opinion of counsel (who may not be an employee of CMSI or of an affiliate of CMSI) and, if required by such counsel, a letter from an accountant (who may be an employee of CMSI or an affiliate of CMSI), dated the Substitution Day, to the effect (A) that all conditions to such substitution specified in this subsection
(a) have been satisfied, (B) that the Eligible Substitute Mortgage Loans are "qualified replacement mortgages" within the meaning of Internal Revenue Code
Section 860G(a)(4), and (C) that the substitution of such Eligible Substitute Mortgage Loans will not result in the disqualification of any constituent REMIC as a REMIC under the Internal Revenue Code or otherwise subject any constituent REMIC to any tax.

   (b) In the event that, on the Substitution Day, any Prepaid Installments have been received in the certificate account with respect to such mortgage loan, the full amount of such Prepaid Installment shall be paid on the Substitution Day to CMSI from the certificate account.

   (c)   Concurrently with the satisfaction of the conditions set forth in section 2.4(a) above and the grant of such Eligible Substitute Mortgage Loans to the Trustee pursuant to section 2.4(a) above, (A) exhibit B to this agreement shall be deemed to be amended to exclude all mortgage loans being replaced by such Eligible Substitute Mortgage Loans and to include, pursuant to section 10.1, the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this agreement to mortgage loans shall include such Eligible Substitute Mortgage Loans and (B) the Trustee shall release to CMSI the nonconforming mortgage loan or loans and execute and deliver such instruments of transfer or assignment as may be required to transfer, without recourse, to CMSI such nonconforming mortgage loan or loans.

2.5 AUTHENTICATION OF CERTIFICATES

The Trustee has authenticated and delivered or caused to be authenticated and delivered to or upon the order of CMSI, in accordance with the CMSI Order, in exchange for the mortgage loans, concurrently with the transfer and assignment to the Trustee of the mortgage loans, certificates duly authenticated by the Trustee in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee acknowledges that to the extent it holds any class P or class L regular interests, it holds such regular interests as assets of the lower-tier or upper-tier REMIC, as described in the Series Terms.

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3 CERTIFICATE ACCOUNT; PAYMENTS AND STATEMENTS TO CERTIFICATE HOLDERS;
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

3.1 COLLECTION OF MONEYS

Except as otherwise expressly provided in this agreement, the Paying Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this agreement. The Paying Agent shall hold all money and property received by it as part of the Trust Fund and shall apply it as provided in this agreement.

   CMSI shall make reasonable efforts to collect all payments called for under the mortgage loans. CMSI shall, to the extent consistent with this agreement, follow such normal collection procedures as it deems necessary and advisable. CMSI need not institute litigation to collect any payment if it reasonably questions its ability to enforce the provision of the mortgage loan under which the payment is required. Consistent with the foregoing, CMSI may in its discretion

   (a) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or any assumption fees or other fees which may be collected in the ordinary course of servicing the mortgage loan, and

   (b) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid after the applicable first day of the month, provided, that if the arrangement is for more than 90 days, CMSI reasonably believes that without the arrangement the Mortgagor would default on the mortgage loan. Regardless of whether such an arrangement is made, any such mortgage loan shall be considered delinquent for all purposes of this agreement.

3.2 CERTIFICATE ACCOUNT

(a) On or before the closing date, CMSI shall open with a Depository, Depositories or the Paying Agent one or more accounts (collectively, the certificate account) in the name of the Trustee in trust for and for the benefit of the certificate holders. The certificate account shall include any Alternative Certificate Account. The certificate account will be an Investment Account if so specified in the Series Terms; otherwise, the certificate account will be a non-interest bearing account.

   CMSI, on behalf of the Trustee, shall deposit in the certificate account, within one business day following receipt and posting, all Remittances related to affiliated mortgage loans received by it. Remittances related to the Third Party Mortgage Loans shall be deposited into the Custodial Accounts for P&I and the certificate account in accordance with section 26.2.

   The Paying Agent, on behalf of the Trustee, shall hold in the certificate account as part of the Trust Fund all Remittances, any amount required to be deposited in the certificate account pursuant to section 2.1, all other deposits to the certificate account made pursuant to this agreement, amounts realized upon the sale of Additional Collateral, and all investments made with such moneys, including all income or other gain from such investments, except that amounts from Buydown Funds required to be deposited pursuant to section 3.6 shall be held by the Paying Agent in the Buydown Account on behalf of the Mortgagors, subject to withdrawal by the Paying Agent or CMSI as servicer for the purposes set forth in sections 3.3(b) and (c).

   The Paying Agent and the Trustee shall take such steps as CMSI reasonably requests

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to enable CMSI to make deposits to and withdrawals from the certificate account in accordance with sections 3.12, 3.14 and 26.2.

   CMSI may deposit in each of the certificate account, Servicing Account and Buydown Account the appropriate payments, collections and funds in respect of one or more other series of certificates issued under a registration statement covering the certificates or similar certificates, provided that

- the senior class of certificates of each such other series and the senior class of certificates of this series are rated "AAA" or its equivalent (without regard to any certificate insurance policy) or "AA" or its equivalent, and the subordinated class of certificates of each such other series and the subordinated class of certificates of this series are rated in the same category by each rating agency, and

-  separate accounting is maintained.

   (b) The Paying Agent shall not commingle funds and other property in the certificate account with any other moneys or property of the Paying Agent or the Trustee. However, the Paying Agent may hold any funds or other property received or held by it as part of the certificate account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other persons if such accounts are under the sole control of the Paying Agent, and the Paying Agent maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to the certificate account.

   (c) The Paying Agent shall invest and reinvest funds in the certificate account at CMSI's written direction in accordance with this section 3.2 in one or more Eligible Investments bearing interest or sold at discount. However, no such investment may mature later than the business day immediately preceding the next distribution day, except, that investments (including repurchase agreements) on which the Paying Agent, in its commercial capacity, is the obligor may mature on the next distribution day.

   The Paying Agent, the Trustee, the Servicer or the Master Servicer shall deposit in the certificate account immediately upon receipt all proceeds from investment of funds and disposition of assets in the certificate account. Any loss resulting from such investment shall be charged to the certificate account.

   CMSI shall not direct the Paying Agent to invest funds in the certificate account or sell an investment held in an Investment Account unless the investment:

- is made in the name of the Trustee (in its capacity as such) or a Qualified Nominee of the Trustee, and

- is a "cash flow investment" as defined in Internal Revenue Code Section 860G(a)(6).

   (d) The Paying Agent shall not dispose of any Eligible Investment prior to its maturity. However, if sufficient uninvested funds are not available in the certificate account to make a required disbursement, and there is no CMSI Order for the liquidation of investments held in the certificate account sufficient to provide the required funds, the Paying Agent shall sell or otherwise convert to cash a sufficient amount of the investments in the certificate account if, prior to such sale or conversion, the Paying Agent receives

   (i) an opinion of counsel (which opinion may not be provided by an employee of CMSI or of an affiliate of CMSI) that the sale or conversion will not constitute a "prohibited transaction" under Internal Revenue Code Section 860F(a), or

   (ii)  if the sale or conversion constitutes such a "prohibited transaction,"
(A) the

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consent of the holders of 100% percentage interest of the residual certificates to the prohibited transaction together with each such holder's proportionate share of any tax imposed on the Trust Fund attributable to the transaction, and
(B) an opinion of counsel (which opinion may not be provided by an employee of CMSI or of an affiliate of CMSI) that the transaction will not disqualify any constituent REMIC as a REMIC.

   (e) Neither the Paying Agent nor the Trustee shall have any liability for any loss incurred in connection with any investment or any sale or liquidation thereof pursuant to this agreement, unless caused by its negligence or willful misconduct, or for any insufficiency in the certificate account or the Buydown Account, except for losses on investments that are liabilities of the Paying Agent or the Trustee, respectively, in its commercial capacity.

   (f) Unless it shall have otherwise agreed in writing with CMSI, the Paying Agent shall not be required to enter into repurchase obligations for the investment of funds in an Investment Account with any Person whose repurchase obligations would be Eligible Investments only if the requirements of subclause
(B) of clause (iii) of the definition of "Eligible Investments" were complied with in connection with such investment.

3.3 DISTRIBUTIONS

   (a) The Servicer shall determine on each Determination Date, based on payments received on the mortgage loans,:

   (i)   the pool distribution amount;

   (ii) the interest allocation and interest allocation carryforward for each class;

   (iii) the principal allocation for each class;

   (iv)  the principal distribution for each class;

   (v)   any class A-PO reimbursement;

   (vi)  any insurance premium; and

   (vii) any other information required to determine the distributions to be made to certificate holders in accordance with the Series Terms.

   (b) The Servicer shall prepare, and shall deliver to the Paying Agent no later than 12 noon on the third business day before each distribution day, a Distribution Day Statement setting forth for that distribution day:

   (i) the pool distribution amount (including any portion that represents recoveries of realized losses);

   (ii) the aggregate amount of interest accrued during the related month on all outstanding certificates and any non-supported prepayment interest shortfalls;

   (iii) the aggregate amount of interest to be distributed to each class, identifying the portion attributable to the class's interest allocation carryforwards;

   (iv) the aggregate distribution in reduction of principal balance to be made for each class;

   (v) the amount in reduction of principal balance of the certificates that is not the result of distributions in reduction of principal balance;

   (vi) whether the amount expected to be available in the certificate account will be sufficient to pay all amounts specified in clauses (iii) and (iv) above and, if not, the percentages of each such amount that may be paid in accordance with the priorities set forth in the Series Terms from the amounts expected to be available in the certificate account;

   (vii) the amounts included in the statement pursuant to clauses (iii) and
(iv) above, expressed in each case per $1,000 initial principal balance (or initial notional balance), to be distributed;

   (viii) the aggregate amounts of Servicing Fee and Master Servicing Fee, if any, to be paid pursuant to section 3.3(g);

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   (ix)  the special hazard loss limit, fraud loss limit and bankruptcy loss limit after giving effect to the distributions to be made on the distribution day;

   (x) any amount to be withdrawn from the certificate account and paid over to the holders of the class PR or class LR certificates pursuant to section 3.3(g); and

   (xi) the principal balance of the certificates that will remain outstanding after giving effect to the distributions to be made on the distribution day, expressed both on an aggregate basis and per $1,000 initial principal balance.

   These requirements may be satisfied by timely delivery of the reports to certificate holders required under section 3.5, with copies to the Trustee and the Paying Agent, which reports shall then collectively be deemed a Distribution Day Statement for purposes of this agreement.

   (c) Whenever, on the basis of distributions on the mortgage loans received and expected to be received since the preceding Determination Date, CMSI expects that the principal balance of any class will be reduced to zero on the next distribution day, it shall, not later than the third day before that distribution day, mail to the Paying Agent and each Person in whose name a certificate to be so retired is registered at the close of business on the applicable record date a notice to the effect that:

   (i) CMSI expects that funds sufficient to reduce the principal balance of the certificate to zero will be available in the certificate account on that distribution day, and

   (ii) if such funds are available, (A) a final distribution will be made on that distribution day, but only upon presentation and surrender of the certificate at the office or agency of the Paying Agent maintained for that purpose pursuant to the Series Terms (the address of which shall be set forth in the notice), and (B) no interest will accrue on the certificate after the end of the related month with respect to the distribution day.

   (d) Not later than 12 noon on each distribution day, CMSI on behalf of the Trustee shall withdraw from the certificate account and deposit in a distribution account with the Paying Agent (or to the extent provided in the Series Terms, any pooling, lower-tier or upper-tier REMIC account), all distributions to be made on the distribution day on the certificates (or class P or class L regular interests).

   For each such deposit with the Paying Agent:

- the Servicer will use Affiliated Uncommitted Cash to make an Affiliated Certificate Account Advance to cover any Remittance Delinquencies relating to the affiliated mortgage loans prior to making a voluntary advance or requesting that the Paying Agent (in its individual capacity) make an affiliated Paying Agent advance (or an Advance Account Advance).

- the Master Servicer will use Third Party Uncommitted Cash to make a Third Party Certificate Account Advance to cover any Remittance Delinquencies relating to the Third Party Mortgage Loans prior to making any voluntary advances or requesting that the Paying Agent (in its individual capacity) make a Third Party Paying Agent advance (or an Advance Account Advance).

   If a voluntary advance is to be made on a distribution day, the Person making the voluntary advance shall deposit the advance

- for an affiliated mortgage loan, in the certificate account not later than the business day next preceding the distribution day, or

-  for a Third Party Mortgage Loan, in accordance with section 26.2.

The election of the Servicer, Master Servicer, Third Party Master Servicer or Third Party Servicer to make any such advance shall be

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based upon its good faith judgment that the advance will be recoverable from future payments and proceeds on the related mortgage loan. Neither the Servicer, Master Servicer, Third Party Master Servicer nor Third Party Servicer shall have any obligation, express or implied, to make any such advance.

   (e) On each distribution day, the Paying Agent shall distribute from the distribution account (or, to the extent provided in the Series Terms, any pooling, lower-tier, or upper-tier REMIC account) to each certificate holder of record on the preceding record date (other than as provided in section 9.1 respecting the final distribution) the certificate holder's share (based on the denomination of certificates of the applicable class held by the holder) of the amounts distributable to such class in accordance with the priorities set forth in the Series Terms, as set forth in the applicable Distribution Day Statement.

   Each such distribution shall be made

- by check mailed to the certificate holder at its address appearing in the Certificate Register, or

- by wire transfer if the certificate holder is eligible for wire transfer under the Series Terms and the Paying Agent has received wiring instructions from the certificate holder, or

- by such other means of payment as the certificate holder, CMSI, and the Paying Agent may agree.

Wiring instructions received by the Paying Agent shall remain in effect until changed by the certificate holder by written notice to the Paying Agent at least five business days before a distribution day.

   Any amounts in the distribution account that are distributable as interest or principal pursuant to this section 3.3(f), but are not distributed because of the non-presentation of the related certificates, or because the check for such payment is returned undelivered, shall be held by the Paying Agent for two years in a separate trust account for the benefit of the holders of such certificates. Amounts in the separate account shall be deemed to have been distributed to the holders for the purpose of any calculations required by this agreement and shall no longer be available for application to any other amounts due under this agreement.

   After two years, any amount that remains in the separate account shall be paid to the holders of the residual certificates, as appropriate (except that any amounts representing reimbursement for an insured payment shall be paid to the Insurer). After such payment, the certificate holders shall be required to seek payments as unsecured general creditors from the holders of the residual certificates, as appropriate.

   (f) All reductions in principal balance of a certificate (or one or more Predecessor Certificates) effected by distributions made on any distribution day or reductions thereof without distributions in accordance with this agreement shall be binding upon all holders of such certificate and of any certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not the distributions are noted on the certificate. The final distribution on each certificate (including the final distribution on any certificate receiving a distribution in connection with a termination pursuant to section 9.1) shall be payable only upon presentation and surrender of the certificate on or after the distribution day for such final distribution at the office or agency of the Paying Agent maintained for that purpose pursuant to the Series Terms.

   (g)   On each distribution day, if

- CMSI has delivered to the Paying Agent a Distribution Day Statement for that distribution day, and

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-  the Paying Agent (based on such statement) (i) makes, or in accordance with this section 3.3 sets aside from amounts in the certificate account an amount sufficient to make, the required distributions on the certificates, as indicated in the Distribution Day Statement, and (ii) sets aside any Uncommitted Cash in the certificate account that is not required for a Third Party Certificate Account Advance or an Affiliated Certificate Account Advance, the amount of which unremitted cash CMSI shall certify to the Paying Agent, the Paying Agent shall withdraw any cash balance remaining in the certificate account, and apply it in the following order:

   First, to the payment of any portion of the CMSI Fee not already retained by the Servicer or Master Servicer pursuant to section 3.21, the amount of such payment being set forth in a certification of a Servicing Officer or a Responsible Officer; and

   Second, as a distribution to the holders of any class PR, and if there are no class PR certificates, to the holders of the class LR certificates.

   CMSI hereby authorizes the Paying Agent to authorize, and the Paying Agent hereby authorizes, the Depository to withdraw the amount of such balance from the certificate account and pay it to the holders of the class PR or class LR certificates, as the case may be, on its behalf in accordance with such Servicer's Certificate.

   (h) Subject to the foregoing provisions of this section 3.3, each certificate delivered under this agreement upon registration of transfer of or in exchange for or in lieu of any other certificate shall carry the rights to unpaid distributions that were carried by the other certificate.

3.4 PAYING AGENT ADVANCES

On any Deposit Date for a distribution day, the Paying Agent shall deposit into the certificate account funds equal to

- (a) the sum of (i) all Remittance Delinquencies (net of Uncovered Remittance Delinquencies) as of such Deposit Date on the affiliated mortgage loans, and
(ii) the aggregate amount of all previous deposits under this clause (a) by the Paying Agent not yet reimbursed to the certificate account, minus (b) the sum of
(i) any voluntary advance by CMSI, other than an advance of interest not required to be paid because of the limitations on mortgage interest payments under the federal Soldiers' and Sailors' Civil Relief Act or any comparable state laws, for that distribution day, and (ii) any Affiliated Uncommitted Cash as of the preceding Deposit Date (each such deposit being an affiliated Paying Agent advance); and

-  the amount of any Third Party Paying

   Agent advance for the distribution day, provided that the Paying Agent shall be obligated to make such deposit only to the extent of funds determined by it (in its sole discretion) to be recoverable from future Remittances, net recoveries and other proceeds or collections on or in respect of the mortgage loans.

   The Paying Agent may only recover funds for an affiliated Paying Agent advance or a Third Party Paying Agent Advance from Remittances, net recoveries and other proceeds relating to affiliated mortgage loans or Third Party Mortgage Loans, respectively.

   CMSI shall on the business day it receives notice from the Paying Agent of the amount of any such advance,

- pay the Paying Agent a servicing administration fee of $100 for each Deposit Date on which the Paying Agent makes such an advance, and

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-  reimburse the Paying Agent for the amount of the advance,

provided that if the notice is received after 1PM on a business day, the administration fee and reimbursement shall be made to the Paying Agent by 1PM on the following business day.

   To the extent the Paying Agent receives an amount on an affiliated mortgage loan or Third Party Mortgage Loan identified to it as being in respect of any such advance, the Paying Agent shall repay CMSI for such reimbursement not later than the business day after the Paying Agent receives such amount.

   Promptly after the Trust Fund is terminated pursuant to section 9, CMSI shall notify the Paying Agent in writing of the amount of affiliated Paying Agent advances and Third Party Paying Agent advances that were not recovered from future Remittances, net recoveries or other proceeds or collections on the affiliated mortgage loans or Third Party Mortgage Loans, respectively. The Paying Agent shall reimburse CMSI for the amount of affiliated Paying Agent advances or Third Party Paying Agent advances not so recovered and repaid to CMSI on the next business day after its receipt of notice thereof.

   CMSI shall furnish to the Paying Agent such information within CMSI's possession with respect to the mortgage loans as the Paying Agent may require, in order to make a determination that any advance made by the Paying Agent will be recoverable.

3.5 REPORTS TO CERTIFICATE HOLDERS

Contemporaneously with each distribution to holders of certificates, the Paying Agent will forward or make available to the certificate holders, the rating agencies and each Underwriter a statement, which CMSI shall prepare and deliver to the Trustee and the Paying Agent, setting forth the following information (per $1,000 initial principal balance or initial notional balance, as to (i) and (ii) below):

   (i) to each certificate holder of a class on which a distribution in reduction of the principal balance is being made, the amount of the distribution that represents a reduction in the principal balance and the amount that represents interest, and the principal balance of a single certificate after giving effect to the reduction of principal balance on the distribution day;

   (ii) to each certificate holder of a class on which only interest is being distributed, the aggregate principal balance or notional balance of certificates outstanding of each class after giving effect to any distributions in reduction of principal balance made on the distribution day occurring subsequent to the last such report and any reduction in principal balance pursuant to "Adjustments to class balances" in the Series Terms, including, if any accrual classes are outstanding, the aggregate principal balance of the outstanding accrual classes and the amount of any accrued interest added to the principal balance thereof on the distribution day;

   (iii) the Servicing Fee and Master Servicing Fee received by CMSI during the month preceding the month of the distribution, as reduced, for the Servicing Fee, in an amount up to the Compensating Cap in connection with any prepayment interest shortfalls;

   (iv) the book value of any real estate acquired by the Trust Fund through foreclosure or otherwise;

   (v) the aggregate scheduled principal balance of the mortgage loans as of the last day of the month next preceding the month of the distribution after giving effect to payments on the mortgage loans due on the related first day of the month and principal prepayments distributed on the distribution day;

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   (vi)  the number and aggregate principal balance of mortgage loans delinquent
30 days and 60 or more days (as determined by CMSI under the Mortgage Bankers Association method);

   (vii) the aggregate amount of Remittances received on mortgage loans during the related Due Period;

   (viii) any voluntary advances calculated as of the Determination Date, Paying Agent advances, Advance Account Advances, Certificate Account Advances and any other amounts charged thereto for the applicable distribution day;

   (ix) the principal balance (or notional balance) of each senior class, and the principal balance of each subordinated class on the distribution day;

   (x) any interest allocation carryforward for any class applicable to the next succeeding distribution day;

   (xi) the amount in reduction of principal balance of the certificates not the result of distributions in reduction of principal balance;

   (xii) the principal balance for the senior classes, and the principal balance of the subordinated classes as of the following Determination Date after giving effect to the distributions of principal and losses allocated for the distribution day; and

   (xiii) the target-rate class percentage for each class and for the senior classes, and the senior class prepayment percentage, for the following distribution day.

   The Paying Agent will also forward or make available to holders of residual certificates a statement setting forth the information in paragraphs (i) through
(viii).

   If Citibank, N.A. is the Paying Agent, it may make such statements available by posting them on its website at www.sf.citidirect.com, provided that certificate holders can access the relevant portions of the website free of charge, and the Paying Agent will provide certificate holders with any required passwords or other necessary access information.

   CMSI shall provide certificate holders that are federally insured savings and loan associations with certain reports, and will provide access to information and documentation regarding the mortgage loans included in the Trust Fund, sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.

   In addition to the foregoing, CMSI, on behalf of the Trustee, shall file with the Internal Revenue Service and furnish to certificate holders any statements or information as required by the Internal Revenue Code.

3.6 APPLICATION OF BUYDOWN FUNDS

On or before the closing date if there are any Buydown Mortgage Loans in the Trust Fund, CMSI shall open or cause to be opened the Buydown Account with the Depository in the name of the Trustee, on behalf of the Mortgagors. With respect to each Buydown Mortgage Loan, on the business day next following receipt of the Mortgagor's required monthly payment under the buydown agreement, CMSI will withdraw from the Buydown Account and deposit, or cause to be deposited in immediately available funds in the certificate account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the Mortgage Note. No later than the fifth business day preceding the last business day of each month, CMSI will deposit, or cause to be deposited, in the Buydown Account in immediately available funds an amount equal to interest at the rate per annum specified in the buydown agreement compounded monthly on the Buydown Funds with respect to each Buydown Mortgage Loan.

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   If a Buydown Mortgage Loan is fully prepaid while Buydown Funds remain in the
Buydown Account, the unpaid principal balance of such Buydown Mortgage Loan will be reduced by the amount of such Buydown Funds (which reduction shall constitute a principal prepayment) and, on the business day next following the date of such principal prepayment, CMSI shall deposit, or cause to be deposited, in the certificate account, such Buydown Funds. If the property securing a Buydown Mortgage Loan is sold in liquidation of the Buydown Mortgage Loan (either by CMSI or the insurer under any related Primary Mortgage Insurance Certificate) while Buydown Funds remain in the Buydown Account, such Buydown Funds shall be
(i) deposited in the certificate account on the business day next following such liquidation as a reduction of the unpaid principal balance of such Buydown Mortgage Loan or (ii) if and to the extent required under any applicable Primary Mortgage Insurance Certificate, paid to the insurer of the mortgage loan.

3.7 TAX RETURNS AND REPORTS TO CERTIFICATE HOLDERS

(a) For federal income tax purposes, each of the constituent REMICs shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

   (b) The Servicer shall prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each constituent REMIC, containing such information and at the times and in the manner as may be required by the Internal Revenue Code or state or local tax laws, regulations or rules, and shall furnish or cause to be furnished to certificate holders, the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the startup day, the Servicer shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as may otherwise be required by the Internal Revenue Code, the name, title, address, and telephone number of the person that the holders of the certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Internal Revenue Code. Such federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Internal Revenue Code or state or local tax laws, regulations or rules.

   (c) In the first federal income tax return of each of the constituent REMICs for its short taxable year ending December 31 in the year in which the startup day occurs, REMIC status shall be elected for such taxable year and all succeeding taxable years.

   (d) The Servicer will maintain such records relating to each of the constituent REMICs, including but not limited to the income, expenses, assets and liabilities thereof, and the adjusted basis of the property thereof determined at such intervals as may be required by the Internal Revenue Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

   (e) Each holder of a residual certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this section 3.7 and by section 5.2 and by "REMIC Provisions" in the Series Terms.

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3.8 INTENTIONALLY OMITTED

3.9 REPORTS BY INDEPENDENT ACCOUNTANTS

(a) CMSI hereby appoints KPMG LLP as its Independent accountants for purposes of preparing and delivering the reports or certificates required by this section
3.9. Upon any resignation by such firm, CMSI shall promptly appoint a successor thereto that shall also be a firm of Independent accountants of recognized national reputation. If CMSI shall fall to appoint a successor to a firm of Independent accountants which has resigned within 15 days after such resignation, CMSI shall promptly notify the Trustee of such failure in writing. If CMSI shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent accountants of recognized national reputation. The fees of such Independent accountants and any such successor shall be payable by CMSI as Servicer, or any successor Servicer.

   (b) On or before March 31 in relation to the affiliated mortgage loans and September 30 in relation to the Third Party Mortgage Loans of each year, beginning with March 31 and September 30, respectively, in the year which begins not less than three months after the date of the initial issuance of the certificates, CMSI, at its expense, shall cause the firm of Independent accountants appointed pursuant to section 3.9(a) (who may also render other services to CMSI) to furnish a report to the Trustee and to the Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements substantially similar to this agreement (which agreements shall be described in a schedule to such statement), and that such examination, which has been conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgage serviced by FHLMC for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements), has disclosed no items of noncompliance with the provisions of this agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report. For purposes of such report, such firm may conclusively presume that any pooling and servicing agreement which governs certificates offered under a common registration statement under the Securities Act, covering the certificates of this series or similar certificates, is substantially similar to the this agreement, unless such other pooling and servicing agreement expressly states otherwise.

3.10 CMSI TO ACT AS SERVICER OF AFFILIATED MORTGAGE LOANS

CMSI (or any subservicer to whom such duties are delegated pursuant to section
6.6 hereof) shall service and administer the affiliated mortgage loans and shall have the power and authority, acting alone, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer shall service the affiliated mortgage loans in accordance with its normal servicing procedures for mortgage loans held in its own portfolio. CMSI may perform its servicing responsibilities in connection with the affiliated mortgage loans through agents or independent contractors as set forth in section 6.6. Without limiting the generality of the foregoing, CMSI shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of

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itself, the certificate holders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the affiliated mortgage loans and with respect to the properties subject to their respective Mortgages. The Trustee shall furnish CMSI with any powers of attorney and other documents necessary or appropriate to enable CMSI to carry out its servicing and administrative duties hereunder.

   All costs incurred by CMSI in effecting the timely payment of taxes and assessments on the properties related to the affiliated mortgage loans subject to the Mortgages shall not, for the purpose of calculating monthly distributions to the certificate holders, be added to the amount owing under the related mortgage loans, notwithstanding that the terms of such mortgage loans may so permit, and such costs shall be recoverable by CMSI pursuant to section 3.14.

   The relationship of CMSI (and of any successor to CMSI as Servicer or Master Servicer under this agreement) to the Trustee under this agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

3.11 PAYING AGENT AND CERTIFICATE REGISTRAR

The Servicer or the Trustee may remove a Paying Agent, and the Servicer, with the Trustee's approval, may appoint another Paying Agent. A Paying Agent (i) may not be the Originator, CMSI or an affiliate of CMSI unless the Paying Agent is an institutional trust department of Citibank, N.A., and (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization. If no Paying Agent is appointed, the Trustee shall be the Paying Agent.

   The Paying Agent shall:

   (1) hold all amounts deposited with it by CMSI or the Trustee for payment on the certificates in trust for the benefit of the certificate holders until the amounts are paid to the certificate holders or otherwise disposed of in accordance with this agreement;

   (2) give the Trustee notice of any default by CMSI in making any such deposit; and

   (3) during the continuance of a default by CMSI in making such a deposit, upon the Trustee's written request, immediately pay to the Trustee all amounts so held in trust by the Paying Agent.

   CMSI will cause any Paying Agent that is not the Trustee or a signatory to this agreement to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that the Paying Agent shall have all the rights and obligations of a Paying Agent under this agreement.

   The Servicer or the Trustee may remove a Certificate Registrar, and the Servicer, with the Trustee's approval, may appoint another Certificate Registrar. A Certificate Registrar (i) may not be the Originator, CMSI or an affiliate of CMSI unless the Certificate Registrar is an institutional trust department of Citibank, N.A., and (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization. If no Certificate Registrar is appointed, the Trustee shall be the Certificate Registrar.

3.12 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS WITH RESPECT TO AN AFFILIATED MORTGAGE LOAN; CERTIFICATE ACCOUNT

The Servicer shall deposit or cause to be deposited in the certificate account for affiliated mortgage loans the following amounts:

   (i) All payments (other than payments due and payable, and principal prepayments received, on or before the cut-off

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date) on account of principal, including principal prepayments, on the affiliated mortgage loans;

   (ii) All payments (other than those due and payable on or before the cut-off date) on account of interest on the affiliated mortgage loans, net of any Servicing Fee retained by it pursuant to section 3.21;

   (iii) Any Buydown Funds required to be deposited pursuant to section 3.6;

   (iv) All Liquidation Proceeds with respect to affiliated mortgage loans other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with normal servicing procedures;

   (v) All proceeds of any affiliated mortgage loans or property acquired in respect thereof repurchased pursuant to sections 2.2, 2.3, 2.4 or 9.1 (including any reserve funds established pursuant to section 2.2);

   (vi) Any voluntary advance with respect to an affiliated mortgage loan or affiliated Paying Agent advance;

   (vii) Any Advance Account Advance with respect to an affiliated mortgage loan; and

   (viii) The amount the Servicer is required to pay into the certificate account pursuant to section 3.23 with respect to an affiliated mortgage loan.

   CMSI shall cause all amounts collected with respect to the affiliated mortgage loans to be deposited in immediately available funds on the business day following CMSI's receipt of cash or a check or other instrument representing payment of any such amount. In the event that CMSI must repay any such amount, by reason of the reversal of a provisional credit owing to the dishonor of a Mortgagor's check or otherwise, CMSI shall promptly (x) withhold (or cause to be withheld) a corresponding amount from a subsequent deposit into the certificate account, and (y) restate (or cause to be restated) its accounts appropriately. The foregoing requirements for deposit in the certificate account shall be exclusive (except with respect to payments of voluntary advances made with respect to affiliated mortgage loans pursuant to section 3.3(c) and any Advance Account Advance pursuant to section 25.2), it being understood and agreed that, without limiting the generality of the foregoing, amounts required to be deposited into the Servicing Account, amounts in the nature of prepayment charges, late payment charges, assumption fees and other fees and proceeds of reimbursements of Property Protection Expenses received with respect to affiliated mortgage loans need not be deposited by CMSI in the certificate account.

3.13 COLLECTION OF TAXES, ASSESSMENTS AND OTHER ITEMS; SERVICING ACCOUNTS

In addition to the certificate account, Escrow Accounts, Custodial Accounts for P&I and the Buydown Account, CMSI shall establish and maintain or cause to be established and maintained with Depositories Servicing Accounts and shall deposit therein all collections of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. Withdrawals from the Servicing Account may be made only to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse CMSI out of related collections for any payments made pursuant to section 3.10 regarding taxes and assessments, section 3.15 regarding premiums on Primary Mortgage Insurance Certificates and section 3.16 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors on such account to the

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extent required by law or to clear and terminate such accounts at the termination of this agreement in accordance with section 9.1.

3.14 PERMITTED WITHDRAWALS FROM THE ACCOUNTS

(a) CMSI may, from time to time, make (or cause to be made) payments from the certificate account for the following purposes, in order of priority listed:

   (i) To pay itself the Servicing Fee and Expenses (to the extent not withheld from payments of interest received on the mortgage loans);

   (ii) To effect reimbursement for Liquidation Expenses theretofore incurred in respect of any mortgage loan (including recoupment of subsequent trailing bills relating to previously disposed REO Property for which distribution of net liquidation proceeds has occurred) in an amount not to exceed the amount of Liquidation Proceeds deposited in respect of such mortgage loan pursuant to sections 3.4 and 3.10, net of the Servicing Fee or, Expenses, as applicable, as hereinafter specified, and, to the extent that Liquidation Proceeds after such reimbursement are excess of the principal balance of the related mortgage loan together with accrued and unpaid interest thereon at the Mortgage Note Rate to the date of purchase at the foreclosure sale, liquidation proceeding or otherwise, pay to itself an amount equal to such excess and to pay itself the amounts due the Servicer under section 3.19 relating to deficiency actions;

   (iii) To effect reimbursement for voluntary advances, or to reimburse the Paying Agent for affiliated Paying Agent advances or Third Party Paying Agent advances, with respect to mortgage loans the right to reimbursement pursuant to this clause (iii) being limited to amounts received on particular mortgage loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest, or for advances under "Special provisions regarding advances - Soldiers' and Sailors' Act and - Proposed moratorium legislation," subsequent payments of interest, respecting which any such advance was made;

   (iv) To effect reimbursement for any voluntary advances or Paying Agent advances, as applicable (or portion thereof) that the advancing Person has determined in good faith to have become Nonrecoverable Advances;

   (v) To effect reimbursement for advances made with respect to any mortgage loan as contemplated by section 3.10 in payment of taxes or assessments, pursuant to section 3.15 in payment of premiums on Primary Mortgage Insurance Certificates, and pursuant to section 3.16 in payment of hazard insurance premiums (except premiums on the blanket policy referred to in section 3.16) in any amount not heretofore reimbursed out of the Servicing Account, in each case to the extent and only to the extent that reimbursements of such advances with respect to such mortgage loans have been deposited in the certificate account pursuant to sections 3.12 or 26.2;

   (vi)  To make payments permitted pursuant to the last sentence of section
6.3;

   (vii) To effect reimbursement for voluntary advances, to reimburse the Paying Agent for affiliated Paying Agent advances and Third Party Paying Agent advances, to reimburse the Advance Account for any Advance Account Advances, theretofore made in respect of any mortgage loan in an amount not to exceed at any time in the aggregate the amount of payments from time to time deposited in the certificate account and not required to be distributed to the certificate holders (including, for this purpose, Liquidation Proceeds and Insurance

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Proceeds covering the property subject to the related Mortgage);

   (viii) To pay to itself, the Servicer or the holders of the residual certificates, any Investment Income on amounts on deposit from time to time;

   (ix)  To make payments in the amounts and in the manner provided in sections
3.4 and "Distributions" in the Series Terms;

   (x)   To clear and terminate the certificate account pursuant to section 9.1;

   (xi) To pay to itself with respect to each mortgage loan or property acquired in respect thereof that has been purchased pursuant to section 2.2, 2.3 or 9.1, all amounts received thereon following such purchase and not distributed as of the date on which the related scheduled principal balance or purchase price is determined; and

   (xii) To recoup subsequent trailing bills relating to previously disposed REO Property in which distribution of Net Liquidation Proceeds has occurred.

   CMSI may also withdraw funds from the certificate account, and adjust the pool distribution amount or the amount of scheduled or unscheduled principal payments, to appropriately adjust for prior Servicer errors, including errors in posting, allocation, or distribution, if CMSI believes in good faith that such withdrawals and/or adjustments are necessary to effect the provisions of this agreement.

   If, at the request of the Trustee, CMSI delivers an Officer's Certificate to the Trustee in connection with any such withdrawal or adjustment, the Trustee may conclusively rely without investigation on such Officer's Certificate of CMSI as to the basis therefore, and as to the amounts and conformity thereof to the provisions of this agreement.

   CMSI shall keep and maintain (or cause to be kept and maintained) separate accounting records, on a mortgage loan-by-mortgage loan basis, for the purpose of accounting for withdrawals from the certificate account pursuant to clauses
(ii), (iii), (iv), (vi), (vii), (viii), (ix) and (xi) of this section; provided, however, that it is understood and agreed that such records need not be retained by CMSI for a period longer than its five most recent fiscal years.

   (b) CMSI may, from time to time, withdraw from any Investment Account (other than the certificate account), any Investment Income therein, and pay same to itself, the Servicer, the seller or the holders of the residual certificates, as applicable.

3.15 MAINTENANCE OF PRIMARY MORTGAGE INSURANCE CERTIFICATES

CMSI covenants and agrees to exercise its best reasonable efforts to cause to be maintained and kept in full force and effect each Primary Mortgage Insurance Certificate in accordance with the terms of such Primary Mortgage Insurance Certificate. CMSI agrees to effect the timely payment of the premium on each Primary Mortgage Insurance Certificate, and such costs not otherwise recoverable shall be recoverable by CMSI pursuant to section 3.14. In connection with its activities as administrator and servicer of the mortgage loans, CMSI agrees to present, on behalf of itself, the Trustee and the certificate holders, claims to the insurer under each Primary Mortgage Insurance Certificate and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Certificate respecting a defaulted mortgage loan. Pursuant to section 3.14, any amounts collected by CMSI under any Primary Mortgage Insurance Certificate shall be deposited in the certificate account, subject to withdrawal pursuant to section 3.14. CMSI shall have the power to substitute for any Primary Mortgage Insurance Certificate another substantially equivalent policy issued by another insurer, provided that no

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such substitution shall be made unless (i) CMSI shall have been advised by each rating agency that such substitution will not negatively affect the then-current rating by such rating agency of the certificates (with respect to any insured class certificates, without regard to any certificate insurance policy) or (ii) the claims-paying ability of the primary mortgage insurer is, at the time of such substitution, rated by each rating agency rating the certificates at least in the category of "AA" or its equivalent.

3.16 MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION EXPENSES

CMSI shall cause to be maintained for each mortgage loan (other than a mortgage loan relating to a cooperative apartment) hazard insurance with extended coverage in an amount which is at least equal to (a) the maximum insurable value of the improvements securing such mortgage loan if such amount is less than the unpaid principal balance on the related mortgage loan, (b) the principal balance owing on such mortgage loan if such amount is greater than or equal to 80% but is less than or equal to 100% of the insurable value or (c) 80% of the insurable value if the principal balance of the mortgage loan is less than 80% of the insurable value. Except in the case of cooperative apartments, CMSI shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard fire insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value from time to time of the improvements which are a part of such property or (b) the unpaid principal balance from time to time on such mortgage loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest at the Mortgage Note Rate and the good-faith estimate of CMSI of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in sections 3.12 and 26.2, amounts collected by CMSI under any such policies shall be deposited in the certificate account (other than in the case of Third Party Mortgage Loans, amounts to be applied to the restoration or repairs of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Guide). Any cost incurred by CMSI in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the certificate holders, be added to the amount owing under the related mortgage loan, notwithstanding that the terms of the mortgage loan may so permit. Such costs shall be recoverable by CMSI pursuant to section 3.14. In cases in which property securing any mortgage loan is located in a federally designated flood area, the hazard insurance to be maintained for such mortgage loan shall include flood insurance. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a mortgage loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If CMSI shall obtain and maintain a blanket policy insuring against hazard losses on all of the mortgage loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this section 3.16, it being understood and agreed that such policy may contain a deductible clause, in which case CMSI shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this section, and there shall have been a loss which would have been covered by such policy, deposit in the certificate account the amount not

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otherwise payable under the blanket policy because of such deductible clause.

3.17 ASSUMPTION AND MODIFICATION AGREEMENTS RELATING TO MORTGAGE LOANS

In any case in which property relating to a mortgage loan subject to a Mortgage has been or is about to be conveyed by the Mortgagor, CMSI shall exercise (or cause to be exercised) the right to accelerate the maturity of such mortgage loan under any due-on-sale clause applicable thereto to the extent of its contractual arrangements with such Mortgagor. If it is prevented, as provided in the last paragraph of this section, from enforcing any such clause or if the mortgage loan does not contain an enforceable due-on-sale provision, CMSI is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and the Mortgagor remains liable thereon; provided, that such mortgage loan as assumed or modified meets the requirements set forth in this agreement with respect to the mortgage loans initially included in the Trust Fund and that the mortgage loan shall continue to be covered by any related Primary Mortgage Insurance Certificate and hazard insurance policy. CMSI shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Mortgage Document Custodian (with a copy to the Trustee) an original thereof, which original shall be added by the Mortgage Document Custodian to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the interest rate of the related Mortgage Note shall not be changed nor shall any other term affecting the amount or timing of payment on the mortgage loan be changed. Any fee collected by CMSI for entering into any such agreement will be retained by CMSI as additional servicing compensation.

   Notwithstanding the foregoing paragraph of this section or any other provision of this agreement, CMSI shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a mortgage loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or by reason of any assumption or transfer which CMSI reasonably believes it may be restricted by law from preventing or which would result in non-coverage of any resulting loss that would otherwise be covered under any mortgage pool insurance policy and any related Primary Mortgage Insurance Certificate, for any reason whatsoever.

3.18 INTENTIONALLY OMITTED

3.19 REALIZATION ON DEFAULTED MORTGAGE LOANS

CMSI shall use its best efforts, consistent with its customary servicing procedures, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to section 3.1. Consistent with the foregoing, CMSI shall use reasonable efforts to realize upon defaulted mortgage loans in such manner as will maximize the receipt of principal and interest by the certificate holders, taking into account, among other things, the timing of foreclosure proceedings. In the event a deficiency action is available against the Mortgagor or any

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other person, CMSI may proceed for the deficiency. The Servicer or Master
Servicer may retain twenty-five percent of the net proceeds received from a Mortgagor pursuant to a deficiency action as compensation for entering into such deficiency action. Foreclosure on shares issued by cooperative housing corporations shall be by sale in accordance with the provisions of Article 9 of the Uniform Commercial Code in effect in the applicable jurisdiction.

   Additional Collateral for a mortgage loan in default may be liquidated and the proceeds thereof applied to cover any shortfalls upon the liquidation of a Mortgaged Property provided that the Trust Fund shall in no event acquire ownership of any Additional Collateral unless the Trustee shall have received an opinion of counsel to the effect that such ownership will not cause any constituent REMIC to fail to qualify as a REMIC and will not subject any constituent REMIC to any tax.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related mortgage loan, such mortgage loan shall (except for purposes of section 9.1) be considered to be an outstanding mortgage loan until such time as the Mortgaged Property shall be sold and such mortgage loan becomes a Liquidated Loan. Consistent with the foregoing for purposes of all calculations hereunder so long as such mortgage loan shall be considered to be an outstanding mortgage loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous principal prepayments, and before any adjustment thereto by reason of any deficient valuations and debt service reductions or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. Net REO Proceeds received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such mortgage loan became an REO Loan, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such mortgage loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such Net REO Proceeds exceed the then delinquent principal and interest installments on such mortgage loan, the excess shall be treated as a principal prepayment received in respect of such mortgage loan.

   In connection with any Mortgaged Property as to which CMSI has foreclosed or accepted a deed in lieu of foreclosure, CMSI shall dispose of such Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition by the applicable constituent REMIC unless (i) the Trustee shall have been supplied with an opinion of counsel to the effect that the holding by the applicable constituent REMIC of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of any of the constituent REMICs as defined in Internal Revenue Code Section

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860F, or cause any of the constituent REMICs to fail to qualify as a REMIC at any time that any certificates are outstanding, in which case the applicable constituent REMIC may continue to hold such Mortgaged Property (subject to any conditions contained in such opinion of counsel), or (ii) CMSI shall have applied to the Internal Revenue Service for, prior to the expiration of such period, an extension of such period in the manner contemplated by Internal Revenue Code Section 856(e)(3), in which case such period shall be extended by the applicable period. Notwithstanding any other provision of this agreement, unless otherwise required pursuant to applicable state law, no Mortgaged Property acquired by the applicable constituent REMIC shall be (x) rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the applicable constituent REMIC in such a manner or pursuant to any terms that would (1) cause such Mortgaged Property to fall to qualify at any time as "foreclosure property" within the meaning of Internal Revenue Code
Section 860G(a)(8), (2) subject any of the constituent REMICs to the imposition of any federal or state income taxes on "net income from foreclosure property" earned from such Mortgaged Property within the meaning of Internal Revenue Code
Section 860G(c), or (3) cause the sale of such Mortgaged Property to result in the receipt by any of the constituent REMICs of any income from non-permitted assets as described in Internal Revenue Code Section 860F(a)(2)(B) or (y) sold in such manner or pursuant to any terms that would subject any of the constituent REMICs to the imposition of any federal or state income taxes on "net income from foreclosure property" within the meaning of Internal Revenue Code Section 860G(c), unless CMSI has agreed to indemnify and hold harmless each constituent REMIC with respect to the imposition of any such taxes.

   The foregoing is subject to the provision that, in any case in which property subject to a Mortgage shall have suffered damage, whether from an uninsured cause or otherwise, CMSI shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of such property unless it shall determine in its discretion (a) that such restoration and/or foreclosure will increase the net proceeds of liquidation of the related mortgage loan to the certificate holders after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by CMSI through either Liquidation Proceeds or Insurance Proceeds (with respect to each of which it shall have priority for purposes of withdrawals from the certificate account pursuant to section 3.14 from the related property, as contemplated in section 3.14.) CMSI shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in section
3.14. Notwithstanding the above, CMSI shall not be entitled to recover legal expenses incurred in connection with liquidation proceedings where the Mortgagor pays all delinquent payments and expenses and such proceedings are terminated prior to liquidation, other than sums received from the Mortgagor for such expenses.

   Notwithstanding anything to the contrary contained in this section 3.19, the Servicer shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by pollutants, contamination, hazardous wastes or hazardous substances. The Servicer shall not be liable to the certificate holders if, based on its belief that no such

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contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

   In the event CMSI does not elect to foreclose on a Mortgaged Property, CMSI may, in the exercise of its judgment, elect to accept a payment or payments, in connection with the sale by the Mortgagor of such Mortgaged Property or the retention by the Mortgagor of such Mortgaged Property, in aggregate amount less than the outstanding balance of the related mortgage loan and accrued interest thereon.

   The Trustee shall furnish CMSI with any powers of attorney and other documents necessary, or appropriate to enable CMSI to carry out its efforts in realizing upon defaulted mortgage loans hereunder.

   In addition to the foregoing provisions, the Servicer may enter into a special servicing agreement covering any one or more mortgage loans in default with an unaffiliated holder of 100% of the principal balance of a class of subordinated certificates or a holder of a class of securities representing interests in a subordinated class of certificates. Such special servicing agreement shall be subject to each rating agency's acknowledgement that the ratings of the certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.

3.20 TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES

Upon the payment in full of any mortgage loan or upon the receipt by CMSI of a notification that payment in full will be escrowed in a manner customary for such purpose, CMSI will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received, and all amounts required to be paid by CMSI pursuant to either section 3.12 or 26.2, in connection with such payment which are required to be deposited to the certificate account pursuant to section 3.12 or 26.2 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly direct the Mortgage Document Custodian to release the related Mortgage Documents to CMSI. Upon any such payment in full, CMSI is authorized to execute, pursuant to the authorization contained in section 3.10, 3.12 or 26.3 as applicable, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by CMSI if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be withdrawn from the certificate account. From time to time and as appropriate for the servicing or foreclosure of any mortgage loan, including for this purpose collection under any Primary Mortgage Insurance Certificate, the Trustee shall, upon request of CMSI and delivery to the Trustee of a receipt signed by a Servicing Officer, direct the Mortgage Document Custodian to release the related Mortgage Documents to CMSI and shall execute such documents furnished to the Trustee as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate CMSI to return the Mortgage Documents to the Trustee or the Mortgage Document Custodian, as the case may be, when the need therefor by cmsi no longer exists unless the mortgage loan shall have been prepaid or liquidated in the interim, in which case, upon receipt of a certification of a Servicing

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Officer similar to that hereinabove specified to such effect, the receipt shall be released by the Trustee to CMSI.

3.21 SERVICING FEE, PAYMENT OF CERTAIN EXPENSES BY CMSI

In lieu of receiving the Servicing Fee for the affiliated mortgage loans pursuant to section 3.3(c), CMSI as Servicer shall be entitled, prior to the payment of the amounts described in section 3.3(b), to withhold and pay to itself out of each payment received by it on account of interest on each affiliated mortgage loan (subject to the other provisions of this section) up to an amount which, when deducted, will make the portion of interest on each affiliated mortgage loan being deposited in the certificate account for the applicable period equal to the pass-through rate. In addition, CMSI shall be entitled to receive the Servicing Fee out of Liquidation Proceeds or Insurance Proceeds, in each case to the extent permitted by section 3.14. Any Servicing Fee payable to CMSI pursuant to this section shall be payable prior to any other distributions pursuant to the Series Terms. Prepayment charges, assumption fees, late payment or other similar charges shall be retained by CMSI as additional servicing compensation. Any amounts that CMSI shall be required to deposit in the certificate account pursuant to section 3.23 shall be deemed to reduce the Servicing Fee to which CMSI is entitled pursuant to this section.

   The Third Party Master Servicer, as compensation for its activities, shall be entitled to receive on each distribution day an amount with respect to each Third Party Mortgage Loan as to which a monthly installment of principal and interest has been received equal to one-twelfth of the Third Party Master Servicing Fee Rate for such mortgage loan multiplied by the scheduled principal balance on which such installment of interest accrued.

   As compensation for its activities under its Third Party Servicing Agreements, each Third Party Servicer shall be entitled to an amount with respect to each Third Party Mortgage Loan as to which a monthly installment of principal and interest has been received equal to one-twelfth of the Third Party Servicing Fee Rate for such mortgage loan multiplied by the scheduled principal balance on which such installment of interest accrued. Each Third Party Servicer is required to pay all expenses incurred by it in connection with its servicing activities under its Third Party Servicing Agreement (including advance payment of premiums for Primary Mortgage Insurance Certificates, if required) and shall not be entitled to reimbursement therefor except as specifically provided in the Third Party Servicing Agreement and not inconsistent with this agreement.

   CMSI shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in sections 3.13, 3.14 and 3.19.

3.22 REPORTS

(a) CMSI shall provide (or cause to be provided) to the Paying Agent and the Trustee not later than the third business day next preceding a distribution day a statement of the information set forth in clauses (i) through (viii) of section 3.5, such information to be given in the aggregate.

   (b) Not later than 15 business days after receipt of a written request from the Trustee, CMSI shall forward (or cause to be forwarded) to the Trustee a statement, certified by a Servicing Officer, of the aggregate of deposits in and withdrawals from the certificate account for each category of deposit specified in section 26.2 and 3.12 and each

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category of withdrawal specified in section 3.14 for the immediately preceding distribution day or any prior distribution days specified by the Trustee.

   (c) The Trustee may at any time during normal business hours inspect and copy at CMSI's expense CMSI's books, records and accounts with respect to the mortgage loans.

   (d) CMSI shall provide (or cause to be provided) to any Insurer each notice, report, opinion or other written item (other than Mortgage Documents) delivered pursuant to the penultimate paragraph of section 2.3 and sections 2.4, 3.3, 3.5, 3.9, 3.17, 3.22, 6.4, 6.5, 8.8, 9.1 and 11.2.

3.23 PAYMENTS BY CMSI

CMSI shall deposit in the certificate account not later than the distribution day in the month next succeeding the month in which principal prepayments are received the amount set forth in the next paragraph.

   For affiliated mortgage loans CMSI as Servicer shall deposit an amount equal to the difference between (a) interest at the pass-through rate for one month on all principal prepayments related to the affiliated mortgage loans received in the month prior to the month in which the distribution day for such Determination Date falls, less (b) the amount of interest on such principal prepayments related to the affiliated mortgage loans required to be paid by the Mortgagors (adjusted to the pass-through rate), provided that such deposit shall not exceed the Compensating Cap for such distribution day. Such deposit shall be applied first to interest with respect to partial principal prepayments related to the affiliated mortgage loans and second to interest with respect to principal prepayments related to the affiliated mortgage loans in full. No such deposit shall be considered to be a voluntary advance by CMSI or be reimbursable to CMSI, from cash in the certificate account or otherwise.

   For each Third Party Mortgage Loan, CMSI, as Master Servicer shall cause to be deposited an amount equal to (x) the amount by which the annual interest at the related Mortgage Note Rate (net of the related Expense Rate) on the prepaid scheduled principal balance of such Third Party Mortgage Loan divided by twelve exceeds (y) the interest paid by Mortgagor from the due date of the last scheduled payment of principal and interest on such mortgage loan to the date of such prepayment (adjusted to the Mortgage Note Rate (net of the related Expense
Rate). Not later than the distribution day immediately succeeding such Determination Date, the Master Servicer shall deposit in the certificate account from its own funds the amount determined by aggregating, for each such mortgage loan for which the amount determined pursuant to (x) above exceeds the amount determined pursuant to (y) above, the amount of each such excess, but only to the extent of (and in reduction of) the Master Servicer Fee payable to it pursuant to section 3.21 for the month in which such prepaid principal balance is received.

3.24 REFINANCINGS OF MORTGAGE LOANS

In addition to waivers and arrangements permitted by section 3.1, CMSI reserves the right to offer refinancings of any affiliated mortgage loan or Third Party Mortgage Loan, if such refinancing arises out of a request by the related Mortgagor for a refinancing or a modification, or for other relief from the provisions of the related mortgage loan.

   On the Deposit Date in the month next following the effective date of the refinancing of any mortgage loan pursuant to this section, CMSI shall deposit, or cause to be deposited, into the certificate account an

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amount equal to the prepayment in full of such mortgage loan (net of all voluntary advances and Paying Agent advances with respect to such mortgage loan, which shall be reimbursed to the Paying Agent or deemed reimbursed to CMSI, as the case may be) and, upon receipt by the Trustee and the Paying Agent of written notification of such deposit signed by an Authorized Officer of CMSI, the related Mortgage File shall be released, and the Trustee shall comply with the provisions of section 3.20.

   For the purposes of this section, a "refinancing" will include any process with a Mortgagor that results in the refinanced mortgage loan being identified and serviced as a "new mortgage loan" in the books, records and servicing files of the Servicer.

4  RESERVE FUND

   [Reserved]

5  THE CERTIFICATES

5.1 THE CERTIFICATES

(a) The certificates and residual certificates shall be substantially in the forms set forth in exhibit A hereto. The certificates shall be issued in the denominations specified in the Series Terms and shall be executed by manual or facsimile signature on behalf of CMSI by its Chairman, President, one of its Vice Presidents, or one of its Assistant Vice Presidents. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of CMSI shall bind CMSI, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such certificates or did not hold such offices at the date of such certificates. No certificate shall be entitled to any benefit under this agreement, or be valid for any purpose, unless there appears on such certificate a certification of authentication substantially in the form set forth in exhibit A hereto or, if an Authenticating Agent is appointed pursuant to section 8.12, executed by the Trustee or the Authenticating Agent by manual signature, and such certification upon any certificate shall be conclusive evidence, and the only evidence, that such certificate has been duly authenticated and delivered hereunder. All certificates shall be dated the date of their authentication. The certificates shall be engraved, printed or lithographed in such manner as to comply with the requirements of The Depository Trust Company or other Clearing Agency if such certificates are book-entry securities.

   Until such time as definitive certificates are issued pursuant to section 5.6, each certificate designated as a book-entry certificate in the Series Terms shall be held in book-entry form and shall bear a legend in substantially the following form:

   "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [the Clearing Agency nominee] or such other name as requested by an authorized representative of [the Clearing Agency] (and any payment is made to [the Clearing Agency nominee] or to such other entity as is requested by an authorized representative of [the Clearing Agency]), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, [the Clearing Agency nominee], has an interest herein."

   (b) Upon original issuance, the book-entry certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the initial Clearing Agency, by, or on behalf of, the Issuer. Such certificates shall initially be registered on the Certificate

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Register in the name of the nominee of the initial Clearing Agency, and no beneficial owner will receive a definitive certificate representing such beneficial owner's interest in the book-entry certificates, except as provided in section 5.6. Unless and until definitive certificates have been issued to beneficial owners pursuant to section 5.6:

   (i) the provisions of this section 5.1(b) shall be in full force and effect;

   (ii) the Issuer, the Servicer, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the book-entry certificates and the taking of actions by the holders of book-entry certificates) as the authorized representative of the beneficial owners;

   (iii) to the extent that the provisions of this section 5.1(b) conflict with any other provisions of this agreement, the provisions of this section 5.1(b) shall control;

   (iv) the rights of beneficial owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such beneficial owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this agreement to actions by certificate holders shall, with respect to the book-entry certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this agreement to distributions, notices, reports and statements to certificate holders shall, with respect to the book-entry certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the book-entry certificates, as the case may be, for the distribution to beneficial owners in accordance with the procedures of the Clearing Agency; and

   (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the beneficial owners or their nominees.

   For purposes of any provision of this agreement requiring or permitting actions with the consent of, or at the direction of, holders of book-entry certificates evidencing specified voting interests, such direction or consent shall be given by beneficial owners having the requisite percentage interests.

   Unless and until definitive certificates have been issued to beneficial owners pursuant to section 5.6, copies of the reports or statements referred to in section 3.5 shall be available to beneficial owners upon written request to the Trustee at the corporate trust office or, if Citibank, N.A., is the Paying Agent, at the website referred to in Section 3.5.

5.2 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES

CMSI shall maintain or cause to be maintained in accordance with the provisions of section 6.5 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, CMSI shall provide for the registration of certificates and of transfers and exchanges of certificates as herein provided.

   Upon surrender for registration of transfer of any certificate at the office or agency maintained by CMSI set forth in the Series Terms, CMSI shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferee, one or more new certificates in authorized denominations of the same aggregate number of single certifi-

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cates or the same aggregate percentage interest, as the case may be.

   At the option of the certificate holder, certificates may be exchanged for other certificates of authorized denominations evidencing the same aggregate number of single certificates or the same aggregate percentage interest, as the case may be, upon surrender of the certificates to be exchanged at any such office or agency. Whenever any certificates are so surrendered for exchange, CMSI shall execute and the Trustee or Authenticating Agent shall authenticate and deliver the certificates which the certificate holder making the exchange is entitled to receive. Every certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee, CMSI and the Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing. Notwithstanding the foregoing, no transfer or exchange of any residual certificate shall be made by the Trustee or Authenticating Agent unless the certificate holder making the exchange has complied with the provisions of this agreement, the respective certificate and applicable securities laws.

   No service charge shall be made for any registration of transfer or exchange of the certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of certificates.

   All certificates surrendered for registration of transfer and exchange shall be canceled and, subject to the record retention requirements of the Exchange Act, subsequently destroyed by the Trustee or, at its direction, by the Certificate Registrar.

   CMSI will cause the Certificate Registrar to provide to the Paying Agent and to the Trustee not later than the third business day next preceding the distribution day, the names and addresses of the certificate holders as of the record date and the number of single certificates or percentage interest held of record by each of them.

   Notwithstanding the foregoing, no legal or beneficial interest in all or any portion of a residual certificate may be transferred, directly or indirectly, to a "disqualified organization" within the meaning of Internal Revenue Code
Section 860E(e)(5), or to an agent of a disqualified organization (including a broker, nominee, or other middleman) (an Agent) and any such purported transfer shall be void and of no effect. Further, no legal or beneficial interest in all or any portion of a residual certificate may be registered in the name of a Plan or a Person investing the assets of a Plan (such Plan or Person an ERISA Prohibited holder) or in the name of a person that is not (i) a U.S. Person or
(ii) a non-U.S. Person that holds the residual certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Certificate Registrar, and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) a non-U.S. Person that has delivered to the transferor, the Certificate Registrar, and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the residual certificate to it is in accordance with the requirements of the Internal Revenue Code and that such transfer of the residual certificate will not be disregarded for federal income tax purposes (any such person who is not described in clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign holder"). Furthermore, no legal or beneficial interest in all or any portion of a residual certificate may be transferred, directly or indirectly, to a foreign permanent establishment or fixed base, within the meaning of an applicable income

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tax treaty, of the transferee or any other person. CMSI shall not execute and the Trustee or Authenticating Agent shall not authenticate and deliver, a new residual certificate in connection with any transfer of a residual certificate, and neither CMSI, the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, any residual certificate unless the transferor shall have provided to CMSI, the Certificate Registrar and the Trustee an affidavit, substantially in the form of Appendix 1 hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited holder, a Non-permitted Foreign holder, or a person with respect to whom income on the residual certificate is attributed to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, accompanied by a written statement signed by the transferor to the effect that, as of the time of the transfer, the transferor has no actual knowledge that such affidavit is false. Upon notice by CMSI that any legal or beneficial interest in any portion of a residual certificate has been transferred, directly or indirectly, to a disqualified organization or an Agent in contravention of the foregoing restrictions, the Trustee shall furnish to the Internal Revenue Service and the transferor of such residual certificate or to such Agent, within 60 days of the request therefor by such transferor or such Agent, and CMSI agrees to provide the Trustee with the computation of such information necessary to the application of Internal Revenue Code Section 860E(e) as may be required by the Internal Revenue Code, including but not limited to the present value of the total anticipated excess inclusions with respect to such residual certificate (or portion thereof) for periods after such transfer. At the election of CMSI, the reasonable cost of computing and furnishing such information may be charged to the transferor or such Agent; however, the Trustee and CMSI shall in no event be excused from furnishing such information. Every holder of a residual certificate shall be deemed to have consented to such amendments to this agreement as may be required to further effectuate the restrictions on transfer of residual certificates to a disqualified organization, an Agent, an ERISA Prohibited holder or a Non-permitted Foreign holder.

   The affidavit described in the preceding paragraph shall also contain the statement of the transferee that it (i) has historically paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur liabilities in excess of cash flows generated by the residual certificate,
(iii) intends to pay taxes associated with holding the residual certificate as they become due, (iv) will not cause the income with respect to the residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificate to any person or entity that does not provide a similar affidavit. The transferor's statement to the Trustee and the Certificate Registrar accompanying the affidavit shall state that, after conducting a reasonable investigation of the financial condition of the transferee, the transferor has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the preceding sentence are false. Each residual certificate shall bear a legend referring to the restrictions contained in this paragraph and the preceding paragraph.

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   Notwithstanding the foregoing, no transfer of any private certificate may be made unless such private certificate has been registered under the Securities Act and applicable state securities or "blue sky" laws, or an exemption from the Securities Act and applicable state securities or "blue sky" laws is available. Upon surrender for registration of transfer of any private certificate, (1) neither the Trustee nor the Certificate Registrar shall accept surrender for transfer or registration of transfer of, or register the transfer of, any private certificate and (2) CMSI shall not execute, and neither the Trustee nor the Authenticating Agent shall authenticate and deliver, any new private certificate in connection with the transfer of any private certificate, unless either (A) such private certificate has been registered under the Securities Act and applicable state securities or "blue sky" laws, or (B) exemptions from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws are available, and the transferee delivers to the Issuer, the Trustee and the Certificate Registrar a letter substantially to the effect set forth in exhibit E to this agreement and (1) if such transferee is not a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Securities Act, and if so requested by CMSI, in its sole discretion, an opinion of counsel acceptable to CMSI shall have been delivered to CMSI, the Trustee, and the Certificate Registrar, to the effect that such transfer is in compliance with either subclause (A) or subclause (B) of this clause (i) of this section 5.2; or (2) if such transfer is to a non-institutional investor, unless such investor is an accredited investor (as defined in Regulation D under the Securities Act) and has a net worth (exclusive of primary residence) of at least $1,000,000 as confirmed in writing to the Trustee and the Certificate Registrar.

   No transfer of an ERISA Restricted Certificate may be made unless any proposed transferee (i) executes a representation letter in substantially the form of exhibit F hereto and in substance satisfactory to the Trustee, the Certificate Registrar and the Issuer either stating (a) that it is not, and is not acting on behalf of, any employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (Similar
Law) which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code (collectively, a "Plan") or using the assets of any such Plan to effect such purchase or (b) as to the class B-4, class B-5 and class B-6 certificates only, it is an insurance company and the source of funds used to purchase the class B-4, class B-5 or class B-6 certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general accounts reserves and liabilities for the contracts) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and the Issuer that the purchase or holding of ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Internal

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Revenue Code or Similar Law and will not subject the Master Servicer, Servicer,
CMSI, the Trustee or the Certificate Registrar to any obligation in addition to those undertaken in this agreement and (B) such other opinions of counsel, officers' certificates and agreements as CMSI, the Trustee or the Certificate Registrar may require in connection with such transfer.

5.3 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

If (a) any mutilated certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any certificate and (b) there is delivered to CMSI, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such certificate has been acquired by a protected purchaser under Article 8 of the Uniform Commercial Code as in effect in the applicable jurisdiction, CMSI shall execute and the Trustee or Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen certificate, a new certificate of like tenor and initial principal balance, initial notional balance or percentage interest. In connection with the issuance of any new certificate under this section 5.3, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate certificate issued pursuant to this section 5.3 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued on the closing date, whether or not the lost, stolen or destroyed certificate shall be found at any time.

5.4 PERSONS DEEMED OWNERS

Prior to due presentation of a certificate for registration of transfer, CMSI, the Trustee, any Insurer, the Certificate Registrar and any agent of CMSI, the Trustee or the Certificate Registrar may treat the Person in whose name such certificate is registered as the owner of such certificate for the purpose of receiving distributions pursuant to section 3.3 and for all other purposes whatsoever, and neither CMSI, the Trustee, any Insurer, the Certificate Registrar nor any agent of CMSI, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

5.5 ACCESS TO LIST OF CERTIFICATE HOLDERS' NAMES AND ADDRESSES

If the Trustee is not the Certificate Registrar and at any time requests CMSI or the Certificate Registrar in writing to provide a list of the names and addresses of certificate holders, CMSI will furnish or (if the Certificate Registrar is not CMSI) cause the Certificate Registrar to furnish to the Trustee, within 15 days after receipt of a request, such list as of the most recent record date, in such form as the Trustee may reasonably require. If three or more certificate holders (i) request such information in writing from the Trustee, (ii) state that such certificate holders desire to communicate with other certificate holders with respect to their rights under this agreement or under the certificates and (iii) provide a copy of the communication which such certificate holders propose to transmit, then the Trustee shall, within five business days after the receipt of such request, afford such certificate holders access during normal business hours to the most recent list held by the Trustee, if any. If such list is as of a date more than 90 days prior to the date of receipt of such certificate holders' re-

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quest, the Trustee shall promptly request from cmsi or the Certificate Registrar a current list and shall afford such certificate holders access to such list promptly upon its receipt by the Trustee. Every certificate holder, by receiving and holding a certificate, agrees that neither CMSI, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the list of the certificate holders hereunder, regardless of the source from which such information was derived.

5.6 DEFINITIVE CERTIFICATES

If (i)(A) the Servicer advises the Trustee and the Certificate
Registrar in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and (B) the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Servicer, beneficial owners representing an aggregate principal balance of not less than 51% of the aggregate voting interest of each outstanding class of book-entry certificates advise the Trustee and the Certificate Registrar through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the beneficial owners, the Certificate Registrar shall notify the beneficial owners, through the Clearing Agency, of the occurrence of any such event and of the availability of definitive certificates to beneficial owners requesting the same. Upon surrender to the Certificate Registrar by the Clearing Agency of the certificates held of record by its nominee, accompanied by re-registration instructions and directions to execute and authenticate new certificates from CMSI, the Trustee or the Authenticating Agent shall execute and authenticate definitive certificates for delivery. CMSI shall arrange for, and will bear all costs of, the printing and issuance of such definitive certificates. Neither CMSI, the Servicer, the Trustee, the Certificate Registrar nor the Authenticating Agent shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

5.7 NOTICES TO CLEARING AGENCY

Whenever notice or other communication to the holders of book-entry certificates is required under this agreement, unless and until definitive certificates shall have been issued to beneficial owners pursuant to section 5.6, the Trustee shall have all such notices and communications specified herein to be given to holders of book-entry certificates given to the Clearing Agency.

6  CMSI

6.1 LIABILITY OF CMSI

CMSI shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by CMSI herein.

6.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, CMSI

Any corporation into which CMSI may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which CMSI shall be a party, or any corporation succeeding to the business of CMSI, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by Citigroup Inc., which executes an agreement of assumption to perform every obligation of CMSI hereunder, shall be the successor of

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CMSI hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that in the event that any such successor corporation executes such agreement of assumption, CMSI shall not thereby be released from any of its obligations or liabilities hereunder.

6.3 LIMITATION ON LIABILITY OF CMSI AND OTHERS

Neither CMSI nor any of its directors, officers, employees and agents shall be under any liability to the Trust Fund or the certificate holders for any action taken or for refraining from the taking of any action pursuant to this agreement, or for errors in judgment, provided, however, that neither CMSI nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. CMSI and any of its directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. CMSI and any of its directors, officers, employees or agents shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any suit in equity, action at law or other proceedings relating to this agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or reckless disregard of obligations and duties hereunder. CMSI shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the mortgage loans in accordance with this agreement and which in its respective opinion may involve it in any expense or liability, provided, however, that CMSI may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this agreement and the rights and duties of the parties hereto and the interests of the certificate holders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and CMSI shall be entitled to be reimbursed therefor out of the certificate account. Notwithstanding the foregoing, CMSI shall indemnify, defend and hold harmless the Trustee and the Trust Fund against any damages, claims or liabilities arising out of any violation with respect to a mortgage loan prior to the closing date, or a claim that there was a violation with respect to a mortgage loan prior to the closing date, of the Georgia Fair Lending Act, the Maine Truth-in-Lending Act, or the New York Predatory Lending Act.

6.4 CMSI NOT TO RESIGN

Subject to the provisions of sections 6.2 and 6.6, CMSI shall not resign from the obligations and duties hereby imposed on it without the consent of the Trustee, any Insurer, the holders of more than 66-2/3% of the voting interests of the certificates then outstanding and 66-2/3% of the percentage interests of the residual certificates, except upon a determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of CMSI shall be evidenced by an opinion of counsel to such effect delivered to the Trustee. No resignation by CMSI shall become effective until the Trustee or a successor Servicer and Master Servicer shall have as-

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sumed the responsibilities and obligations of CMSI in accordance with section
7.2.

6.5 MAINTENANCE OF OFFICE OR AGENCY

CMSI shall maintain or cause to be maintained at its expense an office or offices or agency or agencies where the certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon CMSI in respect of the certificates and this agreement may be served. CMSI initially appoints the Certificate Registrar designated in the Series Terms as its office for purposes of receipt of notices and demands. CMSI will give prompt written notice to the Trustee and to the certificate holders of any change in the location of the Certificate Register or any such office or agency.

6.6 DELEGATION OF DUTIES

CMSI may at any time without notice or consent delegate any duties hereunder to any entity, including an entity more than 50% of the stock of which is owned, directly or indirectly, by Citigroup Inc.; provided that such entity has been approved as a seller/servicer by the Federal Housing Administration, GNMA, Fannie Mae or FHLMC, and has been approved in writing by the rating agencies. Such delegation shall not, however, relieve CMSI of its responsibility with respect to such duties.

6.7 INSURANCE

CMSI shall, for so long as it acts as Servicer and Master Servicer under this agreement, maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or FHLMC for persons performing servicing for mortgage loans purchased by such association.

7  DEFAULT

7.1 EVENTS OF DEFAULT

If any one of the following events (Events of Default) shall occur and be continuing:

   (a) Any failure by CMSI, if CMSI is the Paying Agent, to distribute to certificate holders any payment required under the terms of this agreement (including any payment required to be made by CMSI pursuant to section 3.23 hereof) or, if CMSI is not the Paying Agent, to pay over or to cause to be paid over to the Paying Agent for such distribution, any payment so required or to remit to the Trustee or the Paying Agent for deposit in the certificate account any payment required to be made under the terms of this agreement (including any payment required to be made by CMSI pursuant to section 3.23 hereof) which failure continues unremedied for a period of (A) 10 business days after the date on which written notice of such failure shall have been given to CMSI by or on behalf of the Trustee, or to CMSI and the Trustee, by the holders of the Required Amount of the certificates if CMSI falls to distribute or remit the full amount of a required payment as the result of an error in calculating the amount of such required payment or (B) 3 business days after written notice of such failure shall have been given to CMSI as provided above if CMSI falls to distribute or remit the full amount of a required payment for any reason other than as a result of an error in calculation; or

   (b) Failure on the part of CMSI to repurchase any mortgage loan as required pursuant to section 2.2 or 2.3 or to reimburse any Paying Agent advance as required pursuant to section 3.4 which continues unremedied for a period of 60 business days after the date upon which written notice of such fail-

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ure shall have been given to CMSI by or on behalf of the Trustee or the Paying
Agent, or to cmsi and the Trustee, by the holders of the Required Amount of Certificates; or

   (c) Failure on the part of CMSI duly to observe or perform in any material respect any other covenants or agreements of CMSI set forth in the certificates or in this agreement, which failure (A) materially affects the rights of the certificate holders and (B) continues unremedied for a period of 60 business days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to CMSI by or on behalf of the Trustee, or to CMSI and the Trustee, by the holders of the Required Amount of Certificates; or

   (d) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for CMSI in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

   (e) CMSI shall consent to the appointment of a conservator or receiver or liquidator in any insolvency readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to CMSI or of or relating to substantially all of its property, or CMSI shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

   then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee or the holders of the Required Amount of Certificates, by notice then given in writing to CMSI (and to the Trustee if given by the certificate holders) may terminate all of the rights and obligations of CMSI as Servicer of the affiliated mortgage loans and as Master Servicer of the Third Party Mortgage Loans under this agreement. On and after the receipt by CMSI of such written notice, all authority and power of CMSI under this agreement, whether with respect to the certificates or the mortgage loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section 7.1; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of CMSI as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the mortgage loans and related documents or otherwise. CMSI agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of CMSI hereunder, including, without limitation, the transfer to the successor Servicer for the administration by it of all cash amounts which shall at the time be held by CMSI for deposit, or have been deposited by CMSI, in the certificate account or Servicing Account or which shall thereafter be received with respect to the mortgage loans. In addition to any other amounts which are then payable, or, notwithstanding the termination of its activities as servicer and master servicer of the mortgage loans, may become payable to CMSI under this agreement CMSI shall be entitled to receive out of any delinquent payment on account of interest on a mortgage loan, due during the period prior to the notice pursuant to this section 7.1 which terminates the obligation and rights of CMSI hereunder and received after such notice, that portion of such

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payment which it would have received if such notice had not been given.

7.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR

On and after the time CMSI receives a notice of termination pursuant to section 7.1, the Trustee shall be the successor in all respects to CMSI in its capacity as Servicer and Master Servicer under this agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, limitations on liabilities and liabilities relating thereto placed on CMSI by the terms and provisions hereof. As compensation therefor, the Trustee shall, except as provided in section 7.1, be entitled to such compensation (whether payable out of the certificate account or otherwise) as CMSI would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing finance institution having a net worth of not less than $5,000,000 and approved as seller/servicer by GNMA, Fannie Mae or FHLMC as the successor to CMSI hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of CMSI hereunder. The Trustee or successor to CMSI appointed hereunder shall not, however, be required to advance funds held in the certificate account or elsewhere, or to repurchase mortgage loans. Pending appointment of a successor to CMSI hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted CMSI hereunder. The Trustee and such successor shall take such action, consistent with this agreement, as shall be necessary to effectuate any such succession.

   Any successor to CMSI as Servicer and Master Servicer shall during the term of its service as Servicer and Master Servicer maintain in force the policy or policies which CMSI is required to maintain pursuant to section 6.7.

7.3 NOTIFICATION TO CERTIFICATE HOLDERS

Upon any, termination or appointment of a successor to CMSI pursuant to this section 7, the Trustee shall give or cause to be given prompt written notice thereof to the certificate holders at their respective addresses appearing in the Certificate Register.

8  THE TRUSTEE

8.1 DUTIES OF THE TRUSTEE

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. If the Trustee is incorporated or organized under the laws of the State of New York, then, in considering what actions are or are not prudent in the circumstances, to the extent applicable, the Trustee shall consider the matters enumerated in Section 126(2)(a) through (e) of the New York Real Property Law, as such law is in effect on the date of this agreement,

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and in addition, the Trustee shall comply with the provisions of subdivisions
(3),(4) and (5) of Section 126 of the New York Real Property Law, as such law is in effect on the date of this agreement, which provisions are hereby incorporated by reference in this agreement as if herein set forth in full.

   The Trustee, upon receipt of all resolutions, certifications, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this agreement, shall examine them to determine whether they conform to the requirements of this agreement.

   No provision of this agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

   (a) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this agreement, no implied covenants or obligations shall be read into this agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certifications, statements, or opinions furnished to the Trustee and conforming to the requirements of this agreement;

   (b) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

   (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of the Required Amount of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this agreement;

   (d) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i), (ii) and
(iii) of section 7.1 or an Event of Default under clause (iv) or (v) unless a Responsible Officer of the Trustee assigned to and working in the corporate trust office obtains actual knowledge of such failure or the Trustee receives written notice of such failure at its corporate trust office from CMSI or the holders of the Required Amount of Certificates.

   The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of CMSI under this agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, CMSI in accordance with the terms of this agreement.

8.2 CERTAIN MATTERS AFFECTING THE TRUSTEE

Except as otherwise provided in section 8.1:

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   (a) The Trustee may rely and shall be protected in acting, or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certification, statement, instruments, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

   (b) The Trustee may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

   (c) Whenever in the administration of this agreement the Trustee or its agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, including any action by the Trustee pursuant to section 10.1 hereof, the Trustee or its agent (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, rely upon any Officer's Certificate;

   (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the certificate holders, pursuant to the provisions of this agreement, unless such certificate holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

   (e) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this agreement;

   (f) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certification, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by the holders of the Required Amount of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by CMSI or, if paid by the Trustee, shall be reimbursed by CMSI upon demand. Nothing in this clause (f) shall derogate the obligation of CMSI to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

   (g) The Trustee may appoint agents (which may include the Issuer and its affiliates) to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its du-

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ties and obligations under this agreement; and

   (h) The Trustee shall not be responsible for the selection of the Mortgage Document Custodian, or any Note Custodian, Paying Agent or Certificate Registrar, nor for the acts or omissions by either of them in performance of their respective responsibilities and obligations specified herein or in the Mortgage Document Custodial Agreement or any other applicable agreement.

8.3 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS

The recitals contained herein and in the certificates (other than the certification of authentication on the certificates) shall be taken as the statements of CMSI and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this agreement, the Mortgage Document Custodial Agreement or of the certificates (other than the certification of authentication on the certificates) or of any mortgage loan or related document. The Trustee shall not be accountable for the use or application by CMSI of any of the certificates or of the proceeds of such certificates or for the use or application of any funds paid to CMSI in respect of the mortgage loans or deposited in or withdrawn from the certificate account or Servicing Account by CMSI. The Trustee shall have no liability for any losses incurred as a result of (i) any failure of the Trust Fund to qualify as the specified separate constituent REMICs, (ii) any termination, inadvertent or otherwise, of the status of the Trust Fund as the specified separate constituent REMICs, (iii) any tax on prohibited transactions imposed by Internal Revenue Code Section 860F(a)(1), (iv) any tax on net income from foreclosure property imposed by Internal Revenue Code Section 860G(c), (v) any tax on contributions to any constituent REMIC after the startup day imposed by Internal Revenue Code Section 860G(d), (vi) any erroneous calculation or determination or any act or omission of CMSI hereunder or (vii) any erroneous information included in any federal, state or local income tax or information return prepared pursuant to section 3.6; provided, that the Trustee shall not be excused hereby from liability for its own negligence, bad faith or failure to perform its duties as specified herein.

8.4 TRUSTEE MAY OWN CERTIFICATES

The Trustee in its individual or any other capacity may become the owner or pledgee of one or more of the certificates with the same rights as it would have if it were not Trustee and may otherwise deal with CMSI or any of its affiliates as if it were not the Trustee.

8.5 TRUSTEE'S FEES AND EXPENSES

The Trustee's fees and expenses (and those of any co-trustee appointed pursuant to section 8.10), any Certificate Registrar, any Mortgage Document, Custodian, Depository, any Paying Agent, any Authenticating Agent appointed pursuant to section 8.12 and any agent of the Trustee appointed pursuant to section 8.2(g) shall be paid by CMSI, as Servicer, in accordance with "Expenses and liabilities of the Trust Fund" in the Series Terms. In consideration of paying the amounts payable pursuant to this section 8.5, CMSI may retain any trustee fee that may be payable with respect to the Third Party Mortgage Loans. The Trustee (and any such co-Trustee) shall be entitled to reasonable compensation (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust) for all services rendered by them in the execution of the trust or trusts hereby created and in the exercise and performance of any of the powers and duties

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hereunder of the Trustee, and upon notice to CMSI, the Trustee will be paid or reimbursed by CMSI for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of the certificate holders hereunder.

   The Trustee, each Certificate Registrar, each Note Custodian, each Mortgage Document Custodian, each Depository, each Paying Agent, each Authenticating Agent and any agent appointed pursuant to section 8.2 are entitled to indemnification from CMSI, as Servicer or Master Servicer, and will be held harmless against any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. Such indemnification shall survive the payment of the certificates and termination of the Trust Fund, as well as the resignation or removal of CMSI as Servicer (if such action which caused the need for the indemnification occurred while CMSI acted as Servicer), and for purposes of such indemnification neither the negligence nor bad faith of any of the entities enumerated in the preceding sentence, nor of any Note Custodian or Mortgage Document Custodian, shall be imputed to, or adversely affect, the right of any other entity enumerated in the preceding sentence to be entitled to indemnification.

8.6 ELIGIBILITY REQUIREMENTS FOR TRUSTEE

The Trustee hereunder shall at all times be a corporation or a national banking association, other than an affiliate of CMSI, having its principal office in, and organized and doing business under the laws of, the United States of America or a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $30,000,000, and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section 8.6, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in section 8.7.

8.7 RESIGNATION OR REMOVAL OF TRUSTEE

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to CMSI. Upon receiving such notice of resignation, CMSI shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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   If at any time the Trustee shall cease to be eligible in accordance with the provisions of section 8.6 and shall fail to resign after written request therefor by CMSI, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conversion or liquidation, then CMSI may remove the Trustee. If it removes the Trustee under the authority of the immediately preceding sentence, CMSI shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

   The Trustee may also be removed at any time (i) by the Issuer, (a) if the Trustee ceases to be eligible to continue as such under this agreement or if the Trustee becomes insolvent, (b) if the Trustee breaches any of its duties under this agreement which materially adversely affects the certificate holders, (c) if through the performance or nonperformance of certain actions by the Trustee, the rating assigned to the certificates would be lowered or (d) if the credit rating of the Trustee is downgraded to a level which would result in the rating assigned to the certificates to be lowered; or (ii) by the holders of certificates evidencing more than 50% of the voting interest of the certificates then outstanding and more than 50% of the percentage interests of the residual certificates.

   Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this section 8.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in section 8.8.

8.8 SUCCESSOR TRUSTEE

Any successor Trustee appointed as provided in section 8.7 shall execute, acknowledge and deliver to CMSI and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and, if any Mortgage Notes or Mortgage Documents are then held by the Mortgage Note Custodian or Mortgage Document Custodian, respectively, pursuant to a Mortgage Document Custodial Agreement, the predecessor Trustee and the Mortgage Note Custodian or the Mortgage Document Custodian, as the case may be, shall amend such Mortgage Document Custodial Agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and CMSI and the predecessor Trustee shall execute and deliver such instruments and do other such things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

   No successor Trustee shall accept appointment as provided in this section 8.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of section 8.6.

   Upon acceptance of appointment by a successor Trustee as provided in this section 8.8, CMSI shall mail notice of the succession of such Trustee hereunder to all holders of certificates at their addresses as shown in the Certificate Register. If CMSI fails to mail

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such notice within 10 days after acceptance of appointment by the successor
Trustee, the successor Trustee shall cause such notice to be mailed at the expense of CMSI.

8.9 MERGER OR CONSOLIDATION OF TRUSTEE

Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

8.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE

Notwithstanding any other provisions of this agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, CMSI and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the certificate holders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this section 8.10, such powers, duties, obligations, rights and trusts as CMSI and the Trustee may consider necessary and desirable. If CMSI shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under section 8.6 and no notice to the certificate holders of the appointment of any co-trustee or separate trustee shall be required under section 8.8.

   Every separate trustee and co-trustee shall, to the extent permitted by law and by the instrument appointing such separate trustee or co-trustee, be appointed and act subject to the following provisions and conditions:

   (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to CMSI hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

   (b) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

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   (c) CMSI and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

   Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this agreement and the conditions of this section 8. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to CMSI.

   Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

8.11 TAX RETURNS

The Trustee, upon request, will furnish CMSI with all such information as may be reasonably required in connection with the preparation of all federal, state and local income tax or information returns of each constituent REMIC. The Trustee shall sign the federal and, if applicable, state and local income tax returns of each constituent REMIC.

8.12 APPOINTMENT OF AUTHENTICATING AGENT

At any time on or after the cut-off date and as long as any of the certificates remain outstanding the Trustee may appoint an Authenticating Agent or Agents (which may include CMSI or any of its affiliates) which shall be authorized to act on behalf of the Trustee to authenticate certificates, and certificates so authenticated shall be entitled to the benefit of this agreement and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference made in this agreement to the authentication and delivery of certificates by the Trustee or the Trustee's certification of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certification of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to CMSI and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to conduct a trust business and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this section 8.12, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most

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recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this section 8.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this section 8.12.

   Any corporation or national banking association into which an authenticating Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this section 8.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

   An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to CMSI. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to CMSI. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this section 8.12, the Trustee may appoint a successor acceptable to CMSI and shall mail written notice of such appointment by first-class mail, postage prepaid to all certificate holders as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this section 8.12.

   Any reasonable compensation paid to an Authenticating Agent for its services under this section 8.12 shall be a reimbursable expense pursuant to section 8.5 if paid by the Trustee.

   If an appointment is made pursuant to this section 8.12, the certificates may have endorsed thereon, in addition to the Trustee's certification of authentication, an alternate certification of authentication in the following form:

   "This is one of the certificates referred to in the within-mentioned
Agreement.

   _________________________
     As Trustee

   By_______________________
      Authenticating Agent

   By_______________________
      Authenticating Signature"

9  TERMINATION

9.1 TERMINATION UPON REPURCHASE BY CMSI OR LIQUIDATION OF ALL MORTGAGE LOANS

The respective obligations and responsibilities of CMSI and the Trustee created hereby and the Trust Fund created hereby shall terminate upon (a) the repurchase by CMSI of all of the mortgage loans and all property acquired in respect of any mortgage loan remaining in the Trust Fund at a price equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan on the first day of the

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month of repurchase (after giving effect to payments of principal due on such first day) plus accrued interest at the pass-through rate for each mortgage loan to but not including the first day of the month in the month in which the related distribution is made to certificate holders, after the deduction of (x) unreimbursed voluntary advances, affiliated Paying Agent advances, Third Party Paying Agent advances, and Advance Account Advances (other than such payments and advances in respect of interest in excess of the pass-through rate on the mortgage loans) made prior to the month of repurchase, whereupon such voluntary advances, affiliated Paying Agent advances, Third Party Paying Agent advances and Advance Account Advances will be reimbursed to the Paying Agent or deemed reimbursed to CMSI, as the case may be, by such deductions, and (y) the aggregate amount of any non-supported prepayment interest shortfalls for the distribution day in the month of such repurchase, and (ii) the appraised value of any acquired property in the Trust Fund (less the good faith estimate of CMSI of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by CMSI and the Trustee, or (b) the later of (i) the maturity or other liquidation (or any advance with respect thereto) of the last mortgage loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any mortgage loan and (ii) the payment to the certificate holders and to the Insurer, as subrogee of any insured class certificates, of all amounts required to be paid to them pursuant to this agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the lawful descendants of Joseph P. Kennedy, the late Ambassador of the United States of America to the Court of St. James's, living on the date of this agreement. Such termination shall occur only in connection with a "qualified liquidation" of each constituent REMIC within the meaning of Internal Revenue Code Section 860F(a)(4)(A), pursuant to which the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund and make all required distributions to certificate holders within 90 days of the adoption of a plan of complete liquidation. For this purpose, the notice of termination described in the next paragraph shall be the adoption of a plan of complete liquidation described in Internal Revenue Code Section 860F(a)(4)(A)(i), which shall be deemed to occur on the date the first such notice is mailed. Such date shall be specified in the final federal income tax return of each constituent REMIC constituted by the Trust Fund. The right of CMSI to repurchase all of the mortgage loans on any distribution day pursuant to clause (a) above shall be conditioned upon (A) the aggregate scheduled principal balances of such mortgage loans, at the time of any such repurchase and after giving effect to distributions to be made on such distribution day, aggregating an amount less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the closing date, which amount is set forth in the Series Terms and (B) any other condition set forth in the Series Terms. Any other method of termination or repurchase of the Trust Fund than as set forth above must be based on the receipt by the Trustee of an opinion of counsel (who may not be an employee of CMSI or of an affiliate of CMSI) or other evidence that such termination and repurchase will be part of a "qualified liquidation" within the meaning of Internal Revenue Code Section 860F(a)(4)(A), will not adversely affect the status of the Trust Fund as separate constituent REMICs under the Internal Revenue Code and will not otherwise subject the Trust Fund to any tax. CMSI shall have the right, in its sole discretion, to transfer its

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right to repurchase all of the mortgage loans pursuant to clause (a) above to any third party of choice.

   Notwithstanding anything to the contrary in the preceding paragraph, if the purchase price of the mortgage loans under clause (a) of the first sentence of the preceding paragraph would be less than the aggregate fair market value of the mortgage loans on the first day of the month of repurchase (after giving effect to payments of principal due on such first day), then CMSI may so repurchase the mortgage loans only if the repurchase would be permitted under then-applicable risk-based capital rules applicable to securitizations treated as sales.

   Notice of any termination, specifying the distribution day upon which the certificate holders may surrender their certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the certificate holders mailed not earlier than 30 days nor more than 60 days prior to such distribution day specifying (A) the distribution day upon which final payment of the certificates will be made upon presentation and surrender of the certificates at the office therein designated,
(B) the amount of such final payment and (C) that the record date otherwise applicable to such distribution day is not applicable, payments being made only upon presentation and surrender of the certificates at the office of the Paying Agent therein specified. CMSI shall give such notice to the Trustee and, if applicable, the Certificate Registrar, the Mortgage Document Custodian and the Paying Agent at the time such notice is given to the certificate holders. In the event such notice is given, CMSI shall deposit in the certificate account or the account designated by the Paying Agent if CMSI is not the Paying Agent, on the business day next preceding the distribution day with respect to such final distribution, an amount equal to the final payment in respect of the certificates. Upon certification to the Trustee by an Authorized Officer of CMSI following such final deposit, and delivery by CMSI of an opinion of counsel to the effect that all conditions set forth in this section 9 have been met, the Trustee shall promptly release to CMSI the Mortgage Files for the mortgage loans. Any such repurchase shall occur only during the month of, and prior to the Determination Date relating to, the distribution day on which such amounts will be distributed to certificate holders.

   In the event that all of the certificate holders shall not surrender their certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining certificate holders to surrender their certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificate holders concerning surrender of their certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. Interest shall not accrue for the period of any delay in the payment of a certificate resulting from the failure of a holder to surrender the certificate in accordance herewith.

10 GENERAL PROVISIONS

10.1 AMENDMENT

This Agreement may be amended from time to time by CMSI and the Trustee, without the consent of any of the certificate holders, (a) to cure any ambiguity, (b) to correct or supplement any provisions herein or therein

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

which may be inconsistent with any other provisions herein or therein, (c) to add any other provisions with respect to matters or questions arising under this agreement, which shall not be inconsistent with the provisions of this agreement, (d) to comply with any requirements imposed by the Internal Revenue Code, (e) to establish a "qualified reserve fund" within the meaning of Internal Revenue Code Section 860G(a)(7)(B) or (f) to maintain the status of the Trust Fund as separate constituent REMICs. This Agreement may also be amended by CMSI and the Trustee, without certificate holder consent, if CMSI delivers an opinion of counsel acceptable to the Trustee and the Insurer to the effect that such amendment will not materially adversely affect the interests of the certificate holders or the Insurer, respectively. The Trustee hereby agrees to execute and deliver any amendment to this agreement, provided by CMSI to it, that conforms to the applicable provisions of the preceding two sentences of this paragraph provided, however, that the Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this agreement or otherwise.

   This Agreement may also be amended from time to time by CMSI and the Trustee with the consent of the holders of certificates evidencing, in the aggregate, not less than 66-2/3% of the voting interest of the certificates affected by such amendment (after giving effect to the first proviso to the definition of "outstanding" in section 1; and provided that if any class of certificates is affected differently in any material respect by such amendment than the other affected classes, the consent of the holders of certificates evidencing 66-2/3% of the voting interest of each such differently affected class shall be required), if the residual certificates are materially and adversely affected by such amendment, 66-2/3% of the percentage interests of the residual certificates so affected, and the Insurer if the Insurer is materially and adversely affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this agreement, or of modifying in any manner the rights of the holders of the certificates; provided, however, that (i) in connection with any such amendment, CMSI shall deliver an opinion of counsel acceptable to the Trustee (x) identifying any class of certificates that may be affected differently in any material respect than the other affected classes (or stating that there is no such differently affected class) and (y) identifying any class whose certificate holders would not be materially adversely affected by such amendment and (ii) no such amendment shall, without the consent of the holders of all certificates then outstanding,
(a) reduce in any manner the amount of, or delay the timing of, collections or payments received on mortgage loans or distributions which are required to be made on any certificate or (b) reduce the aforesaid percentage required to consent to any such amendment. Promptly after the execution of any such amendment or consent, the Trustee shall furnish or cause to be furnished written notification of the substance of such amendment (or a copy thereof) to each certificate holder.

   It shall not be necessary for the consent of certificate holders under this section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the certificate holders shall be subject to such reasonable requirements as the Trustee may prescribe. Any proposed amendment is subject to the

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

receipt by the Trustee of an opinion of counsel, at the expense of the party proposing such amendment (or at the expense of the Trust Fund if proposed by the Trustee), that the amendment will not cause any constituent REMIC to fail to qualify as a REMIC or subject any constituent REMIC to tax.

10.2 RECORDATION OF AGREEMENT

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated and in which this agreement may be recorded, and in any other appropriate public recording office or elsewhere, such recordation to be effected by CMSI and at its expense upon request of the Trustee, who will act at the direction of the holders of a majority by percentage interest of the residual certificates, but only upon request of the Trustee accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the certificate holders.

   For the purpose of facilitating the recordation of this agreement as herein provided and for other purposes, this agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

10.3 LIMITATION ON RIGHTS OF CERTIFICATE HOLDERS

The death or incapacity of any certificate holder shall not operate to terminate this agreement or the Trust Fund, nor entitle such certificate holder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

   No certificate holder shall have any right to vote (except as provided in section 10.1) or in any manner otherwise control the operation and management of the Trust Fund or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the certificates, be construed so as to constitute the certificate holders from time to time as partners (except to the extent provided in Internal Revenue Code Section 860F(e) with respect to holders of residual certificates) or members of an association; nor shall any certificate holder be under any liability to any third person by reason of any action taken by the parties to this agreement pursuant to any provision hereof.

   No certificate holder shall have any right by virtue or by availing itself of any provisions of this agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereto as herein before provided, and unless also the holders of the Required Amount of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each certificate holder with every other certificate holder and the Trustee, that no one or more holders of certificates shall have

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

any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this agreement to affect, disturb or prejudice the rights of the holders of any other of the certificates, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this agreement, except in the manner herein provided and for the equal, ratable and common benefit of all certificate holders. For the protection and enforcement of the provisions of this section 10.3, each and every certificate holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

10.4 GOVERNING LAW

This Agreement and the certificates issued pursuant to this agreement shall be construed in accordance with the laws of the State of New York, provided that the immunities and standards of care of the Trustee shall be governed by the law of the jurisdiction in which is located its corporate trust office.

10.5 INTENTION OF PARTIES

The execution and delivery of this agreement shall constitute an acknowledgment by CMSI on behalf of the certificate holders that it intends hereby to establish and maintain (for federal income tax purposes) one or more "real estate mortgage investment conduits" within the meaning of Internal Revenue Code Section 860D and CMSI is hereby granted all necessary powers to further such intent.

10.6 NOTICES

All communications relating to this agreement including all demands and notices shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, to (a) in the case of CMSI, the address for notices set forth in the Series Terms and (b) in the case of the Trustee, the address for notices set forth in the Series Terms; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a certificate holder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this agreement shall be conclusively presumed to have been duly given, whether or not the certificate holder receives such notice; provided that notices to the Trustee shall be effective only upon receipt. Notwithstanding the foregoing, any report required to be delivered to a holder shall be deemed delivered at the time it is posted to CitiMortgage, Inc.'s website, www.citimortgagembs.com, or to any other website of which CMSI gives prior notice to the holder, and the holder can access the report on the website without payment of any additional charge or subscription fee.

10.7 SEVERABILITY OF PROVISIONS

If any one or more of the covenants, agreements, provisions or terms of this agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this agreement or of the certificates or the rights of the holders thereof.

10.8 ASSIGNMENT

Notwithstanding anything to the contrary contained herein, except as provided in sections 6.2, 6.4 and 6.6, this agreement may not be assigned by CMSI without the prior written consents of the Trustee and the holders of certificates aggregating not less than 66-2/3% of the principal balance then

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

outstanding (after giving effect to the first proviso to the definition of "outstanding" in section 1) and 66-2/3% of the percentage interests of the residual certificates then outstanding.

10.9 CERTIFICATES NONASSESSABLE AND FULLY PAID

It is the intention of the Trustee that the certificate holders shall not be personally liable for obligations of the Trust Fund, that the interests represented by the certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that the certificates upon authentication thereof by the Trustee pursuant to section 2.5 are and shall be deemed fully paid.

10.10 COUNTERPARTS

This Agreement may be signed in any number of counterparts, each of which will be deemed an original, which taken together shall constitute one and the same instrument.

11 ANNUAL STATEMENT AS TO COMPLIANCE; DEPOSITORIES

11.1 ANNUAL STATEMENT AS TO COMPLIANCE

CMSI will deliver to the Trustee, any Insurer and to each holder of a certificate holding certificates representing in excess of 50% of the principal balance or percentage interest, as the case may be, on or before March 31 with respect to the affiliated mortgage loans and September 30 with respect to the Third Party Mortgage Loans of each year which begins not less than three months after the date of the initial issuance of the certificates, an Officer's Certificate stating that (a) a review of the activities of CMSI during the preceding calendar year and of its performance under this agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, CMSI has fulfilled all its obligations under this agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (c) in the case of the Third Party Mortgage Loans, as to each Third Party Servicer, that (i) a review of the activities of such Third Party Servicer during the preceding calendar year and performance under the Guide has been made under such officer's supervision, and
(ii) to the best of such officer's knowledge, based on such review, the Third Party Servicer has fulfilled all of its obligations under the Guide throughout such year.

11.2 DEPOSITORIES

CMSI may at any time and from time to time in its discretion transfer the certificate account, Buydown Account, if any, Escrow Account, Custodial Accounts for P&I or Servicing Account to a bank, savings and loan association or trust company organized under the laws of the United States or any State thereof (an "eligible depository"). Upon such transfer, such transferee bank, savings and loan association or trust company shall be deemed to be a Depository with respect to the account or accounts so transferred. In the event that the long-term debt obligations of any Depository of the certificate account, Buydown Account Escrow Account, Custodial Accounts for P&I or Servicing Account shall be rated at less than A by Fitch if Fitch is a rating agency, or the short-term debt obligations of such Depository shall be rated by S&P at less than A-1 if S&P is a rating agency, by Fitch at less than F-1 if Fitch is a rating agency and by Moody's at less than P-1 if Moody's is a rating agency and such account does not otherwise meet the requirements of this section 11.2, then within five business days of such reduction, CMSI shall (A) transfer or direct the Trustee in writing to transfer the certificate account, Buydown Account, Escrow Account, Custodial Accounts for P&I or Servicing Account to an eligible depository the long-term debt obligations of which are not rated by Fitch if Fitch is a rating agency at less than A and the short-term debt obligations of which are not rated at less than A-1 by S&P if S&P is a rating agency, F-1 by Fitch if Fitch is a rating agency and P-1 by Moody's if Moody's is a rating agency (the "Rating Requirements"), (B) establish another account in the corporate trust department of the Trustee or if such Trustee has a long-term and short-term debt rating at least equal to the Rating Requirements, in any department of the Trustee (the "Alternative Certificate Account", "Alternative Buydown Account," "Alternative Escrow Account," "Alternative Custodial Accounts for P&I," or "Alternative Servicing Account," as the case may be) and transfer the funds from the Buydown Account to the Alternative Buydown Account, direct the Servicer or a Third Party Servicer, as applicable, to remit in accordance with this agreement any funds deposited into the Servicing Account, Escrow Account or Custodial Accounts for P&I to the Alternative Servicing Account, Alternative Escrow Account or Alternative Custodial Account for P&I, respectively, and direct the Servicer or Master Servicer to remit in accordance with this agreement any funds deposited into the certificate account to the Alternative Certificate Account, (C) (i) cause such Depository to pledge securities in the manner provided by applicable law or (ii) pledge or cause to be pledged securities, which shall be held by the Trustee or its agent free and clear of the lien of any third party, in a manner conferring on the Trustee a perfected first lien and otherwise reasonably satisfactory to the Trustee; such pledge in either case to secure such Depository's performance of its obligations in respect of the certificate account, Buydown Account, Escrow Account, Custodial Accounts for P&I or Servicing Account to the extent, if any, that such obligation is not fully insured by the FDIC; provided, however, that prior to the day a Depository or CMSI, as the case may be, pledges securities pursuant to this subsection (C), CMSI, any Insurer and the Trustee shall have received the written assurance of each rating agency that the pledging of such securities and any arrangements or agreements relating thereto will not result in a reduction or withdrawal of the then-current rating of the certificates (with respect to any insured class certificates, without reference to any certificate insurance policy), (D) establish an account or accounts or enter into an agreement so that the existing certificate account, Buydown Account, Escrow Account, Custodial Accounts for P&I or Servicing Account is supported by a letter of credit or some other form of credit support which issuer of such letter of credit or other form of credit support has a long-term and short-term debt rating at least equal to the Rating Requirements; provided, however, that prior to the establishment of such an account or the entering into of such an agreement, CMSI, any Insurer and the Trustee shall have received written assurance from each rating agency that the establishment of such an account or the entering into of such an agreement so that the existing certificate account, Buydown Account or Servicing Account is supported by a letter of credit or some other form of credit support will not result in a reduction or withdrawal of the then-current rating on the certificates (with respect to any insured class certificates, without reference to any certificate insurance policy), (E) establish another account which constitutes an Eligible Account or (F) make such other arrangements as to which CMSI, any Insurer and the Trus-tee have received prior written assurance from each rating agency that such arrangement will not result in a reduction or withdrawal of the then-current rating on the certificates. In the event that the rating on the certificates has been downgraded as a result of a rating downgrade of the Depository, for purposes of this paragraph, the then-current rating on the certificates shall be the rating assigned to the certificates prior to any such downgrade (with respect to any insured class certificates, without reference to any certificate insurance policy).

SIGNATURES AND ACKNOWLEDGMENTS

CITICORP MORTGAGE SECURITIES, INC.

By: _________________________________
         Jerome A. Cipponeri
         President

State of Missouri    )
                     ) ss.:
County of St. Charles)

On the ______ day of [...] 200 [...] before me, a notary public in and for the State of Missouri, personally appeared Jerome A. Cipponeri, known to me who, being by me duly sworn, did depose and say that he is President of Citicorp Mortgage Securities, Inc., one of the parties that executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

__________________________________
         Notary Public

        [Notarial Seal]

CMSI Series 200[...]-[...] Pooling and Servicing Agreement      Signature page 1

U.S. BANK NATIONAL ASSOCIATION,
in its individual capacity and as Trustee

By: _____________________________

State of [...] )
                                    ).:
County of [...]             )

On the _____ day of [...] 200[...] before me, a notary public in and for the State of [...], personally appeared ____________________ known to me who, being by me duly sworn, did depose and say that he/she is _________________________of [...], a [...]banking association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said bank.

_______________________________
         Notary Public

         [Notarial Seal]

CMSI Series 200[...]-[...] Pooling and Servicing Agreement      Signature page 2

[...],

in its individual capacity and as Paying Agent, Certificate Registrar and Authenticating Agent

By: ___________________________

State of [...]          )
                              ) ss.:
County of [...]         )

On the _____ day of [...], 200[...] before me, a notary public in and for the State of [...], personally appeared ____________________ known to me who, being by me duly sworn, did depose and say that he/she is _________________________of [...], a [...] banking association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said bank.

________________________________
         Notary Public

        [Notarial Seal]

CMSI Series 200[...]-[...] Pooling and Servicing Agreement      Signature page 3

APPENDIX 1: TRANSFEREE'S AFFIDAVIT
TRANSFEREE'S AFFIDAVIT
AFFIDAVIT PURSUANT TO SECTION
860e(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED

STATE OF                 )
                         ):
COUNTY OF                )

   [               ], being first duly sworn, deposes and says:

   1. That he is [______________] of [_____________] (the "Investor"), a [state type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he makes this affidavit.

   2. That the Investor's Taxpayer Identification Number is [______________].

   3. That the Investor is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or an ERISA Prohibited holder, and will not be a "disqualified organization" or an ERISA Prohibited holder as of [_____, ______], and that the Investor is not acquiring a Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200..-[ ] Class [R][LR][PR] Certificates (the "residual certificates") for the account of, or as agent (including a broker, nominee or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign governments any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not appointed by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas described in Internal Revenue Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Internal Revenue Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511. For these purposes, an "ERISA Prohibited holder" means an employee benefit plan the investment of which is regulated under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and/or Internal Revenue Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code (collectively, a "Plan") or a Person investing the assets of a Plan.

   4. That the Investor historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Investor intends to pay taxes associated with holding the residual certificates as they become due.

   5. That the Investor will not cause the income with respect to the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other person.

   6. That the Investor understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by the residual certificates.

   7. That the Investor will not transfer the residual certificates to any person or entity as to which the Investor has actual knowledge that the requirements set forth in paragraphs 3, 4, 5 or 8 hereof are not satisfied or that the Investor has reason to

                                Appendix 1 page 1
know does not satisfy the requirements set forth in paragraph 4 hereof.

   8 That the Investor (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the residual certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the residual certificates to it is in accordance with the requirements of the Internal Revenue Code and the regulations promulgated thereunder and that such transfer of the residual certificates will not be disregarded for federal income tax purposes. "Non-U.S. Person" shall mean an individual, corporation, partnership or other person other than a "U.S. Person." "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

   9. That the Investor agrees to such amendments of the Pooling and Servicing Agreement dated as of [__________] 1, 200.. between Citicorp Mortgage Securities, Inc. and [Trustee] [and Paying Agent] (the "Pooling and Servicing Agreement") as may be required to further effectuate the restrictions on transfer of the residual certificates to such a "disqualified organization," an agent thereof, an "ERISA Prohibited holder" or a person that does not satisfy the requirements of paragraphs 4, 5, 6 and 8 hereof.

   10. That the Investor consents to the irrevocable designation of CMSI as its agent to act as "tax matters person" of the REMIC pursuant to the Pooling and Servicing Agreement, and if such designation is not permitted by the Internal Revenue Code and applicable law, to act as tax matters person if requested to do so.

   11. Check one of the following:

   - The Investor has computed any consideration paid to it to acquire the residual certificates in accordance U.S. Treasury Regulations Sections 1.860E-1(c)(7) by computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code, compounded based on the period selected by the Investor.

   - The transfer of the residual certificates complies with U.S. Treasury Regulations Section 1.860E-1(c)(5) and, accordingly,

   (i) the Investor is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the residual certificates will only be taxed in the United States;

   (ii) at the time of the transfer, and at the close of the Investor's two fiscal years preceding the year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii),) in excess of $100 million and net assets in excess of $10 million;

   (iii) the Investor will transfer the residual certificates only to another "eligible corporation," as defined in U.S. Treasury Regu-

                                Appendix 1 page 2
lations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

   (iv) the Investor determined the consideration paid to it to acquire the residual certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith.

   - None of the above.

   IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [________] this ____ day of 200__.

_____________________________

By:__________________________
Name:
Title:

COUNTY OF           )
                    )
STATE OF            )

   Personally appeared before me the above-named [___________], known or proved to me to be the same person who executed the foregoing instrument and to be the [___________] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

   Subscribed and sworn to before me this ___ day of ________ 200__.

                                Appendix 1 page 3

                                  EXHIBIT A-1

                          FORM OF OFFERED CERTIFICATES

             REMIC PASS-THROUGH CERTIFICATES, SERIES 200[...]-[...]

                                   CERTIFICATE

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                       CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1

distribution days: 25th of each month or next business day

first distribution day: [...] , 200[...]

last scheduled distribution date: [...] 25, 20[...]

   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT
 FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
  IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH
    OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                     HEREIN.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE
      CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP MORTGAGE
 SECURITIES, INC., CITIMORTGAGE, INC., ANY AFFILIATE THEREOF, OR THEIR ULTIMATE
                             PARENT, CITIGROUP INC.

THIS CERTIFIES THAT, for value received, Cede & Co. is the registered holder of the number of single certificates (each representing $1,000.00 initial principal balance or, if indicated, initial notional balance) of the class of certificates listed below.

                                                                           A-1-1

              initial principal (or,                         number of single
              if indicated, initial                           certificates           CUSIP
 class          notional) balance       certificate rate                            number
-------       ----------------------    ----------------     ----------------       ------
[class]             $[number]                [rate]             [number]             [ ]

This certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of [...] 1, 200[...] (the "Pooling Agreement") between Citicorp Mortgage Securities, Inc., as packager and servicer, [Trustee], as Trustee[, and [Paying Agent] as Paying Agent, Certificate Registrar and Authentication Agent]. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200 [...]-[...], consisting of [...] senior classes, [six] subordinated classes and [...] class[es] of residual certificates.

The class of securities represented by this certificate is a "regular interest" in a real estate mortgage investment conduit ("REMIC") within the meaning of
Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

CERTIFICATES GOVERNED BY POOLING AGREEMENT

THE CERTIFICATES ARE ISSUED PURSUANT TO THE POOLING AGREEMENT, WHICH STATES THE RIGHTS, LIMITATIONS (INCLUDING RESTRICTIONS ON TRANSFER), DUTIES AND IMMUNITIES OF CMSI, THE TRUSTEE AND THE HOLDERS OF THE CERTIFICATES, SPECIFIES HOW AMOUNTS OF INTEREST AND PRINCIPAL DISTRIBUTABLE ON THE CLASSES OF CERTIFICATES ARE CALCULATED AND WHEN SUCH AMOUNTS ARE PAYABLE, SETS FORTH THE RELATIVE PRIORITIES OF THE CLASSES OF CERTIFICATES TO PAYMENTS AND TO ALLOCATION OF LOSSES, AND SETS FORTH THE TERMS UPON WHICH THE CERTIFICATES ARE TO BE AUTHENTICATED AND DELIVERED, AND OTHER MATTERS RELEVANT TO AN INVESTMENT IN CERTIFICATES. HOLDERS MAY OBTAIN A COPY OF THE POOLING AGREEMENT (WITHOUT EXHIBITS) FROM THE TRUSTEE.

OPTIONAL EARLY TERMINATION

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggre-

                                                                           A-1-2
gate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

GOVERNING LAW

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

AUTHENTICATION REQUIRED

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                                                                           A-1-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

                                      CITICORP MORTGAGE SECURITIES, INC.

                                      By:_______________________________________
                                          [Name]
                                          [Title]

                                                                           A-1-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

                                      [TRUSTEE],
                                          as Trustee

                                      By:_______________________________________
                                                  Authorized Signatory

                                      or

                                      [PAYING AGENT],
                                        as Authenticating Agent for the Trustee,

                                      By:_______________________________________
                                                  Authorized Signatory

Date: [...], 200[...]

                                                                           A-1-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                         (Cust)                      (Minor)
Under Uniform Gifts to Minors Act ___________________________________
                                               (State)

    Additional abbreviations may also be used though not in the above list.

________________________________________________________________________________

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated:   ________________  __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

                                                                           A-1-6

                                   EXHIBIT A-2
                   FORM OF CLASS B-4, B-5 AND B-6 CERTIFICATES

             REMIC PASS-THROUGH CERTIFICATES, SERIES 200[...]-[...] SUBORDINATED CLASS B-[4][5][6] CERTIFICATE, [...]% CERTIFICATE RATE

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                       CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1                                                      CUSIP [ ]

$[number] initial principal amount                  [number] single certificates

distribution days: 25th of each month or next business day

first distribution day: [...] , 200[...]

last scheduled distribution day: [...] 25, 20[...]

 THIS CLASS B-[4][5][6] CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENTS TO THE
     CLASS A, B-1, B-2[,][AND] B-3[,] [AND] [B-4] [AND B-5] CERTIFICATES, AS
              DESCRIBED IN THE POOLING AGREEMENT REFERRED TO BELOW.

    PRINCIPAL IS PAID ON THIS CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE POOLING AGREEMENT. ACCORDINGLY, AT ANY TIME THE OUTSTANDING PRINCIPAL BALANCE
       OF THIS CERTIFICATE MAY BE LESS THAN ITS INITIAL PRINCIPAL BALANCE.

  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
   AMENDED, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE PURSUANT TO
 AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY
      LAW OR UNLESS AN EXEMPTION UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY
                                LAW IS AVAILABLE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN
   EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS
  DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR
 THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN
                    EXCEPT AS PROVIDED IN SECTION 5.2 OF THE
                               POOLING AGREEMENT.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE
      CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP

                                                                           A-2-1

 MORTGAGE SECURITIES, INC., CITIMORTGAGE, INC., ANY AFFILIATE THEREOF, OR THEIR
                         ULTIMATE PARENT, CITIGROUP INC.

THIS CERTIFIES THAT, for value received, [...] is the registered holder of the number of single certificates (each representing $1,000.00 initial principal balance) set forth above. Each certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of [...] 1, 200[...] (the "Pooling Agreement") between Citicorp Mortgage Securities, Inc., as packager and servicer, [Trustee], as Trustee [, and [Paying Agent] as Paying Agent, Certificate Registrar and Authentication Agent]. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[...]-[...], consisting of [...] senior classes, [six] subordinated classes and [...] class[es] of residual certificates.

The class of securities represented by this certificate is a "regular interest" in a real estate mortgage investment conduit ("REMIC") within the meaning of
Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

CERTIFICATES GOVERNED BY POOLING AGREEMENT

THE CERTIFICATES ARE ISSUED PURSUANT TO THE POOLING AGREEMENT, WHICH STATES THE RIGHTS, LIMITATIONS (INCLUDING RESTRICTIONS ON TRANSFER), DUTIES AND IMMUNITIES OF CMSI, THE TRUSTEE AND THE HOLDERS OF THE CERTIFICATES, SPECIFIES HOW AMOUNTS OF INTEREST AND PRINCIPAL DISTRIBUTABLE ON THE CLASSES OF CERTIFICATES ARE CALCULATED AND WHEN SUCH AMOUNTS ARE PAYABLE, SETS FORTH THE RELATIVE PRIORITIES OF THE CLASSES OF CERTIFICATES TO PAYMENTS AND TO ALLOCATION OF LOSSES, AND SETS FORTH THE TERMS UPON WHICH THE CERTIFICATES ARE TO BE AUTHENTICATED AND DELIVERED, AND OTHER MATTERS RELEVANT TO AN INVESTMENT IN CERTIFICATES. HOLDERS MAY OBTAIN A COPY OF THE POOLING AGREEMENT (WITHOUT EXHIBITS) FROM THE TRUSTEE.

OPTIONAL EARLY TERMINATION

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

                                                                           A-2-2

GOVERNING LAW

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

AUTHENTICATION REQUIRED

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                                                                           A-2-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

                                          CITICORP MORTGAGE SECURITIES, INC.

                                          By: __________________________________
                                                  [Name]
                                                  [Title]

                                                                           A-2-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

                                          [TRUSTEE],
                                            as Trustee

                                          By: __________________________________
                                                  Authorized Signatory

                                          or

                                          [PAYING AGENT],
                                            as Authenticating Agent for the
                                            Trustee,

                                          By: __________________________________
                                                  Authorized Signatory

Date: [...], 200[...]

                                                                           A-2-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                        (Cust)                      (Minor)

Under Uniform Gifts to Minors Act ___________________________________
                                               (State)

     Additional abbreviations may also be used though not in the above list.

________________________________________________________________________________

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________   __________________________________

Signature Guaranteed by: _________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

                                                                           A-2-6

                                   EXHIBIT A-3
               FORM OF RESIDUAL CLASS [PR] [R] AND LR CERTIFICATES

             REMIC PASS-THROUGH CERTIFICATES, SERIES 200[...]-[...]
                     RESIDUAL CLASS [PR][R][LR] CERTIFICATE

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                       CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1                                       100% percentage interest

  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
   AMENDED, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE PURSUANT TO
 AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY
      LAW OR UNLESS AN EXEMPTION UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY
                                LAW ISAVAILABLE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN
   EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS
  DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR
 THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN
                    EXCEPT AS PROVIDED IN SECTION 5.2 OF THE
                      POOLING AGREEMENT REFERRED TO BELOW.

  TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN SECTION 5.2 OF THE POOLING AGREEMENT. AS A CONDITION OF OWNERSHIP OF THIS CERTIFICATE, A TRANSFEREE MUST FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE THAT (a) IT IS NOT A
 "DISQUALIFIED ORGANIZATION," AS DEFINED IN SECTION 860E(e)(5) OF THE CODE, (b) IT IS NOT ACQUIRING THIS CERTIFICATE AS AN AGENT (INCLUDING A BROKER, NOMINEE OR
  OTHER MIDDLEMAN) ON BEHALF OF A DISQUALIFIED ORGANIZATION, (c) IT UNDERSTANDS
   THAT IT MAY INCUR TAX LIABILITIES IN EXCESS OF CASH FLOWS GENERATED BY THE
    RESIDUAL INTEREST AND IT INTENDS TO PAY TAXES ASSOCIATED WITH HOLDING THE RESIDUAL INTEREST AS THEY BECOME DUE, (d) IT HISTORICALLY HAS PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE,
     (e) IT WILL NOT CAUSE THE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE
 MEANING OF AN APPLICABLE INCOME TAX TREATY, OF IT OR ANY OTHER PERSON, AND (f)
  IT IS NOT A "NON-PERMITTED FOREIGN HOLDER," AS DEFINED IN SECTION 5.2 OF THE POOLING AGREEMENT. BY ACCEPTING THIS CERTIFICATE, A TRANSFEREE WILL BE SUBJECT

                                                                           A-3-1

     TO SUCH RESTRICTIONS ON TRANSFERABILITY, AND WILL HAVE CONSENTED TO ANY AMENDMENTS TO THE POOLING AGREEMENT THAT ARE REQUIRED TO ENSURE THAT THIS
 CERTIFICATE IS NOT TRANSFERRED TO A DISQUALIFIED ORGANIZATION OR ITS AGENT, OR TO A NON-PERMITTED FOREIGN HOLDER. TO SATISFY A REGULATORY SAFE HARBOR AGAINST
   THE DISREGARD OF SUCH TRANSFER, THE TRANSFEROR MAY BE REQUIRED TO CONDUCT A REASONABLE INVESTIGATION OF THE FINANCIAL CONDITION OF THE TRANSFEREE AND EITHER
     TRANSFER THIS CERTIFICATE AT A SPECIFIED MINIMUM PRICE OR TRANSFER THIS
                      CERTIFICATE TO AN ELIGIBLE TRANSFEREE

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE
      CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP MORTGAGE
     SECURITIES, INC., CITIMORTGAGE, INC., ANY AFFILIATE THEREOF, OR THEIR
                        ULTIMATE PARENT, CITIGROUP INC.

THIS CERTIFIES THAT, for value received, [Citicorp Mortgage Securities, Inc.] [CitiMortgage, Inc.] is the registered holder of the percentage interest set forth above, representing an ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of [...] 1, 200[...] (the "Pooling Agreement") between Citicorp Mortgage Securities, Inc., as packager and servicer, [Trustee], as Trustee [, and [Paying Agent] as Paying Agent, Certificate Agent and Authentication Agent]. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[...]-[...], consisting of [...] senior classes, [six] subordinated classes and [...] class[es] of residual certificates.

CERTIFICATES GOVERNED BY POOLING AGREEMENT

THE CERTIFICATES ARE ISSUED PURSUANT TO THE POOLING AGREEMENT, WHICH STATES THE RIGHTS, LIMITATIONS (INCLUDING RESTRICTIONS ON TRANSFER), DUTIES AND IMMUNITIES OF CMSI, THE TRUSTEE AND THE HOLDERS OF THE CERTIFICATES, SPECIFIES HOW AMOUNTS OF INTEREST AND PRINCIPAL DISTRIBUTABLE ON THE CLASSES OF CERTIFICATES ARE CALCULATED AND WHEN SUCH AMOUNTS ARE PAYABLE, SETS FORTH THE RELATIVE PRIORITIES OF THE CLASSES OF CERTIFICATES TO PAYMENTS AND TO ALLOCATION OF LOSSES, AND SETS FORTH THE TERMS UPON WHICH THE CERTIFICATES ARE TO BE AUTHENTICATED AND DELIVERED, AND OTHER MATTERS RELEVANT TO AN INVESTMENT IN CERTIFICATES. HOLDERS MAY OBTAIN A COPY OF THE POOLING AGREEMENT (WITHOUT EXHIBITS) FROM THE TRUSTEE.

                                                                           A-3-2

U.S. FEDERAL INCOME TAX INFORMATION

Elections will be made to treat [...] segregated asset pools within the Trust Fund as real estate mortgage investment conduits (each, a "REMIC," or in the alternative, the "upper-tier REMIC," the "lower-tier REMIC," and the "pooling REMIC," respectively). This class [PR][R][LR] certificate represents the "residual interest" in the [pooling][upper][lower]-tier REMIC within the meaning of Code Section 860G(a)(2). As a condition of ownership of this certificate, the holder hereof agrees that it will not take or cause to be taken any action that would adversely affect the status of any of the [...] segregated asset pools comprising the Trust Fund as a REMIC.

The holder further agrees to the designation of the Servicer as its agent to act as "tax matters person" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code or, if requested by the Servicer, to act as tax matters person.

GOVERNING LAW

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

AUTHENTICATION REQUIRED

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                                                                           A-3-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

                                          CITICORP MORTGAGE SECURITIES, INC.

                                          By: __________________________________
                                                  [Name]
                                                  [Title]

                                                                           A-3-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

                                          [TRUSTEE],
                                            as Trustee

                                          By: __________________________________
                                                  Authorized Signatory

                                          or

                                          [PAYING AGENT],
                                            as Authenticating Agent for the
                                            Trustee,

                                          By: __________________________________
                                                  Authorized Signatory

Date: [ . . . ], 200[ . . . ]

                                                                           A-3-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                        (Cust)                      (Minor)

Under Uniform Gifts to Minors Act ___________________________________
                                               (State)

     Additional abbreviations may also be used though not in the above list.

________________________________________________________________________________

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ___________________   __________________________

Signature Guaranteed by: _________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

                                                                           A-3-6

                                   EXHIBIT B-1
                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT C
                  FORM OF MORTGAGE DOCUMENT CUSTODIAL AGREEMENT

                          Dated as of [...] 1, 200[...]

                  [TRUSTEE], a [...] banking association, as trustee (the "Trustee"), [CUSTODIAN], a [...] banking association ("Custodian"), and CITICORP MORTGAGE SECURITIES, INC., a Delaware corporation ("CMSI"), agree as follows:

                  WHEREAS, concurrently herewith, the Trustee, CMSI and [Paying Agent] are entering into a Pooling and Servicing Agreement dated as of [...] 1, 200[...] relating to REMIC Pass-Through Certificates, Series 200[...]-[...] (the "Pooling Agreement", the terms defined therein being used herein with the same meaning), pursuant to which CMSI shall transfer, assign, set-over and otherwise convey to the Trustee, without recourse, all of CMSI's right, title and interest in and to the mortgage loans identified in exhibit B to the Pooling Agreement; and

                  WHEREAS, in connection with such transfer and assignment and pursuant to the Pooling Agreement, Custodian has been designated by CMSI to act as "Custodian" of the Mortgage Files (including as both Mortgage Document Custodian and Mortgage Note Custodian);

                  WITNESSETH THAT:

                  In consideration of the premises and of the mutual agreements herein contained, CMSI, Custodian and the Trustee agree as follows:

         1. Appointment as Custodian; Acknowledgment of Receipt. (a) Subject to the terms and conditions herein, Custodian is hereby appointed, and Custodian hereby accepts such appointment, as the Mortgage Document Custodian to maintain custody of the Mortgage Files, including the Mortgage Notes, for and on behalf of the Trustee in accordance herewith and the terms of the Pooling Agreement. CMSI has delivered to Custodian, as Custodian, the Mortgage Files, including the Mortgage Notes referred to in section 2.1 of the Pooling Agreement. Custodian hereby acknowledges receipt of (1) the Pooling Agreement and (2) the Mortgage Files, including the Mortgage Documents referred to and required to be delivered with respect to each mortgage loan pursuant to section
2.1 of the Pooling Agreement. From time to time, CMSI, as Servicer, shall forward to Custodian additional documents evidencing an assumption or modification of a mortgage loan and such documents shall be held by Custodian in the related Mortgage File in accordance with the terms of this Agreement and the Pooling Agreement.

         (b) Custodian hereby certifies to the Trustee that Custodian is qualified to serve as Mortgage Document Custodian and Mortgage Note Custodian under the Pooling Agreement. CMSI hereby agrees to pay the reasonable custodial fees and expenses of Custodian or its successor, including the Trustee if the Trustee shall henceforth hold any of the Mortgage Files directly as Custodian. Upon receipt of notice from Custodian or the Trustee to the effect that Custodian has failed to hold, release and otherwise perform with respect to the Mortgage Files as required by the terms of this Agreement, CMSI shall take such steps as may be required to cause Custodian to be in compliance with the terms hereof and of the Pooling Agreement.

         (c) Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that Custodian shall act as Mortgage Document Custodian and as Mortgage Note Custodian hereunder and under the Pooling Agreement solely for the benefit of the Trustee and the certificate holders.

         2. Maintenance of Office. Custodian agrees to maintain the Mortgage Files identified in exhibit B to the Pooling Agreement, said exhibit being incorporated herein by reference, and each Mortgage File being identified therein by loan number, address of mortgaged property and name of Mortgagor, at the office of Custodian located at [address] or at such other office of Custodian as it shall designate from time to time after giving the Trustee 30 days' prior written notice. Custodian shall also send 30 days' prior notice to CMSI at 1000 Technology Drive, O'Fallon, Missouri 63304, Attention: [...], of such change.

         3. Duties of Mortgage File Custodian. As Custodian, Custodian shall have and perform all of the powers and responsibilities of the Mortgage Document Custodian and Mortgage Note Custodian set forth in the Pooling Agreement, including but not limited to the following powers and duties:

         (a) Safekeeping. To segregate the Mortgage Files from all other mortgages and mortgage notes and similar records in its possession, to maintain the Mortgage Files in secure and fire resistant facilities in accordance with customary standards for such custody, to identify the Mortgage Files as being held and to hold the Mortgage Files for and on behalf of the Trustee for the benefit of all present and future certificate holders, to maintain accurate records pertaining to Mortgages in the Mortgage Files as will enable the Trustee to comply with the terms and conditions of the Pooling Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Mortgage Files held by it under this Agreement in such a manner as shall enable the Trustee and Custodian to verify the accuracy of such record-keeping, inventory and physical possession. Custodian will promptly report to the Trustee and CMSI any failure on its part to hold the Mortgage Files as herein provided and shall promptly take appropriate action to remedy any such failure.

         (b) Release of Files. In general, from time to time and as appropriate for the foreclosure or servicing of any of the mortgage loans, Custodian is hereby authorized, upon receipt of a direction to release documents pursuant to section 3.22 of the Pooling Agreement, to release to such party or its designee, as directed, the related Mortgage File or the documents set forth in such request. All documents so released shall be held by the recipient in trust for the benefit of the Trustee in accordance with the

                  Pooling Agreement. Such Mortgage Files shall be returned to Custodian when the need therefor in connection with such foreclosure or servicing no longer exists, unless the mortgage loan shall have been liquidated or paid in full. In addition, to release any Mortgage or Mortgage Note to CMSI after purchase by CMSI of the related mortgage loan or the property securing such mortgage loan, all as provided in, and subject to the provisions of, the Pooling Agreement.

         (c) Review of Mortgage Files; Administration; Reports. In general, to attend to all non-discretionary details in connection with maintaining custody of the Mortgage Files, including without limitation to review each Mortgage File within 90 days after issuance of the certificates, to ascertain that all documents required to be delivered pursuant to section 2.1 of the Pooling Agreement have been executed, received and recorded, if applicable, and, in connection therewith, to deliver, in electronic form, such reports and certifications to the Trustee and CMSI as are required by the Pooling Agreement. If in the course of such review, or if at any time during the term of this Agreement, Custodian determines that a document or documents constituting part of a Mortgage File is defective or missing, it shall promptly so notify, in electronic form, the Trustee and CMSI in accordance with the provisions of section 2.2 of the Pooling Agreement, and shall, within 30 days thereafter, provide the Trustee with an updated report certifying as to the completeness of the Mortgage File, with any applicable exceptions noted thereon. Custodian shall assist the Trustee generally in the preparation of reports to certificate holders or to regulatory bodies to the extent necessitated by Custodian's custody of the Mortgage Files.

         4. Access to Records. Subject to section 3(b), upon not less than three (3) days' notice, Custodian shall permit the Trustee, CMSI or any Subservicer appointed by CMSI or their duly authorized representatives, attorneys or auditors to inspect the Mortgage Files and the books and records maintained by Custodian pursuant hereto at such times as the Trustee, CMSI or any Subservicer may reasonably request, subject only to compliance by the Trustee, CMSI or any Subservicer with the security procedures of Custodian applied by Custodian to its own employees having access to these and similar records.

         5. Instructions; Authority to Act. Custodian shall be deemed to have received proper instructions with respect to the Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee or a Servicing Officer of the Servicer. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by Custodian from the Trustee, CMSI or any Subservicer. Such instructions may be general or specific in terms. Custodian may rely upon and shall be protected in acting in good faith upon any such written instructions received by it and which it reasonably believes to be genuine and duly authorized with respect to all matters pertaining to this Agreement and its duties hereunder.

         6. Indemnification. (a) Custodian agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by Custodian of the Mortgage Files; provided, however, that Custodian shall not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Trustee.

         (b) CMSI agrees to indemnify Custodian and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on Custodian's part, arising out of or in connection with the acceptance or administration of the trust or trusts created under the Pooling Agreement or Custodian's custody of the Mortgage Files, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Pooling Agreement. Such indemnification shall survive the payment of the certificates and termination of the Trust Fund, as well as the resignation or removal of CMSI as Servicer (if such action which caused the need for the indemnification occurred while CMSI acted as Servicer), and for purposes of such indemnification neither the negligence nor bad faith of the Trustee shall be imputed to, or adversely affect, the right of Custodian to be entitled to indemnification.

         7.       Limitation of Custodian's Liabilities and Duties.

         (a) Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for Custodian's compensation or for reimbursement of expenses.

         (b) Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage File.

         (c) Any other provision of this Agreement to the contrary notwithstanding, Custodian shall have no notice, and shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless Custodian is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, Custodian shall be deemed to have notice of the terms and conditions (including without limitation definitions not otherwise set forth in full in this Agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement, to the extent such terms and provisions are referenced, or are incorporated by reference, into this Agreement only as long as the Trustee or CMSI shall have provided a copy of any such document or agreement to Custodian.

         (d) The duties and obligations of Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In no event shall Custodian have any responsibility to ascertain or take action except as expressly provided herein.

         (e) Nothing in this Agreement shall be deemed to impose on Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage File is or may be held by Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and (iii) where failure to qualify could have a material adverse effect on Custodian or its property or business or on the ability of Custodian to perform it duties hereunder.

         (f) Subject to section 3, under no circumstances shall Custodian be obligated to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue such document, nor shall Custodian be responsible for the value, form, substance, validity, perfection (other than by taking and continuing possession of the Mortgage Files), priority, effectiveness or enforceability of any of such documents, nor shall Custodian be under a duty to inspect, review or examine the documents to determine whether they are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

         (g) Custodian shall have no duty to ascertain whether or not any cash amount or payment has been received by the Trustee, the CMSI or any third person.

         (h) Custodian may assign its rights and obligations under this Agreement , in whole or in part, to any Affiliate; however, Custodian agrees to notify CMSI and the Trustee of any such assignment. Custodian may not assign its rights or obligations under this Agreement, in whole or in part, to any other entity without the prior written consent of CMSI and the Trustee, which consent shall not be unreasonably withheld. An "Affiliate" is any entity that directly or indirectly controls, is controlled by or is under common control with Custodian. Notwithstanding any such assignment, Custodian shall remain liable for all of its obligations under this Agreement unless the assignment has been approved by CMSI and the Trustee.

         (i) Subject to section 6, (i) neither Custodian nor any of its Affiliates, directors, officers, agents, and employees shall be liable for any action or omission to act hereunder except for its own or such person's gross negligence, willful misconduct, breach of this Agreement or violation of applicable law, and (ii) notwithstanding the foregoing sentence, in no event shall Custodian or its Affiliates, directors, officers, agents, and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

         (j) No provision of this Agreement shall require Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

         (k) Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         (l) Any entity into which Custodian may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Custodian shall be a party, or any entity succeeding to the business of Custodian, shall be the successor of Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         8. Advice of Counsel. Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law.

         9. Effective Period, Termination and Amendment, and Interpretive and Additional Provisions. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated (a) by the resignation by Custodian as Custodian hereunder or (b) by either CMSI or the Trustee. In each case, such termination shall be effected in a writing delivered or mailed, postage prepaid, to the other parties, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Upon notice of such termination, CMSI shall use its reasonable best efforts to select a successor Custodian reasonably acceptable to the Trustee upon substantially the same terms and conditions as set forth in this Agreement. In the event that no such successor Custodian has been selected by the 50th day after such notice, the Trustee may, upon prior notice to CMSI, select a successor Custodian. If no successor Custodian has been selected by CMSI or the Trustee by the effective date of such termination, the Trustee shall act as Mortgage Document Custodian and Mortgage Note Custodian on and after such effective date, unless thereafter the Trustee and CMSI shall agree as to a successor Custodian. Concurrently with, or as soon as practicable after, the termination of this Agreement, Custodian shall redeliver the Mortgage Files (x) if a successor Custodian has been selected as aforesaid, to such successor Custodian at such place as it may reasonably designate or (y) otherwise, to the Trustee or its designee at such place as the Trustee may reasonably designate. In connection with the administration of this Agreement, the parties hereto may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

         10. Binding Arbitration. Custodian and CMSI acknowledge that this Agreement evidences a transaction involving interstate commerce. Custodian and CMSI agree that any misunderstandings or disputes between them arising from this Agreement shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if these attempts fail, Custodian and CMSI agree that such misunderstandings or disputes shall be decided by binding arbitration which shall be conducted, upon request by either of them, in New York, New York, before one (1) arbitrator designated by the American Arbitration Association (the "AAA"), in accordance with the terms of the Commercial Arbitration Rules of the AAA, and to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code). Notwithstanding anything herein to the contrary, either Custodian or CMSI may proceed to a court of competent jurisdiction to obtain equitable relief at any time. An arbitrator shall have no authority to award punitive damages or other damages not measured by the prevailing party's actual damages. To the maximum extent practicable, an arbitration proceeding under this Agreement shall be concluded within 180 days of the filing of the dispute with the AAA. The provisions of this arbitration clause shall survive any termination or expiration of this Agreement and if any term, covenant, condition or provision of this arbitration clause if found to be unlawful or invalid or unenforceable, the remaining parts of the arbitration clause shall not be affected thereby and shall remain fully enforceable.

         11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         12. Notices. Notices and other writings shall be delivered or mailed, postage prepaid, to the Trustee at [address], Attention: [...], or to Custodian at [address], Attention: [...]; or to CMSI at the address set forth in section 2; or to such other address as the Trustee, CMSI or Custodian may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

         13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Trustee and Custodian and their respective successors and permitted assigns. Concurrently with the appointment of a successor trustee as provided in section 8.7 of the Pooling Agreement, the Trustee, CMSI and Custodian shall amend this Agreement to make said successor trustee the successor to the Trustee hereunder.

         14. Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original, which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                          [TRUSTEE],
                                            as Trustee under the Pooling
                                            Agreement referred to above

                                          By: __________________________________

                                          [CUSTODIAN],
                                            as Custodian

                                          By: __________________________________

                                          CITICORP MORTGAGE SECURITIES, INC.

                                          By: __________________________________
                                                  [Name]
                                                  [Title]

                                    EXHIBIT D
                         FORM OF SUBSERVICING AGREEMENT

                  This SUBSERVICING AGREEMENT dated as of [...], 200[...] by and between Citicorp Mortgage Securities, Inc. ("CMSI") and CitiMortgage, Inc., a Delaware corporation (the "Subservicer");

                  WHEREAS, CMSI intends to offer REMIC Pass-Through Certificates designated Series 200[...]-[...], class A and B certificates (the
"certificates");

                  WHEREAS, CMSI has entered into a Pooling and Servicing Agreement (the "Agreement") dated as of [...] 1, 200[...]with [Trustee], in its individual capacity and as Trustee [, and [Paying Agent], in its individual capacity and as Paying Agent, Certificate Agent and Authentication Agent], in connection with the issuance of the certificates; and

                  WHEREAS, section 6.6 of the Agreement provides that CMSI may at any time without notice or consent, delegate any duties thereunder to any corporation, including a corporation more than 50% of the stock of which is owned, directly or indirectly, by Citigroup Inc.;

                  NOW THEREFORE, in consideration of the foregoing, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CMSI and the Subservicer hereby agree as follows:

1. Definitions. Terms used but not defined herein shall have the meanings set forth in the Agreement. Unless otherwise indicated, all citations to section numbers herein are references to sections in the Agreement.

2. Appointment of Subservicer. CMSI hereby appoints the Subservicer as subservicer of the mortgage loans listed in exhibit B to the Agreement (the "mortgage loans") under the Agreement and delegates all its servicing and administrative duties with respect to the mortgage loans or otherwise under the Agreement to the Subservicer, including its position as fiduciary of the Trust Fund, and the Subservicer hereby agrees to perform all such servicing duties of CMSI with respect to the mortgage loans set forth in the Agreement. The Subservicer covenants and agrees that it will service the mortgage loans in accordance with and in the manner specified in the Agreement.

3.       Subservicing Fees.

         (a) Subject to the following proviso, CMSI is entitled as Servicer under the Agreement to receive a fee in an amount equal to [...]% per annum of the aggregate scheduled principal balance of the mortgage loans. In addition to such servicing fee, CMSI is entitled to receive any prepayment charges, assumption fees, late payment charges, and other similar charges and fees, all to the extent collected from the Mortgagors with respect to the mortgage loans; provided, however, that CMSI is obligated to make certain payments into the certificate account pursuant to section 3.25 of the Agreement.

         (b) As compensation for its services, CMSI agrees to pay the Subservicer monthly a subservicing fee equal to the aggregate amount received pursuant to clause (a). Notwithstanding anything herein to the contrary, unless otherwise directed by CMSI, the Subservicer shall collect all items referred to in clause (a) and retain the same as compensation for the performance of its duties as Subservicer; provided, however, that on or before the business day next preceding the related Determination Date, the Subservicer shall pay to CMSI an amount equal to the amount that CMSI is required to deposit into the certificate account with respect to the mortgage loans pursuant to section 3.21 of the Agreement.

4. Payment of Servicing Expenses. The Subservicer agrees to pay any fees and expenses of the Trustee, Certificate Registrar, Paying Agent, Authenticating Agent and Independent accountants. In addition, all other expenses incurred in connection with the servicing of the mortgage loans in the pool, including but not limited to payment of all fees and expenses in connection with the realization upon defaulted mortgage loans in the pool, and payment of expenses incurred in connection with distributions and reports to certificate holders, shall be paid by the Subservicer.

5. Indemnification. The Subservicer agrees to indemnify, defend and hold harmless CMSI against any and all losses, damages, penalties, fines, forfeitures, legal fees and related costs, and judgments resulting from the Subservicer's failure to perform under this Subservicing Agreement or under the terms and conditions of the Agreement.

6. Independent Contractor. Nothing contained herein shall be deemed or construed to create a co-partnership or joint venture between CMSI and the Subservicer, and the services of the Subservicer shall be rendered as an independent contractor and not as an employee or agent of CMSI.

7. Choice of Law. This Subservicing Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

8. Amendment. This Subservicing Agreement may not be amended or modified orally, and no provision of this Subservicing Agreement may be waived or amended except in a writing signed by CMSI and the Subservicer. No amendment or modification of this Subservicing Agreement which has a material adverse effect on holders of certificates shall be effective unless consented to in writing by the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in section 10 of the Agreement.

9. Termination; Replacement. This Subservicing Agreement shall terminate upon any termination of CMSI as Servicer under the Agreement. CMSI may terminate this Subservicing Agreement if the Subservicer defaults in the performance of any of its duties hereunder or under the Agreement. CMSI may replace the Subservicer as subservicer hereunder on thirty days' written notice with any housing finance institution or corporation, including a housing finance institution or corporation which is an affiliate of CMSI, with a net worth as of the end of its latest fiscal year of not less than $5,000,000. Any such replacement subservicer shall execute a subservicing agreement substantially in the form of this Subservicing Agreement.

10. Trustee Beneficiary. The representations and agreements made by the Subservicer in this Subservicing Agreement are made for the benefit of, and may be enforced by, the Trustee and the holders of certificates to the same extent that the Trustee and the holders of certificates, respectively, have rights against CMSI under the Agreement in respect of representations and agreements made by CMSI therein with respect to the mortgage loans.

11. Subservicer not to Resign; Right to Delegate. The Subservicer shall not resign as subservicer hereunder except upon determination (evidenced by the delivery of an opinion of counsel reasonably acceptable to the Trustee) that the performance of its duties hereunder is no longer permissible under applicable law. The Subservicer shall have the right to delegate its duties hereunder to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Citigroup Inc. No such delegation shall relieve the Subservicer of its obligations hereunder.

                  IN WITNESS WHEREOF, CMSI and the Subservicer have executed this Subservicing Agreement effective as of the date first written above.

                                          CITICORP MORTGAGE SECURITIES, INC.

                                          By: __________________________________
                                                  [Name]
                                                  [Title]

                                          CITIMORTGAGE, INC.

                                          By: __________________________________
                                                  [Name]
                                                  [Title]

                                    EXHIBIT E
                            FORM OF PURCHASER LETTER

                                    EXHIBIT F
                              FORM OF ERISA LETTER

                                       F-1